UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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March 26, 2021

Dear Stockholders:

On behalf of the Board of Directors, we invite you to attend Alaska Air Group’s 2021 Annual Meeting of Stockholders, which will be held on Thursday, May 6, 2021, beginning at 1 p.m. Pacific Daylight Time.  This year’s annual meeting will be conducted via live webcast only.  You can attend via the Internet at www.proxyvote.com, where you will be able to vote and submit questions electronically prior to and during the meeting.  Specific instructions for accessing the meeting are provided in the notice, proxy card or voting instruction form you received.

In addition to the EDGAR version of the 2021 Proxy Statement filed with the SEC, we have produced an interactive proxy statement that is organized to make our governance provisions, executive compensation disclosures, proposals, and other key information easy to find and evaluate.  The interactive proxy statement can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

We hope you will join us on May 6 as we discuss Alaska Air Group’s 2020 financial and operational performance as well as our response to COVID-19, and vote on issues of importance to our company and to you. Whether or not you choose to participate on meeting day, your vote is important, and we encourage you to cast your ballot in one of the ways outlined in this Proxy Statement.

Sincerely,

Patricia M. Bedient	Bradley D. Tilden
Lead Independent Director	Chairman and CEO

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

The Board of Directors of Alaska Air Group, Inc. (Air Group or the Company) is soliciting proxies for the 2021 Annual Meeting of Stockholders (the Annual Meeting).  This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  Please read it carefully.

DATE	Thursday, May 6, 2021
TIME	1 p.m. Pacific Daylight Time
VIRTUAL MEETING ACCESS	www.proxyvote.com
MATTERS TO BE VOTED ON

1.  Election of the 13 nominees named in this Proxy Statement to the Board of Directors, each for a one-year term

2.  Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers

3.  Ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2021

4.  Approval of the amendment and restatement of the Company’s 2016 Performance Incentive Plan

5.  Other business as may properly come before the meeting or any postponement or adjournment thereof

The Board of Directors set Friday, March 12, 2021, as the record date for the Annual Meeting. This means that owners of Alaska Air Group common stock as of the close of business on that date are entitled to receive this notice, attend and vote during the Annual Meeting. There were 124,388,615 shares of Air Group common stock outstanding on the record date.

Internet Availability of Proxy Materials.  On or about March 26, 2021, stockholders of record, beneficial owners and employee participants in the Company’s 401(k) plans were mailed a Notice of Internet Availability of Proxy Materials (the Notice) directing them to a website where they can access the Company’s 2021 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 (the Annual Meeting Materials).  The Company’s 2020 Form 10-K was filed with the Securities and Exchange Commission (SEC) on February 26. 2021.  If you prefer to receive a paper copy of the proxy materials, please follow the instructions on the Notice and the Annual Meeting Materials will be mailed to you.

Attending the Annual Meeting.  We will host the 2021 Annual Meeting live via the Internet and telephone only.  Any stockholder can listen to and participate in the Annual Meeting.  Whether or not you attend the meeting, we encourage you to vote by Internet or phone or to complete, sign and mail your voting instruction form or proxy prior to the meeting.

Submit Your Questions.  We invite you to submit any questions of general stockholder interest to the Assistant Corporate Secretary via email at allie.wittenberger@alaskaair.com, or via the Shareholder Forum at www.proxyvote.com. We will include answers to your questions on www.alaskaair.com under About Alaska/Investor Relations following the meeting.  If you encounter issues accessing the website or the virtual meeting, please contact allie.wittenberger@alaskaair.com.

ALASKA AIR GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

TO OUR SHAREHOLDERS

2020 is behind us, and it was a year like no other. The coronavirus pandemic forced nearly all of us to change our daily lives, and for many it resulted in the loss of loved ones. On top of the tragedy of the coronavirus, we encountered senseless racial violence and experienced deep political division in our country. Any one of these events on its own would have been challenging but having them all in one year was harrowing. The resulting uncertainty and financial hardship were unlike anything we have experienced in our 88-year history.

In the very early days of the pandemic, we focused our attention on two critical priorities: maintaining the health and safety of our employees and guests, and ensuring our airlines come out of this crisis strong.  The people of Alaska and Horizon delivered on both fronts, and our company is well prepared for the future because of it.

In April, we launched our Next-Level Care initiative, drawing on the expertise of medical and health care professionals with insights from employees and guests to change the travel experience with safety and comfort in mind. The layers of safety we created were instrumental in helping our guests and employees stay healthy and for rebuilding guest confidence in travel. We know these measures are working, as guest post-flight surveys indicate the vast majority experienced a safe and healthy environment when travelling with us.

Financially, our 2020 results were both sobering and a source of optimism. While our revenues declined a staggering $5.2 billion, our teams managed to reduce our cash burn to less than $4 million per day by the end of the year. This result was among the best in the industry and was integral to our preserving our balance sheet strength through this crisis.  Our adjusted net debt, which factors in debt and lease obligations and backs out cash, was essentially unchanged from 2019. Having a strong balance sheet and operating with low costs have been the cornerstone of our management philosophy for many years, they will continue to be critically important as we navigate the recovery ahead.

It has been inspiring to watch our employees rally behind the company as we faced these challenges. Employees helped our guests connect to our health and safety messaging in creative ways, like our Safety Dance video which featured several talented crew members. They also helped inspire guests to get back to travelling with our Friends and Family promotion.  And, incredibly, thousands of employees took voluntary or incentive leaves and early retirements, which were instrumental for preserving cash and reducing the need to furlough as we navigated this crisis.  We could not have accomplished all that we did this year without these incredible contributions.

In 2020 we spent time learning about systemic racism, listening to our employees and taking a hard look at the work we must do to advance racial equity at Alaska and Horizon and in our communities. We have recently published our 2025 diversity, equity and inclusion goals which will hold us accountable to our commitments to increase racial diversity, increase our employee engagement scores around inclusion related topics, and create career pathways for at least 175,000 young people by supporting programs that empower and enable opportunity through a lens of racial equity.

Signs of brighter days to come have recently begun to emerge. After slow and choppy recovery in 2020, the vaccine roll out is gaining momentum and we’ve experienced several weeks of encouraging bookings improvement. From a longer-term perspective, we’ve recently announced our plans to streamline our fleet.

Earlier this month we marked the 40-year anniversary of Alaska operating Boeing 737 aircraft and we put our first 737 MAX-9 into service. Under a new deal with Boeing, we will be taking more MAX aircraft to replace outgoing Airbus leases in our fleet. And, in the weeks ahead our guests can look forward to our entry into the oneworld alliance, which will bring fantastic global connectivity and more value to our loyalty program.

There are exciting changes on deck for our leadership team as well. On March 31, Brad will retire from his role as CEO and Ben will assume the responsibilities. This succession has been several years in the making and the groundwork is in place for a smooth and seamless transition. Brad will continue as Board Chair.

Crises present unique opportunities to see what we are made of. We are incredibly proud of the results that Alaska and Horizon delivered in such daunting circumstances. Our competitive advantages remain as strong as ever, and we are prepared to seize opportunities that will undoubtedly arise in the recovery ahead. The Board and our leadership team want to thank you for your support of our business, and for your investment in Alaska Air Group.

Benito Minicucci

CEO Elect, Alaska Air Group

Bradley D. Tilden

Chairman, Alaska Air Group

PROXY STATEMENT SUMMARY

Matters to be Voted On

Item for Business	Board Recommendation	Effect of Abstention
1. Elect 13 Directors	FOR each Director Nominee	None
2. Approve (on an advisory basis) the compensation of the Company’s Named Executive Officers	FOR	A Vote Against
3. Ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for Fiscal Year 2021	FOR	A Vote Against
4. Approve the amendment and restatement of the Company’s 2016 Performance Incentive Plan	FOR	A Vote Against

Governance Highlights

As part of Air Group’s commitment to high ethical standards, our Board follows sound governance practices.  Many of these practices are described in more detail in our Corporate Governance Guidelines, which are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

Topic	Practice
Independence	• 11 out of 13 nominees are independent. • Board committees are composed exclusively of independent directors.
Lead Independent Director	• The Board has appointed a strong lead independent director who has the specific authority to ensure objective evaluation of management decisions.
Executive Sessions	• Independent directors meet regularly without management.
Annual Election	• All directors are elected annually to one-year terms.
Majority Voting	• In uncontested elections, directors are elected by a majority of votes cast.
Director Evaluations	• The Board and each committee conduct annual self-evaluations and may engage a third party as needed.
Stock Ownership	• Each director is expected to hold shares of Alaska Air Group stock equivalent to six times his or her annual cash retainer.
Other Directorships	• Directors are encouraged to serve on no more than four other public company boards.
Stockholder Communications	• The Board has adopted a protocol to allow those stockholders with long-term significant holdings of our stock to meet directly with board members on appropriate matters.
Poison Pill	• The Company does not have a stockholder rights plan.
Proxy Access	• Stockholders who meet certain requirements may include director nominees in the Company’s proxy statement.
Right to Call Special Meeting	• Stockholders holding 10 percent or more of the outstanding stock have the right to call a special meeting.
Confidential Voting	• Records that identify the vote of a particular stockholder are kept confidential from the Company except in a proxy contest or as required by law.
Single Voting Class	• Common stock is the only class of voting shares outstanding.
Director Tenure	• Directors are subject to term and age limits as described in our Corporate Governance Guidelines.

Our Board

All nominees meet the New York Stock Exchange (NYSE) governance standards for director independence, except for Mr. Tilden and Mr. Minicucci, who are not independent due to each nominee’s position as an executive officer.

Nominee and Principal Occupation	Age	Director Since	Committee Membership
Patricia M. Bedient Former Executive Vice President and CFO The Weyerhaeuser Company	67	2004	Lead Independent Director Audit Governance and Nominating (Chair)
James A. Beer Chief Financial Officer Atlassian Corporation	60	2017	Innovation (Chair) Safety
Raymond L. Conner Former Vice Chairman The Boeing Company	65	2018	Compensation and Leadership Development (Chair effective February 2021) Safety
Daniel K. Elwell President Elwell & Associates, LLC	61	2021	Audit Innovation
Dhiren R. Fonseca Partner Certares LP	56	2014	Audit Innovation
Kathleen T. Hogan Chief People Officer and Executive Vice President of Human Resources Microsoft	55	2019	Compensation and Leadership Development Governance and Nominating (effective May 2021)
Jessie J. Knight, Jr. Managing Director Knight Angels LLC	70	2020	Compensation and Leadership Development Safety (effective May 2021)
Susan J. Li Vice President, Finance Facebook, Inc.	35	2018	Audit Innovation
Benito Minicucci President (and CEO effective March 31, 2021) Alaska Airlines, Inc.	55	2020
Helvi K. Sandvik President, Kidways LLC and Former President NANA Development Corporation	63	2013	Safety (Chair) Compensation and Leadership Development (effective May 2021)
J. Kenneth Thompson President and CEO Pacific Star Energy LLC	69	1999	Compensation and Leadership Development Governance and Nominating
Bradley D. Tilden Chairman, President and CEO (Executive Chair effective March 31, 2021) Alaska Air Group, Inc.	60	2010
Eric K. Yeaman Founder and Managing Partner, Hoku Capital LLC	53	2012	Audit (Chair) Governance and Nominating

Board Diversity

The Board recognizes that diversity brings unique perspectives, leads to more effective risk management and better alignment with guests, employees, and the communities in which the Company serves.  The Board’s nomination process, detailed in the Director Nomination Policy section below, has routinely resulted in the identification of candidates with diverse qualifications, backgrounds, geography, race, ethnicity, gender and age. Currently, 60% of board leadership positions are held by female and/or racially/ethnically diverse directors, including the Lead Independent Director and Board committee chairs.

Independent Director Gender Diversity

Independent Director Racial/Ethnic Diversity

Executive Compensation Practices

Our executive compensation program is aligned with our business strategy and is designed to attract and retain top talent and reward the achievement of key business goals.  The following practices ensure alignment of interests between stockholders and executives and are considered good governance by our Compensation and Leadership Development Committee (the Committee) and by the majority of our stockholders.

Topic	Practice
Pay for Performance

•   A significant percentage of total direct compensation is based on the achievement of performance-based goals that are challenging, yet attainable, and that drive achievement of the Company’s business strategy.  Goals apply to all employees to encourage alignment.

•   The Committee considers Company performance when setting CEO pay.

“Say on Pay”	• Annually, we ask stockholders to provide an advisory vote on our pay practices, which the Committee considers when setting CEO pay.
Stock Ownership Requirements	• Our minimum stockholding requirements are 5 times base salary for the CEO, 4 times base salary for the president and 3 times base salary for the executive vice presidents of Alaska Airlines.
Change-in-Control Provisions	• We have double-trigger change-in-control provisions that require the consummation of a change-in-control transaction and the actual or constructive termination of employment.
Clawback Policy

•   Our policy allows recovery of incentive cash or equity compensation that is based on financial statements that were subsequently restated due to the individual’s fraudulent or grossly negligent act or omission.  Our policy also permits recovery for legal and compliance violations.

Independent Compensation Consultant	• The Committee retains a compensation consultant that does not provide any other services to the Company.
Hedging of Company Stock	• Executive officers and board members may not engage in transactions that create a hedge against fluctuations in the price of Alaska Air Group stock.
Pledging of Company Stock	• Executive officers and board members may not pledge Alaska Air Group stock as collateral for any obligation.
Severance Tax Gross-Ups	• Our change-in-control and severance arrangements do not provide for tax gross-ups.
Repricing of Stock Options	• Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval.

CORPORATE GOVERNANCE

Board Leadership

The Company’s board leadership generally includes a combined chair and CEO role with a strong independent lead director role; however, for 2021 the Board has approved the temporary separation of the roles of chair and CEO in connection with the recent transition to a new CEO.

In choosing generally to combine the roles of chair and CEO, the Board takes into consideration the highly technical nature of the airline business and the importance of deep, industry-specific knowledge along with a thorough understanding of the Company’s business environment. Combining the roles also provides a clear leadership structure for the management team. Because the CEO has a deep understanding of the complexities of the airline business, the regulatory environment and the Company’s strategy – all of which are critically important to the Company’s performance – the Board believes that he or she generally is best suited to serve as chair and to preside over the majority of the Board’s discussions in a way that focuses those discussions on key matters of strategic importance for the airline.

By creating an independent lead director role with specific authority, the Board is able to ensure objective evaluation of management decisions, company strategy and performance and to provide independent leadership for director and management succession planning and other governance issues.

The lead independent director’s responsibilities include:

•

presiding at all meetings where the board chair is not present or where the board chair could be perceived as having a conflict of interest, including but not limited to periodic meetings of independent directors;

•	approving the board meeting agendas and meeting schedules to ensure sufficient time for discussion;
•	leading the independent directors’ annual evaluation of the CEO;
•

conducting interviews of independent directors annually, including a discussion of each individual director’s self-assessment of his or her contribution prior to nomination for election at the annual meeting;

•

discussing any proposed changes to committee assignments with each affected director annually in advance of the Governance and Nominating Committee making committee membership recommendations to the Board;

•	being available for consultation and direct communication on appropriate matters if requested by a major stockholder; and
•

performing such other duties as may be described in the Company’s Corporate Governance Guidelines or by the Board, including serving as liaison between the chair and independent directors and calling meetings of the independent directors or the full Board, if appropriate.

Notwithstanding the Board’s preference for combining the roles of chair and CEO, the Board may separate the CEO and chair roles from time to time, at its discretion, as it has recently done in connection with Mr. Minicucci’s transition to CEO and consistent with its previous temporary separation of these roles in connection with the transition of Mr. Tilden to CEO in 2012-2013. In deciding whether to separate the roles, the Board considers, among other things, the experience and capacity of the sitting CEO, the rigor of independent director oversight of financial, operational and safety regulatory issues, the current climate of openness between management and the Board, and the existence of other checks and balances that help ensure independent thinking and decision making by directors.

Executive Sessions and Lead Independent Director

The Board holds executive sessions of independent directors quarterly, as provided in the Company’s Corporate Governance Guidelines. The lead independent director presides over these executive sessions. Each Committee also holds an executive session of independent directors quarterly (presided over in each case by the respective committee chair) and includes key management personnel on an individual basis in order to ensure full transparency and risk oversight.

Risk Oversight

Air Group has adopted an enterprise-wide risk analysis and oversight program. This program is designed to:

•	identify the various risks faced by the organization,
•	assign responsibility for managing those risks to individual management executives who report directly to the applicable committee, and
•	align those management assignments with appropriate board-level oversight.

The structure and reporting relationships and key areas of responsibility are shown below:

Board of Directors

Audit Committee
Responsible for Risk Oversight Program

Air Group Risk Matrix

	Audit Committee		Innovation Committee	Compensation & Leadership Development Committee	Safety Committee	Governance & Nominating Committee

	Oversees Enterprise Risk		Oversees Strategy Execution Risk	Oversees Executive Compensation Risk	Oversees Safety Related Risk	Oversees Board & Governance Risk

Independent Accountant	Audit Executive	Compliance Officer & Chief Information Security Officer	Commercial Officer	Independent Consultant	Vice President Safety	Corporate Secretary
• Review internal controls & procedures • Review SEC filings • Provide audit services for annual report	• Day to day design & implementation of program • Identifies risk issues for year ahead • Reports quarterly & reviews program annually	• Corporate compliance program • Code of Conduct & Ethics • Corporate investigation program • Information security	• Discuss and advise on risk tolerance for adopting emerging or disruptive technology • Monitors overall risk-based strategy and approach	• Periodic review and assessment of executive compensation program • Periodic review of CEO development and succession plan	• Monitor and review to reduce risk of security and safety incidents • Periodic review of health, safety and environmental policies and practices	• Annual review and assessment of board & governance practices • ESG goals and initiatives

As shown above, responsibility for identified risks has been assigned to appropriate executives, and assignments have been aligned for appropriate board oversight. Responsibility for managing these risks includes strategies related to both mitigation (acceptance and management) and transfer (insurance).

The risk matrix is approved annually by the Audit Committee and regularly reviewed by the Board.  The Audit Committee also receives quarterly updates regarding the program and an annual in-person review of the program’s status by the audit executive. Under the program, the Audit Committee also works with the audit executive and members of the management executive committee to annually identify the most pressing risk issues for the next year. This subset of the risk matrix is then used as a framework for periodic reports by the designated management executive to the appropriate board entity for heightened oversight. Furthermore, these areas of emphasis regarding risk are specifically reviewed and discussed with executive management annually and are incorporated into the development of the Company’s strategic objectives for the coming year.

The Company believes that its leadership structure, discussed in detail in the Board Leadership section in this Proxy Statement, supports the risk oversight function of the Board for the same reasons that it believes the leadership structure is most effective for the Company, namely that, while facilitating open discussion and communication from independent members of the Board, it ensures that strategic discussions are led by an individual with a deep understanding of the highly technical and complex nature of the airline business.

Code of Conduct and Ethics

The Company has adopted the Code of Conduct and Ethics, which applies to all company employees, including its CEO, CFO, principal accounting officer and persons performing similar functions, and its Board of Directors. The Code of Conduct and Ethics may be found on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. Information on the Company’s website, however, does not form a part of this Proxy Statement. The Company discloses on the Company’s website any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers to the extent required by applicable NYSE listing standards and SEC rules.

Prohibition of Speculative Transactions in Company Securities

The Company’s insider trading policy prohibits the Company’s directors and executive officers, including the Named Executive Officers, as well as employees in the positions of managing director or above and certain other employees, from engaging in certain speculative transactions in the Company’s securities, including short-term trading, short sales, publicly traded options (such as puts, calls or other derivative securities), margin accounts, pledges of Company securities and certain forms of hedging or monetization transactions such as zero-cost collars and forward sale contracts.

Approach to Environmental, Social and Governance Matters (ESG)

The Company’s purpose is “creating an airline people love” and its leaders believe that the best path to creating long-term value is to deliver for the Company’s four primary stakeholders -- employees, customers, shareholders, and communities. The Company believes its success depends on the ability to provide safe air transportation, develop relationships with guests by providing exceptional customer service and low fares, and maintain a low-cost structure to compete effectively. Leaders strive to achieve these objectives as a socially responsible company that values not only performance but also people, communities, and the environment.

Air Group’s roots are in connecting rural Alaskan villages with essential services like food, medical supplies, and mail delivery – and those values are with us today.  We recognize there is much work needed to address impact on the globe, to expand opportunity equitably, and to ensure that all people are and truly feel safe, respected, and equal.

The Company’s values are to Own Safety, Do the Right Thing, Be Kind-Hearted, Deliver Performance, and Be Remarkable. These guide our daily business, operations, governance, and stewardship of impact on the environment, people, and communities. ESG efforts are balanced across areas of impact and the issues most important to those we serve, focused on: (1) reducing carbon emissions and (2) advancing racial equity and opportunity inside the Company and across communities.

The four pillars that are woven throughout this work are the following:

-	we’re all about people,
-	we fly greener,
-	we invest for strong communities, and
-	we make flying matter.

The Company was recently recognized among Barron’s 100 Most Sustainable Companies and brings an orientation of continuous learning and improvement to this work as in everything we do.

ESG Governance and Oversight

The Governance and Nominating Committee of the Board is responsible for overseeing the Company’s practices and reporting with respect to voluntary ESG goals and disclosure, annual reporting, and environmental and climate impacts. The Governance and Nominating Committee includes members with deep experience in energy and environmental impact from multiple industries, as well as in governance, safety, and risk.

In addition to the annual reporting cycle, the Governance and Nominating Committee reviews a quarterly dashboard on progress to goals, and management commentary on milestones and trends. The Board has directed that sustainability and ESG be leading parts of the Company’s strategy and has regular discussions about this work including topics specific to climate impact and diversity, equity and inclusion.

The Safety Committee receives regular updates on environmental risk, and the Compensation and Leadership Development Committee is responsible for oversight of human capital matters, including advancing diversity, equity, and inclusion such as through recruitment, hiring, retention, development, and culture building.

At a management level, a member of our Executive Committee has formal responsibility for driving progress and disclosure in Sustainability and ESG. And because this work is inherently cross-functional, the Company has also formalized governance and oversight of ESG at the management level. An ESG Executive Steering Committee meets monthly for oversight of performance and work toward the goals and is responsible for ensuring progress. Additional Steering Committees dedicated to Reducing Carbon Emissions and Advancing Racial Equity bring explicit focus in those two areas. Finally, a group dedicated to ESG Goals and Disclosure ensures appropriate stewardship and transparency in data to the breadth of ESG matters. These groups are staffed by senior executives across all areas of accountability for delivering on ESG – including operations, finance, human resources, legal, commercial divisions, government affairs and philanthropy.

ESG Disclosure

Air Group voluntarily reports progress annually on ESG goals. The 2019 report, including data per the Sustainability Accounting Standards Board (SASB) framework for aviation, can be found by visiting http://www.flysustainably.com/wp-content/uploads/2020/07/2019-Alaska-Air-LIFT-Report.pdf. The Company’s 2020 report, to be published in the second quarter 2021, will report our progress on our 2020 goals and share the new goals through 2025.

2025 goals and commitments are established with input from stakeholders across the Company and externally, and will cover areas of carbon, waste, water, racial equity, community involvement, labor practices, safety, crisis management, privacy and data security, and responsible political engagement. Additionally, the Company will keep financial management principles visible in this disclosure. The Company will present quarterly progress reports on these goals and commitments to the Board as described above, will report annually to the public, and will publicly report in accordance with leading reporting frameworks such as SASB, the Carbon Disclosure Project and Task Force on Climate Related Financial Disclosure.

Climate Strategy

Climate change is a threat to the future and is already impacting communities including those in which we operate. The Company believes deeply in the transformational benefits of air travel to connect people with one another, help people understand one another, and enable communities to grow, thrive, create jobs and economic benefits. Air Group is committed to reducing our climate impact, with a principal focus on carbon emissions alongside broader focus on other climate impacts, waste, and water.

The Company is committed to improve in three primary ways: (1) increasing the efficiency of operations, (2) increasing use of sustainable aviation fuels, and (3) transforming the technology and infrastructure of aviation long-term. When we are unable to reduce our impact enough through increased efficiency and using sustainable fuels, we consider high-quality carbon offsets and facilitate customers’ purchase of such offsets.

In 2020, the Company began using sustainable aviation fuel at San Francisco International Airport, and announced a partnership with Microsoft to use sustainable aviation fuel at Los Angeles International Airport to create “carbon-neutral flights” for Microsoft employees traveling from Seattle to San Francisco, San Jose and Los Angeles now and into the future.

The Company also announced a major investment in our fleet, transitioning many of our aircraft to the 737-9 MAX which is 22% more efficient on a seat-by-seat basis than the aircraft we will replace. And for the first time in 2021, a carbon emissions target is part of the all-employee goals-based incentive pay program, underscoring a company-wide commitment to efficiency and sustainability.

Diversity, Equity, and Inclusion

The Company values the importance of diversity and inclusion in the workplace and believes that our airlines should be places where everyone feels they belong – employees and guests alike. We believe every person should be treated with respect regardless of race, ethnicity, capability, age, gender or sexual orientation and that guests should always feel welcome on board our aircraft. Employees deserve to feel safe and have a sense of belonging when they come to work. This means racism and discrimination have no place in our workplace or onboard our aircraft.

The Company believes that aviation can enable opportunity; and we are committed to advancing equity in all forms, with a current focus on racial equity. Building on feedback and input from employees, we have set specific commitments and goals to advance racial equity through diverse leadership and employee representation, an inclusive culture, and public leadership. Our focus is on creating opportunities for employment, engagement and advancement for diverse employees throughout the organization.  We will achieve this by supporting education pipelines that create career pathways for diverse talent, and by focusing on attracting and retaining diverse talent through leadership development and sponsorship programs.

Community Involvement

The Company is involved in the communities where we live and fly through corporate philanthropy, community engagement, employee volunteerism, and grants from the Alaska Airlines Foundation. A core area of focus, and the mission of the Alaska Airlines Foundation, is to inspire, equip, and enable young people to imagine and reach career opportunities, in aviation and beyond. In the last several years, this work is done through the lens of advancing racial equity.

The Company’s corporate philanthropy includes using our core asset of flight to transport people for school, to needed medical care, to respond to crisis and urgent needs, or to make a wish come true. This makes flying matter. Additionally, through Alaska’s LIFT Miles program, guests can contribute their miles to organizations that are aligned with their passions.

2020 was a unique year for our community involvement, but the Company turned to virtual engagement to reach kids with airport tours and “ask a pilot”, wrote letters to homebound elders, and transported medical providers and critical supplies. The Company also launched the Million Meals Challenge to combat the growing challenge of food insecurity as a result of the COVID-19 pandemic, contributing fresh and packaged food directly to food banks across the country and galvanizing the giving power of guests and employees to amplify the impact.

Political Contributions and Engagement

Public policy affects our ability to achieve Company goals, meet customer needs and provide stockholder value. As such, the Company believes it is important to engage in public policymaking processes at the federal, state and local levels, which includes making political contributions where appropriate and permitted by law.

The Company is committed to adhering to the highest standards of ethics in engaging in activities that seek to advocate legislative positions that support our business and operations.  To ensure contributions are made in a manner consistent with the Company’s goals and stockholder’s interest, the Company has adopted a Policy on Political Contributions and Engagement.

In response to the lobbying disclosure proposal that received support from 52% of votes cast at the 2020 meeting, the Company enhanced the Policy on Political Contributions and Engagement.  Details of the engagement, research, policy updates and program oversight are included below:

Engagement and Research

The approach to increase transparency around political and lobbying contributions was informed by the proponent of the proposal, Proposal 4 around Political Contributions submitted in the 2020 proxy, several institutional shareholders, our proxy solicitor, and peer group companies with high marks on their political disclosures. We believe our approach is clear and transparent while balancing shareholder expectations, administrative complexity, and business demands.

Changes to the existing Policy on Political Contributions and Engagement make the content more user-friendly as it is now available as a subsite on alaskaair.com at:

https://investor.alaskaair.com/policy-political-contributions

Policy Overview

In the revised Policy on Political Contributions and Engagement, the Company describes its interests in advocating for policies in support of its business and industry, including through, among other things, participating in trade associations and making political contributions where appropriate and permitted by the law.

The policy includes detailed procedures for making political contributions and expenditures, directly and indirectly, including with respect to candidates for public office, political parties, referenda and ballot initiatives. Among other things, the Company’s policy sets forth the following:

•	The Company’s policy describes that the Company complies with all federal, state and local laws and requirements associated with political engagement, including the Company’s lobbying activities.

•

The policy indicates that, consistent with federal campaign finance laws, the Company does not make corporate political contributions to federal candidates, political parties or political committees, but notes that some state and local jurisdictions permit the Company to contribute directly to state and local candidates, political parties, referenda and ballot initiatives and that political contributions may be made indirectly by the AAG Political Action Committee (AAG PAC) as permitted by applicable state and local laws and that federal contributions may also be made indirectly through the AAG PAC.

•

The policy provides detailed information regarding the AAG PAC, describing that it is nonpartisan and organized on a strictly voluntary basis with participation only by eligible employees. The policy further describes how the AAG PAC is overseen, noting that all checks drawn from the AAG PAC must be approved by two AAG PAC Board members.

Dues and Contributions Disclosures

Through active links included in the Company’s Policy on Political Contributions and Engagement posted on the Company’s website (at the link referenced above), the Company discloses its direct and indirect political contributions through lobbying activities. The Company updates these disclosures semi-annually (generally, August and February of each year). Specifically, the Company discloses:

•

All contributions by the Company to state and local candidates, political committees and political organizations and in regard to ballot measures. This list identifies the recipient (and his/her title, if applicable), the jurisdiction the recipient represents, and the amount paid.

•

All contributions made by the AAG PAC. The list identifies the candidate, the state and district represented and the candidate’s office, the committee or political action committee to which the contribution was directed, the party affiliation and the amount paid.

•

Payments to trade associations for which the Company paid dues or payments of more than $25,000 and who spend 10 percent or more of their revenues lobbying. The amount reported by the Company is the non-deductible portion of the payment.

The Company also provides through its website (at the link referenced above) links to the Company’s publicly available lobbying disclosures required to be submitted quarterly to the Secretary of the U.S. Senate and the Clerk of the U.S. House under the Lobbying Disclosure Act.

Process and Oversight

As detailed above, the Company’s Policy on Political Contributions and Engagement provides detailed information about the decision-making process for its political contribution and lobbying activity and the person(s) responsible. For example, as stated in the Company’s policy:

•	Any political contribution made by the Company must be approved by the Company’s General Counsel, Vice President of Public Affairs, or a designee.

•

The policy describes the Company’s interest in participating in certain trade associations and provides that the Company’s Vice President of Public Affairs and Government Affairs Department is responsible for oversight of the Company’s trade association participation.

•

The budget for corporate political contributions to the AAG PAC is determined annually by the Vice President of Public Affairs, in consultation, as appropriate, with the Company’s Chief Executive Officer and legal counsel to ensure compliance with corporate policy and applicable federal, state and local laws.

•

The AAG PAC is overseen by a five-person board of directors, and its members include the Vice President of Public Affairs and the Company’s Chief Executive Officer. The Company’s Vice President of Public Affairs and its Government Affairs Department is responsible for oversight of the Company’s participation in trade associations, and the Vice President of Public Affairs is responsible for annually reviewing the Company’s participation in these associations and other public advocacy efforts.

•

The Company’s General Counsel and Vice President of Public Affairs are responsible for oversight and implementation of the Company’s Policy on Political Contributions and Engagement and for establishing effective reporting and compliance procedures with respect to the Company’s political activities.

•	The Governance and Nominating Committee of the Board of Directors remain responsible for monitoring compliance, as well as any changes or updates to the process or policy.

The Board approved these changes on November 6, 2020 and the new Policy on Political Contributions and Engagement was published on November 13, 2020.

Stockholder Communications

Any stockholder or interested party who wishes to communicate with the Board or any specific director, including the Lead Independent Director (who presides over executive sessions of the independent directors) or with the independent directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•

forward the communication to the director or directors to whom it is addressed or the applicable director with oversight of the topic (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the chair of the Audit Committee for review); or

•

attempt to handle the inquiry directly (for example, where it is a request for information about the Company’s operations or it is a stock-related matter that does not appear to require direct attention by the Board or any individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary or Assistant Corporate Secretary presents a summary of all communications received since the last meeting of the Governance and Nominating Committee and will make those communications available to any director on request.

The Board has also implemented a protocol for stockholder-director engagement that provides long-term holders of a significant percentage of the Company’s stock a process for communicating directly with the Board in person or by phone.  Investors may request information regarding engagement with stockholders by contacting the Assistant Corporate Secretary at (206) 392-5380 or by email to allie.wittenberger@alaskaair.com.

Each year, the Company reaches out to stockholders that have requested such engagement or that have demonstrated a long-term, significant investment in the Company.  In the past year, the Company sought feedback from stockholders representing approximately 47% of the Company’s common stock on relevant matters related to corporate governance and stockholder value and spoke with every stockholder who expressed an interest in engaging.  In addition, the Chair, Lead Independent Director and Chair of the Governance and Nominating Committee met by telephone with three of the Company’s largest and longest-term stockholders, the only stockholders that had requested engagement pursuant to the protocol above, to discuss relevant matters directly.  The feedback from those discussions provided a framework for certain disclosures in this Proxy Statement.

Virtual Meeting Philosophy

The Company has held its annual meeting of stockholders as a virtual meeting via the Internet since 2016.  The Company also offers stockholders the option to ask questions live via telephone. The Board believes that holding the annual meeting of stockholders in a virtual format provides the opportunity for participation by a broader group of stockholders, while reducing the costs associated with planning, holding and arranging logistics for in-person meeting proceedings. This balance allows the meetings to remain focused on matters directly relevant to the interests of stockholders in a way that recognizes the value to stockholders of an efficient use of Company resources.

The Board intends that the virtual meeting format provide stockholders a level of transparency as close as possible to the traditional in-person meeting format and takes the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;
•	providing stockholders with the ability to submit appropriate questions real-time either via the meeting website, limiting questions to one per stockholder unless time otherwise permits;
•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination;
•	publishing all questions submitted in accordance with the meeting rules of conduct with answers following the meeting, including those not addressed directly during the meeting; and
•

offering separate engagement opportunities with stockholders on appropriate matters of governance or other relevant topics as outlined under the Stockholder Communications section in this Proxy Statement.

ELECTION OF DIRECTORS

Proposal 1:  Election of Directors to One-Year Terms

The Company’s Bylaws provide that directors shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in the Company’s Bylaws. Thirteen directors are nominees for election this year and each has consented to serve a one-year term ending in 2022.  There are no family relationships among the directors and our executive officers.

Patricia M. Bedient, 67	Qualifications:

Former Executive Vice President and CFO, The Weyerhaeuser Company Director of Alaska Air Group since 2004 Lead Independent Director Audit Committee Governance and Nominating Committee (Chair)

•  Financial Expertise

•  Strategic Planning Experience

•  Public Accounting Experience

•  Mergers and Acquisitions Experience

Professional Highlights:

Ms. Bedient was executive vice president (until July 2016) for The Weyerhaeuser Company, a publicly traded company and one of the world’s largest integrated forest products companies.  She was the company’s CFO until February 2016.  A certified public accountant (CPA) since 1978, she served as managing partner of the Seattle office of Arthur Andersen LLP prior to joining Weyerhaeuser. Ms. Bedient also worked at Andersen’s Portland and Boise offices as a partner and as a CPA during her 27-year career with the firm. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Current Public Company Board Service:

•  Suncor Energy, Inc.

•  Park Hotels and Resorts

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Overlake Hospital Medical Center Board of Trustees

•  Oregon State University Board of Trustees

•  University of Washington Foster School of Business Advisory Board

Education:

•  BS, Oregon State University

James A. Beer, 60	Qualifications:
CFO, Atlassian Corporation Director of Alaska Air Group since 2017 Innovation Committee (Chair) Safety Committee

•  Financial Expertise

•  Aviation Industry Expertise

•  Strategic Planning Experience

•  Technology Experience

Professional Highlights:

Mr. Beer joined Atlassian Corporation PLC, a publicly traded company, as its CFO in February 2018.  He was executive vice president and CFO for McKesson Corporation from 2013 to 2017, and CFO at Symantec Corp. from 2006 to 2013.  From 1991 to 2006, he held a number of management positions including CFO at AMR Corporation and American Airlines, AMR’s principal subsidiary.

Current Public Company Board Service:

•  ForeScout Technologies, Inc.

•  DocuSign Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS, Aeronautical Engineering, Imperial College, London University

•  MBA, Harvard Business School

Raymond L. Conner, 65	Qualifications:

Former Vice Chairman, The Boeing Company Director of Alaska Air Group since 2018 Compensation and Leadership Development Committee (Chair) Safety Committee

•  Public Company CEO Experience

•  Strategic Planning Experience

•  Aviation Industry Experience

•  Community Leadership

Professional Highlights:

Mr. Conner is operating advisor to Clayton, Dubilier & Rice (a private investment firm) since September 2018.  He is the former vice chairman of The Boeing Company.  Prior to his appointment to vice chairman in 2013, Mr. Conner served in a number of positions with Boeing Commercial Airplanes since 1977, including a variety of roles within the sales, finance and materiel divisions.  Most recently, he served as vice president and general manager of the 777 program (2001-2003), vice president of sales for the Americas (2003 to 2007), vice president and general manager of supply chain management and operations (2008 – 2011), vice president sales, marketing and commercial aviation services (2012), and president and CEO (2013-2017).

Current Public Company Board Service:

•  Adient plc

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Board of Trustees Central Washington University

Education:

•  BS, Central Washington University

•  MBA, University of Puget Sound

Daniel K. Elwell, 61	Qualifications:

President, Elwell & Associates, LLC Director of Alaska Air Group since 2021 Audit Committee Innovation Committee

• Aviation Industry Expertise

• Extensive Experience with Government, including the Federal Aviation Administration

Professional Highlights:

Mr. Elwell served as Deputy and Acting Administrator of the Federal Aviation Administration (FAA) from June 2017 to November 2020, where he was responsible for the safety and efficiency of the largest aerospace system in the world.  He also had oversight of the FAA’s multibillion-dollar Next Gen air traffic control modernization program to accelerate the shift from ground-based radar to state-of-the-art satellite technology.  Mr. Elwell also served as Senior Vice President for Safety, Security and Operations at Airlines for America (A4A) from 2013-2015 and was Vice President of the Aerospace Industries Association (AIA) from 2008 to 2013.  He is also a former military and commercial pilot.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS, U.S. Air Force Academy

Dhiren R. Fonseca, 56	Qualifications:

Partner, Certares LP Director of Alaska Air Group since 2014 Audit Committee Innovation Committee

•  Technology/IT/Digital Expertise

•  Business Development Experience

•  Financial Experience

Professional Highlights:

Prior to joining Certares LP as a partner in December 2014, Mr. Fonseca was chief commercial officer at Expedia, Inc., where he served for more than 18 years. He contributed greatly to the online travel company’s growth and success, serving in a host of key roles including co-president of its global partner services group and senior vice president of corporate development. Mr. Fonseca helped found Expedia.com as part of the management team at Microsoft Corporation that brought the online travel company to life in 1995 and subsequently took it public in 1999. Before Expedia, he held multiple roles in product management and corporate technical sales at Microsoft Corporation.

Current Public Company Board Service:

•  Rackspace Technology, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  RentPath, Inc..

•  Diamond Resorts

Kathleen T. Hogan, 55	Qualifications:

Chief People Officer and Executive Vice President of Human Resources,

Microsoft

Director of Alaska Air Group

since August 2019

Compensation and Leadership Development Committee

Governance and Nominating Committee (effective May 2021)

•  Leadership Development and Culture Expertise

•  Technology Experience

Professional Highlights:

Ms. Hogan is chief people officer executive vice president of human resources for Microsoft Corporation (technology), a publicly traded company.  She previously served as corporate vice president of Microsoft Services.  Prior to joining Microsoft in 2003, Ms. Hogan was a partner at McKinsey & Co. and a development manager at Oracle Corp.  She previously led the finance committee for the Puget Sound affiliate of Susan G. Komen for the Cure.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  National Center for Women & Information Technology

Education:

•  BS, Harvard University

•  MBA, Stanford University Graduate School of Business

Jessie, J. Knight, Jr., 70	Qualifications:

Managing Director, Knight Angels LLC Director of Alaska Air Group since 2020 Compensation and Leadership Development Committee Safety Committee (effective May 2021)

•  Brand Marketing Experience

•  Energy Markets Expertise

•  Economic Development Expertise

•  Business, Political and International Experience

Professional Highlights:

Mr. Knight has been managing director of Knight Angels LLC (private equity investments) since 2015.  From 2006 to 2015, he was executive vice president of external affairs and chief sustainability officer of Sempra Energy and, from 2010 to 2014, was chief executive officer of San Diego Gas and Electric Company.  Mr. Knight previously served on the Alaska Air Group, Inc. board of directors from 2002 to 2017 during which time he served on several board committees, including compensation, governance and nominating, and safety.  He was chair of the safety committee from 2014 to 2017.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Timken Museum of Art in San Diego

•  University of California San Diego Foundation

•  U.S. Chamber of Commerce

Education:

•  BA, St. Louis University

•  MBA, University of Wisconsin

Susan J. Li, 35	Qualifications:

Vice President Finance, Facebook, Inc. Director of Alaska Air Group since 2018 Audit Committee Innovation Committee

•  Financial Expertise

•  Strategic Planning Experience

•  Technology/IT/Digital Experience

Professional Highlights:

Ms. Li currently serves as a vice president of finance at Facebook, Inc., where she leads the finance, business planning and treasury organizations.  Since joining Facebook in 2008, Ms. Li has served in a number of finance positions, including director of finance from 2013 to 2016, leading teams focused on business operations and financial planning and analysis.  Prior to Facebook, she was an investment banking analyst at Morgan Stanley.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BA and BS, Stanford University

Benito Minicucci, 55	Qualifications:

President Alaska Airlines, Inc. President and CEO Alaska Air Group, Inc. and Alaska Airlines, Inc. (effective March 31, 2021) Director of Alaska Air Group since 2020

•  Airline Operations Expertise

•  Mergers and Acquisitions Experience

Professional Highlights:

Mr. Minicucci has been president of Alaska Airlines since May 2016.  He served as chief operating officer from December 2008 until November 2019.  Mr. Minicucci also served as chief executive officer of Virgin America Inc. from December 2016 to July 2018. Prior to this, he held various executive positions at Alaska, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering.  Before joining Alaska, Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector. Mr. Minicucci served on the board of PG&E Corporation (an energy-based holding company) from July 2018 to April 2019.

Current Non-Public Company Board Service:

•  University of Washington Michael G. Foster School of Business, Center for Leadership and Strategic Thinking

Education:

•  BS and MS, Royal Military College of Canada

•  Advanced Management Program, Harvard Business School

Helvi K. Sandvik, 63	Qualifications:

President, Kidways LLC Director of Alaska Air Group since 2013 Safety Committee (Chair) Compensation and Leadership Development Committee (effective May 2021)

•  30+ Years of Private and Public Sector Senior Executive Management and Board Experience

•  Intimate Knowledge of the Native Culture and Transportation Requirements in the State of Alaska

•  Community Leadership Experience

Professional Highlights:

Ms. Sandvik is president of Kidways LLC (business management consulting). From 1999 to 2016, Ms. Sandvik was president of NANA Development Corporation (NDC), a diversified business engaged in government contracting, oilfield and mining support, professional management services, and engineering and construction.  During this time, she oversaw the growth of the NDC from an oil field support services company with revenues of $50 million into a diverse, multi-sector, global enterprise with revenues of $1.5 billion.  Prior to that, Ms. Sandvik served in a variety of leadership roles within the Alaska Department of Transportation and Public Facilities, including director of statewide aviation and deputy commissioner, as well as a variety of public and non-profit leadership roles.

Current Non-Public Company Board Service:
• Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group) • HDR, Inc. • National Center for American Indian Enterprise Development

Education: • BA, Kalamazoo College • MBA, University of Alaska Fairbanks

J. Kenneth Thompson, 69	Qualifications:

President and CEO, Pacific Star Energy LLC Director of Alaska Air Group since 1999 Compensation and Leadership Development Committee Governance and Nominating Committee

•  Business Leadership Expertise

•  Experience with Strategic Planning, Engineering, Operations, Technology and Research, and Safety, Environmental Impact and Regulatory Issues

•  Community Leadership

Professional Highlights:

Since 2000, Mr. Thompson has been a co-owner and president and CEO of Pacific Star Energy LLC, a firm that is a passive owner of oil lease royalties in Alaska.  He served from 2004 to 2012 as Managing Director of Alaska Venture Capital Group LLC, a private oil and gas exploration firm in which Pacific Star Energy LLC owns an interest.  Mr. Thompson chairs the environmental, health, safety and social responsibility committee and serves on the governance and nominating committee of Coeur Mining Inc., serves on the strategy planning and enterprise risk committee and chairs the compensation committee at Tetra Tech, Inc., and serves on the compensation committee, chairs the governance and nominating committee, and the hydrocarbon reserves committee, as well as serving as non-executive chairman of the board of Pioneer Natural Resources Company.  He is also a member and chair of CDF Capital, a non-profit organization.  In 2019, Mr. Thompson was selected as one of the 100 most influential corporate directors by the National Association of Corporate Directors (NACD).

Current Public Company Board Service:

•  Pioneer Natural Resources Company (Non-Executive Chairman)

•  Tetra Tech, Inc.

•  Coeur Mining, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

Education:

•  BS, Missouri University of Science and Technology

Bradley D. Tilden, 60	Qualifications:

Chairman and CEO, Alaska Air Group, Inc. and Alaska Airlines, Inc., and Horizon Air Industries, Inc.

Executive Chair, Alaska Air Group, Inc., Alaska Airlines, Inc. and Horizon Air Industries, Inc. (effective March 31, 2021)

Director of Alaska Air Group since 2010

•  Deep Airline Experience

•  Strategic Planning Experience

•  Financial Expertise

•  Public Company CEO Experience

•  Community Leadership

Professional Highlights:

Mr. Tilden has been chairman of Alaska Air Group, Alaska Airlines and Horizon Air since January 2014. He served as president of Alaska Airlines from December 2008 to May 2016. In May 2012, Mr. Tilden was named president and CEO of Alaska Air Group and CEO of Alaska Airlines, and he was CEO of Horizon Air from May 2012 to May 2016. He served as executive vice president of finance and planning from 2002 to 2008 and as CFO from 2000 to 2008 for Alaska Airlines and Alaska Air Group. Prior to 2000, he was vice president of finance at Alaska Airlines and Alaska Air Group.

Current Public Company Board Service:

•  Nordstrom, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  Airlines for America

•  Boy Scouts of America

•  Washington Roundtable

Education:

•  BA, Pacific Lutheran University

•  MBA, University of Washington

Eric K. Yeaman, 53	Qualifications:

Founder and Managing Partner, Hoku Capital LLC Director of Alaska Air Group since 2012 Audit Committee (Chair) Governance and Nominating Committee

•  Financial Expertise

•  Public Company CEO Experience

•  Intimate Knowledge of the Culture and Transportation Needs of Hawaii

•  Community Leadership Expertise

Professional Highlights:

Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, HI.  He was president and COO of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019.  From 2008 to 2015, he was president and CEO of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii.  Prior to that, he was senior executive vice president and COO of Hawaiian Electric Company, Inc. (HECO). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (HEI), HECO’s parent company, in 2003 as financial vice president, treasurer and CFO. Prior to joining HEI, Mr. Yeaman held the positions of chief operating and financial officer for Kamehameha Schools from 2000 to 2003. He began his career at Arthur Andersen LLP in 1989.

Current Public Company Board Service:

•  Alexander & Baldwin, Inc.

Current Non-Public Company Board Service:

•  Alaska Airlines and Horizon Air (subsidiaries of Alaska Air Group)

•  The Harold K.L. Castle Foundation

•  Hawaii Asia Pacific Association

•  Friends of Hawaii Charities, Inc.

Education:

• BA, University of Hawaii at Manoa

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF THE 13 DIRECTOR NOMINEES NAMED ABOVE.

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, the Company’s business affairs are managed under the direction of the Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and board committees on which they serve, discussing matters with the chairman, CEO and other executives, reviewing materials provided to them, and visiting the Company’s facilities.

Pursuant to the Bylaws, the Board of Directors has established five standing committees, which are the Audit Committee, the Compensation and Leadership Development Committee, the Governance and Nominating Committee, the Safety Committee and the Innovation Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee, which they review annually and update as necessary. These charters are posted on and can be accessed at www.alaskaair.com under About Alaska/Investor Relations.

The table below shows the current members and chairs of the standing board committees.

Board Committee Memberships

	Audit Committee	Compensation and Leadership Development Committee	Governance and Nominating Committee	Safety Committee	Innovation Committee

Patricia M. Bedient	●		Chair
James A. Beer				●	Chair
Marion C. Blakey (1)		●		●
Raymond L. Conner (2)		Chair		●
Daniel K. Elwell (3)	●				●
Dhiren R. Fonseca	●				●
Kathleen T. Hogan (4)		●
Jessie J. Knight, Jr. (5)		●
Susan J. Li	●				●
Helvi K. Sandvik (6)				Chair
J. Kenneth Thompson		●	●
Eric K. Yeaman	Chair		●

(1)	Ms. Blakey was chair of the Compensation and Leadership Development Committee until February 9, 2021.
(2)	Mr. Conner was appointed chair of the Compensation and Leadership Development Committee effective February 9, 2021.
(3)	Mr. Elwell was appointed to the Audit and Innovation Committees in January 2021.
(4)	In February 2021, Ms. Hogan was appointed to the Governance and Nominating Committee effective May 6, 2021 and subject to her election at the 2021 Annual Meeting.
(5)

Mr. Knight was appointed to the Compensation and Leadership Development Committee in October 2020. In February 2021, Mr. Knight was appointed to the Safety Committee effective May 6, 2021 and subject to his election at the 2021 Annual Meeting.

(6)	In February 2021, Ms. Sandvik was appointed to the Compensation and Leadership Development Committee effective May 6, 2021 and subject to her election at the 2021 Annual Meeting.

Board Committee Functions

The principal functions of the standing board committees, pursuant to their respective charters, are as follows:

Audit Committee

•  With regard to matters pertaining to the independent registered public accountants:

o  appoint them, approve their compensation and oversee their work;

o  review at least annually a written statement regarding their internal quality-control procedures, any material issues raised by their internal quality-control review, and all relationships between the independent accountants and the Company;

o  maintain ongoing discussions as to their independence;

o  pre-approve all auditing and non-auditing services they are to perform;

o  review annual audited and quarterly financial statements with management and the independent registered public accountants;

o  receive and review communications required from the independent registered public accountants under applicable rules and standards; and

o  establish clear hiring policies for employees and former employees of the independent registered public accountants.

•  With regard to matters pertaining to the internal auditors:

o  review and approve the annual internal audit plan;

o  review the results of internal audit activities;

o  review the structure and resources of the internal audit team; and

o  review and approve any changes to the internal audit charter.

•  With regard to matters pertaining to information security risk oversight:

oreview and discuss technology, information security (cybersecurity) and data privacy risks and effectiveness of related security controls.

•  With regard to matters pertaining to risk oversight, compliance and controls:

o  discuss with management policies and practices with respect to risk assessment and risk management, including the process by which the Company undertakes risk assessment and enterprise risk management;

o  review with management major financial risk exposure and adequacy and effectiveness of associated internal controls;

o  review procedures with respect to appropriateness of significant accounting policies and the adequacy of financial controls;

o  discuss with management, as appropriate, earnings releases and any information provided to analysts and ratings agencies;

o  develop, monitor and reassess from time to time a corporate compliance program, including a code of conduct and ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters;

o  review any changes to the corporate compliance program charter; and

o  obtain and review at least quarterly a statement from the CEO, CFO and disclosure committee members disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

•  Annually review and reassess the adequacy of the Audit Committee’s charter and its performance.

Compensation and Leadership Development Committee

•  With regard to executive and director compensation:

o  recommend for approval by the Board changes in compensation and insurance for the Company’s and its subsidiaries’ nonemployee directors;

o  set, review and approve compensation of the CEO and other elected officers of the Company and its subsidiaries, taking into account CARES Act requirements and other legal considerations; and

o  establish the process for reviewing and approving corporate goals relevant to CEO compensation and for evaluating CEO performance in light of those goals.

•  Set annual goals under the broad-based Performance-Based Pay Plan and Operational Performance Rewards Plan and administer the plans.

•  Grant stock awards and stock options to elected officers.

•  Administer and review the supplementary retirement plans for elected officers and the equity-based incentive plans.

•  Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

•  Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring management benefit committees and approving the membership of those committees, and the extension of plan participation to employees of subsidiaries.

•  Approve the terms of employment and severance agreements with elected officers and the form of change-of-control agreements.

•  Ensure a framework, process and policies are in place for CEO and executive succession, including standards for assessment, and the periodic review of CEO and other management development and succession plans.

•  Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

•  Administer, review and modify the Company’s policy regarding recoupment of certain compensation payments.

•  Produce the report on executive compensation required for the annual proxy statement.

•  Oversight over human capital matters, including advancing diversity, equity and inclusion.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Governance and Nominating Committee

•  Develop, monitor and reassess from time to time the Corporate Governance Guidelines.

•  Evaluate the size and composition of the Board.

•  Develop criteria for board membership.

•  Evaluate the independence of existing and prospective members of the Board.

•  Seek and evaluate qualified candidates for election to the Board.

•  Evaluate the nature, structure and composition of other board committees.

•  Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board and each board committee, including itself.

•  Review and assess ESG goals, initiatives and performance.

•Annually review and reassess the adequacy of the Governance and Nominating Committee’s charter and its performance.

Safety Committee

•  Monitor management’s efforts to ensure the safety of passengers and employees of the Company and its subsidiaries.

•  Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

•  Review management’s efforts to ensure aviation security and reduce the risk of security incidents.

•  Oversee Alaska’s and Horizon’s internal evaluation programs which audit safety-related risks.

•  Periodically review with management and outside experts all aspects of airline safety.

•  Evaluate the Company’s health, safety and environmental policies and practices and applicable federal and state standards.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Innovation Committee

•  Review and advise on the Company’s strategy and approach to innovation, including how such innovation improves revenue, guest and employee experiences.

•  Ensure the Company applies an appropriate risk-based methodology in defining the innovation strategy and where investments are made.

•  Discuss and advise on the Company’s risk tolerance for adopting emerging or disruptive technology to ensure there is commercial viability.

•  Review allocation of resources – both financial and human capital – for innovation and to ensure resources are adequate to execute the strategy.

•  Review results from the measurement and tracking systems designed to monitor progress towards achieving the innovation strategy.

•  Discuss and advise on methods to foster a culture of innovation across the Company.

•  Review and discuss technology trends that could significantly affect the Company and the business in which it operates including whether investments in technology partners is required to assist in delivering the Company’s strategy.

•  Annually review and reassess the adequacy of the Committee’s charter and its performance.

Board and Committee Meetings

In 2020, the Board of Directors held 10 meetings. The standing board committees held the following number of meetings in 2020:

Audit Committee – 4

Compensation and Leadership Development Committee – 7

Governance and Nominating Committee – 4

Safety Committee – 4

Innovation Committee -- 4

Each director except one attended at least 75% of all board and applicable committee meetings during 2020. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all directors attended the annual stockholders meeting.

Director Independence

The Board of Directors of the Company has determined that all the directors, except Mr. Tilden and Mr. Minicucci, and including each member of the Audit Committee, Compensation and Leadership Development Committee, Governance and Nominating Committee, Safety Committee and Innovation Committee are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines are available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.  In making its determination, the Board considered the contributions made by the Company to charitable organizations with which any of its directors are affiliated. In this regard, the Board considered the value of charitable contributions made by the Company to an organization with which Ms. Bedient is affiliated in a non-fiduciary capacity as a member of its advisory board. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board affirmatively determined that the matters did not represent material relationships with the Company because the amounts of the contributions were immaterial with respect to the Company’s and the outside organization’s annual revenues.

Specifically, the Board has determined that independent directors must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the standards listed below.

1.	The director, within the last three years, has not been employed by and has no immediate family member that has been an executive officer of the Company.
2.

Neither the director nor any immediate family member has, in any 12-month period during the last three years, received more than $120,000 in direct compensation from the Company other than compensation for director or committee service and pension or other deferred compensation for prior service.

3.

Neither the director nor any immediate family member is a current partner of the Company’s independent accountant’s firm, the director is not a current employee of the independent accountant’s firm, no immediate family member is a current employee of the independent accountant’s firm working in its audit, assurance or tax compliance practice, and neither the director nor any immediate family member was an employee or partner of the independent accountant’s firm within the last three years and worked on the Company’s audit within that time.

4.

Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company served on the compensation committee of a company that employed the director or an immediate family member.

5.

The director is not currently an employee of and no immediate family member is an executive officer of another company that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home.

The independence standards for the members of the Audit Committee provide that, in addition to the foregoing standards, they may not receive any compensation other than director’s fees for board and audit committee service and permitted retirement pay, or be an “affiliate” of the Company apart from their capacity as a member of the Board as defined by applicable SEC rules. Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or as required by the SEC. The Board has determined that Ms. Bedient and Mr. Yeaman are audit committee financial experts as defined in SEC rules.

The independence standards for members of the Compensation and Leadership Development Committee provide that, in addition to the foregoing standards that apply to directors generally, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Leadership Development Committee, including the source of compensation of such director and whether such director is affiliated with the Company or any of its subsidiaries or affiliates.

Director Nomination Policy

Identification of Candidates

1.	Internal Process for Identifying Candidates

The Governance and Nominating Committee (referred to in this section as the Nominating Committee) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below):

•

On a periodic basis, by soliciting ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research.

•

From time to time, using its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Nominating Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Nominating Committee and to undertake such other duties as the Nominating Committee may direct.

This process has routinely resulted in the identification of candidates with diverse qualifications, backgrounds, geography, ethnicity, gender and age who have been re-elected by the majority of stockholders each year.

2.	Candidates Proposed by Stockholders

Stockholders who meet the qualifications outlined below may nominate up to two director candidates for inclusion in the Company’s proxy statement (see Proxy Access Right of Stockholders below). Stockholders who do not meet those qualifications or do not wish to have their director nominees included in the Company’s proxy materials may nominate director candidates and file their own proxy statement to solicit proxies for the election of their director nominees at an annual meeting if they comply with the requirements outlined in the Company’s Bylaws and as generally described below under General Nomination Right of All Stockholders.

For more information, see How can I submit a proposal for next year’s annual meeting? in the Questions and Answers section of this Proxy Statement including the deadlines applicable to the submission of director nominations for next year’s annual meeting of stockholders.

Stockholders who wish to propose director candidates for board consideration may do so according to the process outlined in this section under Consideration of Director Candidates Recommended by Stockholders.

The Corporate Secretary will send a copy of the Company’s Bylaws to any interested stockholder upon request. The Company’s Bylaws are also available on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations.

a.	Proxy Access Right of Stockholders

In December 2015, the Board amended the Company’s Bylaws to provide a “proxy access” right to stockholders.  The Company’s proxy access bylaw is consistent with the prevailing market practice and satisfies the majority of stockholders. Under this proxy access right, a stockholder or a group of up to 20 stockholders owning at least 3% of the Company’s shares continuously for three years may nominate directors constituting up to 20% of the Board, or two nominees, whichever is greater, for election as a director of the Company at an annual meeting of stockholders and inclusion in the Company’s proxy materials.  This right is subject to certain conditions, including complying with the notice, information and consent provisions contained in Article II, Section 10 of the Company’s Bylaws.  The provisions generally require that written notice of a stockholder’s nomination of one or more persons for election to the Board and inclusion in the Company’s proxy materials be received by the Corporate Secretary of the Company no later than the close of business on the 120th day, and no earlier than the close of business on the 150th day, prior to the first anniversary of the date the Company’s proxy statement was released to stockholders for the previous year’s annual meeting.  Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, are set forth in Article II, Section 10 of the Company’s Bylaws.

b.	General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 9 of the Company’s Bylaws. The provisions generally require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Corporate Secretary of the Company no later than the close of business on the 90th day, and no earlier than the close of business on the 120th day, prior to the first anniversary of the prior year’s annual meeting. The written notice submitted by a stockholder must also satisfy the additional informational requirements set forth in Article II, Section 9 of the Bylaws

c.	Consideration of Director Candidates Recommended by Stockholders

The Nominating Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that have beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the Qualified Stockholder).

The Nominating Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the procedures described below.

Qualified Stockholders may propose a candidate for evaluation by the Nominating Committee by delivering a written notice to the Nominating Committee satisfying each of the requirements described below (the Notice). The Notice must be received by the Nominating Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.  No such notice was received in connection with the 2021 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material relationship of a personal, professional, financial or business nature from the nominating stockholder), as determined by the Nominating Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules. The Notice shall also contain or be accompanied by the information or documentation described below.

o

Proof of stock ownership (including the required holding period) of the stockholder or group of stockholders is required. The Nominating Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Nominating Committee deems reasonable to evidence the required ownership percentage and holding period.

o

A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated is required.

o	The name or names of each stockholder submitting the Notice, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified is required.
o

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”) shall be provided.

o

Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills established by the Nominating Committee shall be provided. The Notice must also include a written statement that the stockholder submitting the Notice and the candidate will make available to the Committee all information reasonably requested in furtherance of the Nominating Committee’s evaluation of the candidate.

o

Regarding the stockholder submitting the Notice, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14(a) of the Exchange Act is required.

o	The signature of each candidate and of each stockholder submitting the Notice is required.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary will promptly forward the Notice to the Lead Independent Director and to the Chair of the Nominating Committee.

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Nominating Committee, the Chair of the Committee will request that the CEO interview the candidate, and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Nominating Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Nominating

Committee’s recommendations with any Qualified Stockholder who made a director candidate recommendation.

The Nominating Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Nominating Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Nominating Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

Evaluation of Candidates

As to each recommended candidate that the Nominating Committee believes merits consideration, the Nominating Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Nominating Committee will then (i) determine if the candidate satisfies the qualifications set forth under Policy on Minimum Qualifications for All Directors below; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Nominating Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Nominating Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Nominating Committee considers, among other things, the prospective nominee’s relevant experience, intelligence, independence, commitment, ability to work with the CEO and within the Board culture, prominence, diversity, and age. The Nominating Committee may also consider a nominee’s CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, safety, organizational development, information technology, digital marketing, and government and public relations. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Nominating Committee’s (or the Board’s) perceptions about future issues and needs.

For a candidate to serve as an independent director, an independent and questioning mindset is critical. The Nominating Committee also considers a prospective candidate’s workload and whether he or she would be able to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and be able to devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates.

Board diversity is considered broadly, not merely with regard to race, gender, or national origin, but also with regard to general background, geographical location, and other factors. The consideration of diversity permeates all discussions at the Nominating Committee. In addition, on an annual basis, as part of the Board’s self-evaluation, the Board assesses whether the mix and diversity of board members is appropriate for the Company.

Certain Relationships and Related Person Transactions

Policies and Procedures for Approval of Related Person Transactions

The Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which the Company was, is or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is any person who is, or at any time since the beginning of the last fiscal year was, (i) one of the directors or executive officers or a nominee to become a director, or (ii) any beneficial owner of more than 5% of the Company’s common stock, or any immediate family member of any of these persons.

Under the policy, once such a transaction by a related person has been identified, the Audit Committee (or, for transactions that involve less than $1 million in the aggregate, the chair of the Audit Committee) must review the transaction for approval or ratification. Members of the Audit Committee or the chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arm’s-length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will not participate in the approval or ratification process except to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: employment by the Company of an executive officer unless he or she is an immediate family member of another related person; any compensation paid by the Company to a director; and a transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro-rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved in these transactions are below the disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction. Since January 1, 2020, the Company has not participated in, nor is there currently planned any transactions required to be disclosed pursuant to SEC Regulation S-K Item 404(a).

2020 Director Compensation

The following table presents information regarding the compensation paid for 2020 to members of the Board of Directors who were not also the Company’s employees (non-employee directors). The compensation paid to Mr. Tilden and Mr. Minicucci for 2020 is presented in the Summary Compensation Table and the related explanatory tables. Mr. Tilden and Mr. Minicucci did not receive additional compensation for their service as directors.

Name (a)	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4)( ($)	Total ($)

Patricia M. Bedient	70,201	99,977	540	170,718
James A. Beer	61,257	99,977	3,908	165,142
Marion C. Blakey	56,763	99,977	545	157,285
Raymond L. Conner	44,818	99,977	1,666	146,460
Dhiren R. Fonseca	44,818	99,977	10,356	155,151
Kathleen T. Hogan	44,818	99,977	2,228	147,022
Jessie K. Knight, Jr. (5)	40,713	54,217	545	95,475
Susan J. Li	44,818	99,977	4,469	149,264
Helvi K. Sandvik	53,777	99,977	4,781	158,535
J. Kenneth Thompson	44,818	99,977	4,469	149,264
Eric K. Yeaman	59,749	99,977	7,274	167,000

(1)

Following a market review in late 2019, the Board approved an increase in annual stock retainers to $105,000, and annual cash retainers were scheduled to increase to $80,000, effective May 7, 2020.  However, in light of the coronavirus pandemic, directors rescinded these increases and elected to forego 2020 annual cash retainers on a temporary basis.  In August 2020, the Board approved the resumption of payments of 2020 board, committee chair and lead director cash retainers, on a prorated basis, effective October 1, 2020.

In May 2020, the Board further directed that the cash retainers for both the Lead Independent Director and the Governance and Nominating Committee chair be paid to an individual who serves in both roles.

Following a market review in early 2021, the Board reinstated the increases in annual stock retainers to $105,000 and the annual cash retainers to $80,000, to be effective May 6, 2021.  In addition, the compensation for non-employee directors beginning May 6, 2021 will include the following

•	annual retainer of $27,500 to the Lead Independent Director
•

annual retainer of $25,000 to the Audit Committee chair, $20,000 to the Compensation and Leadership Development Committee chair, and $15,000 each to the chairs of the Governance and Nominating Committee, the Safety and Innovation Committees.

(2)

Under the terms of the Company’s Stock Deferral Plan for Non-Employee Directors each board member may elect in the prior year to receive his or her annual stock retainer in the form of fully vested shares at the time of grant or to defer payment of all or a portion of the award until his or her termination of service on the Board. If no election is made the year prior to payment, full vested shares are issued.

In May 2020, Mr. Beer, Ms. Hogan and Ms. Li were each granted 3,539 deferred stock units (DSUs), based on their 2019 elections to defer their 2020 stock retainers. Ms. Bedient, Ms. Blakey, Mr. Conner, Mr. Fonseca, Ms. Sandvik, Mr. Thompson, and Mr. Yeaman were each issued 3,539 shares of Alaska Air Group common stock. Mr. Knight was issued a prorated stock retainer of 1,366 common shares upon his appointment to the Board in October 2020.  See discussion of these awards in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements included as part of the Company’s 2020 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

The non-employee directors do not hold any outstanding stock options. They also do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Non-employee directors do not receive pension benefits for their service.

(4)

As part of each director’s compensation, the non-employee director and the non-employee director’s spouse and eligible dependents were provided transportation on Alaska Airlines, and Horizon Air. Included in the All Other Compensation column for each non-employee director is the incremental cost to the Company of providing this benefit. Positive-space travel is a benefit unique to the airline industry. By providing this travel without tax consequences to non-employee directors, the Company is able to deliver a highly valued benefit at a low cost, and believes this benefit encourages non-employee directors to experience and engage with Alaska Airlines products and services. The All Other Compensation column also includes the value of reimbursements for taxes on the transportation benefits provided to each director.

(5)	Mr. Knight received a prorated cash and stock retainer upon his appointment to the Board in October 2020.

Director Stock Ownership Policy

The Company expects directors to act in the Company’s best interests regardless of the number of shares they own. Each non-employee director is expected to hold shares of Company stock having a value equal to at least six times the director’s annual cash retainer, such ownership to be achieved within six years of joining the Board. Deferred stock units held by directors, which are 100% vested at grant, will count toward the holding requirement even though they will not be issued until the director resigns from the Board.

NAMED EXECUTIVE OFFICER COMPENSATION

Proposal 2:  Approval (on an Advisory Basis) of the Compensation

of the Company’s Named Executive Officers

The Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (NEOs) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, the structure of the Company’s executive compensation program is designed to compensate executives appropriately and competitively and to drive superior performance. For the NEOs, who are primarily responsible for the overall execution of the Company’s strategy, a high percentage of total direct compensation (meaning base salary, actual short-term incentive pay plus the grant date fair value of equity awards as determined for accounting purposes) is variable and tied to the success of the Company. The Company’s strategic goals are reflected in our incentive-based executive compensation programs so that the interests of executives are aligned with stockholder interests. Executive compensation is further structured to be internally equitable, to reward executives for responding successfully to business challenges facing the Company, and to drive high performance, and to take into consideration the Company’s size relative to the rest of the industry.

The CD&A section of this Proxy Statement describes in more detail the Company’s executive compensation programs and the decisions made by the Compensation and Leadership Development Committee (referred to in this section as the Committee) during 2020. We also discuss the compensation actions taken by the Company in response to the unprecedented impact of the COVID-19 pandemic on the Company, its guests, employees, and the communities in which it operates.

Our 2020 executive compensation program includes three core elements:

Base Salary

In February 2020, the Committee set base salary for the CEO at or about the 25th percentile of the airline peer group identified in the CD&A.  The Committee set base salaries for the other NEOs at or about the 50th percentile of corresponding positions in the same peer group. In March 2020, in light of the anticipated impact of the COVID-19 pandemic on the Company’s operations and at the request of the two highest paid NEOs, the Committee rescinded these increases and, at the requestion of the two highest paid NEOs, further reduced base pay by 100% (to zero base salary) for these two NEOs. The Committee also rescinded the February 2020 increases and further reduced base pay by 30% for the other NEOs. Base pay for these executives was generally restored to 2019 levels in October 2020.

Annual Incentive Pay

The NEOs are eligible to earn annual incentive pay under our Performance Based Pay (PBP) Plan, in which all employees participate with the same performance goals shared by all eligible employees.  The PBP Plan is intended to motivate all participants to achieve specified Company goals. Performance goals for 2020 were set at the beginning of the period and prior to the COVID-19 pandemic to include financial, operational and marketing goals that were consistent with the Company’s strategic plan.  Seventy percent of the target award value under the PBP Plan was based on adjusted pretax profit.  Several months into the COVID-19 crisis, it became clear that participants would likely receive no payout on the adjusted pretax profit metric.

In June 2020, the Committee approved a supplemental incentive pay program for all employees, the COVID-19 Business Recovery Incentive Pay (CBRP) Plan, to support and encourage key elements of the Company’s recovery. The CBRP Plan is a one-time performance plan tied to business recovery goals measured over the last six-months of 2020.  The goal of the CBRP Plan is to retain and motivate employees at all levels and to ensure that experienced talent remained in place to help the Company emerge from the impacts of COVID-19.  Refer to the CD&A for more detailed information on the structure and payout of the PBP and CBRP Plans.

Long-term Incentive Pay

Equity-based incentive awards that link executive pay to stockholder value generation are an important element of the Company’s executive compensation program and comprise the largest portion of pay for our NEOs. Long-term equity incentives that vest over three- or four-year periods are awarded annually, including performance stock units (PSUs), stock options and restricted stock units (RSUs).  Consistent with the equity mix granted in prior years, the NEOs’ 2020 equity grant was allocated approximately 50% to PSUs and approximately 25% to each of stock options and RSUs (based on the grant date fair value of the awards). The Committee typically grants equity awards annually which results in overlapping vesting periods that discourage short-term risk taking and align NEOs long-term interests with those of stockholders while helping the Company attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

In November 2020, the Committee approved special, service-contingent equity grants to retain and motivate the Company’s leaders, including the NEOs, as it became evident that PSUs awarded in 2018, 2019 and 2020 would have little or no value due to the impacts of the COVID-19 pandemic, and that their realizable total compensation had dropped significantly below target in light of a 45% decrease in the value of the Company’s stock since the beginning of the year (compared to a 4% rise in the S&P 500).  The CD&A provides more detail on these special retention grants.

Annual Advisory Say-on-Pay Proposal

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, the Board of Directors will request your advisory vote on the following resolution at the 2021 Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal regarding the compensation paid to the NEOs is advisory only and will not be binding on the Company or the Board, nor will it be construed as overruling a decision by the Company or the Board or as creating or implying any additional fiduciary duty for the Company or the Board. However, the Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. Consistent with the results of an advisory vote at the Company’s 2017 annual meeting concerning the frequency of the advisory vote regarding the compensation paid to the NEOs, stockholders are given an opportunity to cast an advisory vote on NEOs annually, with the next opportunity expected to be in connection with the Company’s annual meeting in 2022.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL (ON AN ADVISORY BASIS) OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES.

Compensation Discussion and Analysis

This CD&A contains a discussion of the material elements of compensation earned during 2020 by its named executive officers (NEOs):

Bradley D. Tilden, chairman, chief executive officer (CEO) and president of Alaska Air Group;

Shane R. Tackett, executive vice president finance and chief financial officer (CFO) of Alaska Air Group since March 3, 2020; previously executive vice president planning and strategy of Alaska Airlines;

Benito Minicucci, president of Alaska Airlines;

Andrew R. Harrison, executive vice president and chief commercial officer (CCO) of Alaska Airlines;

Gary L. Beck, executive vice president and chief operating officer (COO) of Alaska Airlines; and

Brandon S. Pedersen, retired as the Company’s executive vice president finance and CFO on March 3, 2020 and was succeeded by Mr. Tackett.

2020 Overview

The outbreak of COVID-19 had an immense impact on the Company, its employees, guests, and the communities in which it operates.  Travel restrictions, event cancellations, social distancing guidelines, and other public health measures that undermined confidence in air travel drove unprecedented declines in demand and revenues.  The airline industry was particularly hard hit by the pandemic.  The West Coast, where Alaska Airlines and Horizon Air predominantly operate, was disproportionately impacted by local quarantine restrictions.  Despite these challenges, the Company’s Board of Directors and executive leaders took decisive action to mobilize employees around safety measures, cost reduction and liquidity.  The Company’s executive compensation actions occurred in an environment of uncertainty, urgency and strong commitment to the Company’s future.  As in prior years, the Company’s philosophy was to be conservative in setting compensation levels and fundamentally focused on aligning executives’ interests with those of our stockholders.

Financial Results and Liquidity Highlights

•	Reported net loss for the full year 2020 of $1.3 billion, or a loss of $10.72 per diluted share. These results compare to net income of $769 million, or a gain of $6.19 per diluted share in 2019.

•

Accessed approximately $5 billion in new liquidity, including $1.2 billion raised in the capital markets approximately $600 million in bank funding, $1 billion in government grants under Coronavirus Aid, Relief, and Economic Security (CARES) Act and $1.9 billion in government loans under the CARES Act.

•	Reported adjusted net debt of $1.7 billion in December 2020, flat from December 2019 in spite of a 59% decline in operating revenues for the year.

•	Reported a debt-to-capitalization ratio, including certain short-term borrowings, of 61%.

•	Reported an adjusted net debt to net invested capital ratio of 36% at December 31, 2020, compared to 28% at December 31, 2019.

•	Held $3.3 billion in unrestricted cash and marketable securities as of December 31, 2020.

Operational and Guest Safety Highlights

•	Eliminated change fees and extended the flexible travel policy for tickets purchased through March 31, 2021.

•	Introduced Next-Level Care, involving nearly 100 measures designed to create a safe experience for guests and employees, and broadcast the Alaska Airlines Safety Dance commercial.

•	Named the safest U.S. Airline in www.airlineratings.com’s 2021 Top 20 Safest Airlines report.

•	Partnered with healthcare providers to offer rapid and standardized COVID-19 pre-departure testing for guests, as well as a pre-clearance program for guests traveling to Hawaii.

•	Received diamond level certification from the Airline Passenger Experience Association for traveler health and safety standards.

•	Announced a partnership with Microsoft to use sustainable aviation fuel to offset the environmental impact of certain air travel.

Executive Transitions

On November 5, 2020, the Company announced Mr. Tilden will retire as CEO of the Company and Alaska Airlines effective March 31, 2021 and remain as Board Chair as part of a long-planned succession process.

The Company also announced that Mr. Minicucci, currently the president of Alaska Airlines, will assume the CEO role at the Company and Alaska Airlines effective March 31, 2021.  Mr. Minicucci, has served as president of Alaska Airlines since May 2016.  He served as Alaska Airlines’ chief operating officer from December 2008 until November 2019.

In keeping with actions taken during the Company’s last CEO succession in 2012, the Committee approved a special equity award to Mr. Minicucci in November 2020.  The purpose of the grant was to recognize his heightened responsibilities as the next CEO, to acknowledge his instrumental leadership role during the COVID-19 crisis, to sustain his engagement, and to align his long-term compensation with the Company’s long-term performance as it emerges from the pandemic.  Refer to the Special Equity Awards section below for the terms of this special grant.

On February 25, 2021, the Committee approved the compensation arrangements for Mr. Minicucci when he assumes the CEO role on March 31, 2021.  See the CEO Transition Grant section below for a summary of Mr. Minicucci’s compensation.

On March 22, 2021, the Company announced the Mr. Beck will retire as executive vice president and COO of Alaska Airlines effective April 3, 2021, and remain as Special Advisor to the CEO under an employment agreement which expires on February 12, 2022.  Mr. Beck will be succeeded as COO by Ms. Constance von Muehlen, currently senior vice president maintenance and engineering at Alaska Airlines.  See the Employment Agreement with Mr. Beck section below for a summary of his employment terms.

As previously disclosed in the 2020 proxy statement, Mr. Tackett assumed the role of executive vice president finance and chief financial officer effective upon Mr. Pedersen’s retirement on March 3, 2020.

Compensation Philosophy and Actions pre-dating COVID-19

The Committee began the annual cycle of reviewing and setting executive compensation in January 2020.  The philosophy of the Company’s executive compensation program was consistent with that of prior years: to be conservative stewards of stockholder resources while compensating executives appropriately and competitively and driving superior performance relative to other airlines in North America.  Because the NEOs are primarily responsible for the overall execution of the Company’s strategy, a high percentage of their total direct compensation is variable and tied to Company performance, thereby providing incentives to achieve goals to help create value for stockholders.

In this spirit, the Committee took the following steps in February 2020:

•

Approved target total direct compensation for Mr. Tilden that is 86% performance-based and/or has potential long-term value tied to the Company’s stock price.  For the other NEOs, the Committee approved target total direct compensation that is, on average, 79% performance-based and/or has potential long-term value tied to the Company’s stock price.  Both our short-term and long-term incentive programs contain performance-based goals that we believe would contribute to the long-term success of the Company.

•

Established 2020 performance goals and participation rates for the PBP Plan.  All employees of Alaska Airlines and Horizon Air participate in this annual incentive pay plan.  The NEOs have target participation rates ranging from 85% to 140% of the NEO’s base salary.

•

Approved annual long-term incentive equity awards to NEOs.  The grant consisted of a combination of stock options, service-based RSU awards, and PSU awards that vest only if specified performance levels of relative total shareholder return (TSR) and return on invested capital (ROIC) are achieved.

Consistent with the equity mix granted in prior years, 50% of the total award value was in PSUs, 25% in stock options and 25% in RSUs.  The PSUs have a three-year performance period and, for the 2020 grants, 25% of the award vests based on total shareholder return relative to an airline industry peer group and 75% based on ROIC against pre-established performance targets.  We believe these awards align executives’ incentives with the creation of long-term value for stockholders.

Compensation Actions related to COVID-19; CARES Act Impacts

At the outset of the COVID-19 pandemic, the Committee took immediate steps to aid the Company’s cash preservation goals, approving:

•

NEO Base Salary Reductions.  The Committee rescinded executive salary increases that had been approved in February to take effect in April.  Mr. Tilden and Mr. Minicucci took a reduced compensation package that included no base salary from March 6 through October 3, 2020.  The other NEOs took a 30% base pay reduction from April 4 through October 3, 2020.

•

Director Retainer Reductions.  The board of directors rescinded cash and equity retainer increases that had been approved in November 2019 to take effect in May 2020.  Directors waived the portion of their cash retainers correlated to service from May 7, 2020 to October 1, 2020.

In April 2020, Alaska Airlines and Horizon Air received the first round of government aid under the payroll support program (PSP) of the U.S. Coronavirus Aid, Recovery and Economic Support (CARES) Act.  A second round of PSP support would be authorized in December 2020 and funded the following month.  In September 2020, the Company received the right to draw up to $1.9 billion in secured loans under the loan program of the CARES Act.  The CARES Act imposes limits or caps on the compensation that may be paid to a recipient’s executives in a prescribed period.  Consistent with these requirements, the Company agreed to cap total compensation for Mr. Tilden and Mr. Minicucci at $3 million plus one half of their 2019 total compensation exceeding $3 million, and to cap total compensation for other executives (including the NEOs other than Mr. Tilden and Mr. Minicucci) at 2019 levels, through at least October 2022 and as long as May 2027.  The Act also imposes caps on executive severance payable to NEOs and other executives for the same duration, Therefore, it is possible that our NEOs and other executives may not realize the full value of their intended compensation packages as long as these restrictions remain in place.

As the pandemic continued into the summer months, and as a thriving Seattle technology market drove attrition of Company personnel, the Committee began to consider the implementation of a supplemental bonus plan to reengage and motivate employees and retain leaders critical to navigating the Company through the impact of the COVID-19 pandemic.  As it became clear that participants would likely receive no payout under the largest component of the annual bonus plan, with the input of its independent compensation consultant, the Committee adopted the COVID-19 Business Recovery Incentive Pay (CBRP) Program in June 2020.

•

COVID-19 Business Recovery Incentive Pay (CBRP) Plan.  All employees, including NEOs, participate in this one-time bonus plan based on the achievement of cash preservation and COVID-specific guest and employee safety goals over the last six-months of 2020.  This plan supplemented the Company’s broad-based Performance Based Pay (PBP) Plan and capped the maximum payout under the CBRP when combined with the PBP payout at 100% of PBP target. Refer to the PBP Plan and CBRP Plan discussions below for goal and award details.

Based on encouraging signs of recovery and progress on cash preservation goals, the Committee took further action in the summer of 2020 to engage and retain key executives whose compensation had been reduced when the COVID-19 pandemic began.

•	Restored NEO Base Salaries. In August 2020, the Committee restored NEO base salaries (other than Mr. Tackett) to their 2019 levels, effective in October 2020.

In the fall of 2020, with the Company’s revenues, enplanements and share price at depressed levels, the Committee observed that NEOs’ realized total target compensation was significantly lower than the target levels intended when these arrangements were approved at the beginning of the year, a gap driven largely by a 45% decrease in the value of the Company’s shares since the beginning of the year (compared to a 4% rise in the S&P 500) combined with a highly competitive Seattle job market.  Furthermore, unvested PSU awards granted in 2018, 2019 and 2020 that were based on achievement of certain return-on-invested-capital (ROIC) targets were deemed unlikely to vest and, therefore, given the substantial loss in 2020 as a result of the COVID-19 pandemic on demand for air travel, we have reduced their value to $0 in accordance with generally accepted accounting principles (GAAP).  The Committee therefore approved special equity awards to help ensure experienced talent remained in place to guide the business through the challenges presented by the COVID-19 crisis, a CEO succession and beyond, and to recognize leaders for the work they did throughout the year to position the Company for recovery.  These special grants marked a rare but, in the Committee’s view, appropriate departure from the Company’s history of maintaining a share burn rate that is lower than the ISS industry benchmark of 2% and the three-year .99% median burn rate of peer transportation companies. The Company’s share burn rate was .86% in 2019 and 1.83% in 2020 (including these special grants).

•

Special Grant:  In November 2020, the Committee approved one-time, service-vesting equity awards to NEOs and other Company executives.  Refer to the Special Equity Awards section for terms of these special grants.

Consideration of Say-on-Pay Advisory Vote

Stockholders have an opportunity annually to cast an advisory vote in connection with our executive compensation program.  At the 2020 annual meeting, 97.35% of the votes were cast in favor of the advisory say-on-pay proposal in connection with the Company’s 2019 compensation. The Committee believes that voting results indicate that stockholders approve of the structure of executive compensation at Alaska Air Group.

As described above, the Committee deemed that the best interests of the Company and its shareholders were served by executive compensation adjustments (including the temporary reductions in NEO base salaries, implementation of a supplemental bonus plan for the second half of 2020, and the special equity grants awarded in November 2020) made during this unprecedented year.

Objectives of the Company’s Executive Compensation Program

The fundamental objectives of the executive compensation program have remained in place despite the uncertainties of the year and are as follows:

•

to attract and retain highly qualified executives who share the Company’s values and are committed to its strategic plan by designing the total compensation package to be competitive with an appropriate peer group;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking incentive pay to the achievement of specific targets set in the PBP Plan, the CBRP Plan and the Company’s strategic plan;

•

to align the interests of executives and stockholders by tying a large portion of executives’ total direct compensation (meaning base salary, actual short-term incentive pay and the grant date fair value of equity awards) to the achievement of objective goals related to the Company’s financial performance, safety record, cost structure, and guest satisfaction; and
•	to provide executives with reasonable security to motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive for the long term.

Compensation Philosophy

The Committee has historically followed a conservative compensation philosophy, generally targeting the CEO’s base salary at or about the 25th percentile of the Company’s airline peer group identified below. The Committee may decide to set the CEO’s salary above or below the 25th percentile after considering other relevant factors. The CEO’s compensation arrangements are generally structured so that he or she has the opportunity to earn total direct compensation up to approximately the 50th percentile of the target total direct compensation of peer companies’ chief executive officers if the applicable annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

For the other NEOs, the Committee generally targets base salary at or about the 50th percentile of base salaries for comparable positions with the airline peers and provides executives an opportunity to achieve total direct compensation at the 50th percentile of the target total direct compensation for comparable positions with the peer companies if annual and long-term incentive targets are reached, and to surpass the 50th percentile if those targets are exceeded.

The Committee does not target a specific percentile but rather uses market data as one reference point when making pay decisions.  Other factors, such as Company performance, individual performance, tenure, retention goals, succession considerations, and internal equity influence the Committee’s executive compensation-setting philosophy and practice from year to year.

How Executive Compensation is Determined

The Committee’s Role. The Committee determines and approves the compensation of NEOs, taking into account the CEO’s recommendations for all NEOs excluding himself.  The Committee determines the CEO’s compensation with the assistance of its independent compensation consultant.

Independent Consultants. The Committee again retained Meridian Compensation Partners, LLC (Meridian) to assist the Committee with its responsibilities related to the Company’s executive and board of directors’ compensation programs. The Committee considered the following facts in assessing Meridian’s independence as an advisor:

•

Meridian does not provide other services to Alaska Air Group or its subsidiaries. Meridian’s services are limited to providing the Committee with advice and information solely on executive and director compensation and related corporate governance matters.

•	The amount of fees paid by the Company during the 12-month period ended December 31, 2020 represents less than one percent of Meridian’s total annual revenues for the 2020 calendar year.
•	Meridian maintains policies designed to prevent conflicts of interest, which policies were detailed to the Committee.
•	No Meridian partner, consultant or employee who serves the Committee has any business or personal relationship with any member of the Committee.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, owns any shares of stock of the Company.
•	No Meridian partner, consultant or employee who serves the Committee, or any of their immediate family, has any business or personal relationship with any executive officer of the Company.

Based on its review, the Committee has determined that no conflicts of interest exist between the Company and Meridian (or any individuals working on the Company’s account on Meridian’s behalf).

How the Elements of the Company’s Executive Compensation Program Were Selected

The Committee conducts periodic reviews of the Company’s executive compensation to assess its alignment with the Committee’s objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and execute its strategic plan and how it promotes retention of executives who share the Company’s values. The compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect the performance of the business. The Committee uses both fixed compensation (i.e. base salary) and variable performance-based compensation to achieve a program that we believe is balanced, competitive and provides appropriate incentives. Base salaries, benefits, perquisites, retirement benefits, and change-in-control benefits are intended to attract and retain highly qualified executives and, in the case of salary and benefits, are generally paid out on a short-term or current basis. Annual incentives and long-term equity-based incentives are intended to motivate executives to achieve specific performance objectives.

The Committee believes that this mix of short-term and long-term compensation allows it to achieve dual goals of attracting and retaining highly qualified executives and providing meaningful performance incentives for those executives.

Deterrents to Excessive Risk-Taking

The Committee believes it has designed the overall compensation program in such a way as to deter excessive risk-taking, to encourage executives to focus on the long-term success of the Company and to align the interests of executives with those of stockholders by:

•	using several different financial and operational metrics that are directly tied to the Company’s strategy;
•	setting financial and operational goals that are reviewed and approved by the Committee, all members of which are independent;
•	overlapping the performance periods of awards;
•	incorporating short-term and long-term performance periods of varying lengths;
•	maintaining and monitoring compliance with executive stock ownership requirements;
•	capping the payout of short-term cash incentives and PSUs;
•	allowing the Committee discretion to reduce amounts otherwise payable under certain awards;
•	referencing market compensation practices of the airline industry;
•	maintaining a recoupment policy that allows the Committee to recover compensation in certain situations;
•	considering internal equity among Company executives; and
•	reflecting the current business challenges and opportunities facing the Company.

The Company does not believe that its compensation programs encourage unnecessary risk-taking that could have a material adverse effect on the Company as a whole.

Executive Pay Mix and the Emphasis on Variable Pay

The Committee believes that emphasis on variable, performance-based compensation for the NEOs is a key element in achieving a pay-for-performance culture and in aligning management’s interests with those of the Company’s stockholders. At the same time, the Committee believes that the executive compensation program provides meaningful incentives for executives while balancing risk and reward.

Total direct compensation for the Company’s NEOs is tailored to place a substantial emphasis on variable pay, that is, pay linked to the achievement of specific, measurable performance objectives and subject to variation depending on the degree to which such objectives are achieved. For 2020, the Committee approved pre-pandemic target-level total direct compensation for Mr. Tilden that is 86% variable and/or tied to stockholder value creation. With respect to the other NEOs, the Committee approved target total direct compensation that is on average 79% variable and tied to stockholder value creation.

Total Direct Compensation

The Use of Benchmarking Against a Peer Group

The Committee reviews and analyzes total direct compensation for the NEOs annually against the compensation provided by a peer group of airline companies to executives in similar positions. In analyzing the information for 2020, the Committee reviewed the total direct compensation for executives of a peer group of airlines as identified below.

The following companies represent the airline peer group selected by the Committee as a comparator for determining appropriate compensation levels for 2020 (the same peer group as used to evaluate 2019 compensation except for WestJet Airlines which became a private company in 2019):

•	Air Canada
•	American Airlines Group
•	Delta Air Lines
•	Hawaiian Holdings
•	JetBlue Airways Corporation
•	SkyWest
•	Southwest Airlines
•	Spirit Airlines
•	United Continental Holdings
•	WestJet Airlines

The Committee chose to include the companies named above in its peer group for the following reasons:

•	they represent a group of sufficient size to present a reasonable indicator of executive compensation levels;
•	they are in the airline industry and their businesses are similar to the Company’s business;
•	the median annual revenue of this group approximates the Company’s annual revenue; and
•	the Company competes with these peer companies for talent to fill certain key, industry-related executive positions.

In the aggregate, 2020 target total cash compensation and target total pay for the NEOs other than the CEO fell between approximately the 25th and 75th percentiles for comparable positions at companies in the airline peer group. For our CEO, target total cash compensation was below the 25th percentile and target total direct compensation was set at approximately the 50th percentile for chief executive officers within the airline peer group. The varying range of company revenues was considered when reviewing market data results from the airline peer group.

In setting 2020 executive compensation, the Committee also reviewed data for 21 companies in the broader transportation industry having median annual revenue similar to the Company’s annual revenues as an additional reference point to assess the Company’s executive compensation program. The companies in this transportation industry peer group include: Air Canada, AMERCO, Avis Budget Group, CH Robinson Worldwide Inc., Expedia Group, Inc., Expeditors International of Washington, Inc., Hertz Global Holdings, Inc., Hub Group, Inc., Hilton Worldwide Holdings, Inc., JB Hunt Transport Services, Inc., JetBlue Airways Corporation, Landstar System, Inc., Marriott International, Inc., Norfolk Southern Corporation, Norwegian Cruise Line Holdings Ltd., Royal Caribbean Cruises Ltd., Ryder System, Inc., Knight-Swift Transportation Holdings, Inc., Union Pacific Corporation, Wyndham Destinations, Inc., and XPO Logistics, Inc.

In the aggregate, target total cash compensation for the NEOs fell below the median for comparable positions at companies in the transportation industry peer group, and target total direct compensation was between approximately the 25th and 50th percentiles. For our CEO, target total cash compensation and target total direct compensation fell below the 25th percentile for chief executive officers within the transportation industry peer group.

The Application of Internal Equity Considerations

In addition to benchmarking against airline and transportation industry peer groups, the Committee believes it is appropriate to consider other principles of compensation, and not accept benchmarking data as the sole basis for setting compensation. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles, including internal equity, when determining executive compensation. By also considering internal equity, the Committee can structure executive compensation in a way that ensures appropriate compensation in light of atypical internal or external pressures or compensation considerations.

The Use of Tally Sheets

Annually, the Committee reviews tally sheets that show each element of compensation for the NEOs. Base salaries, incentive plan payments, equity awards, option exercises, perquisites, and health and retirement benefits are included on tally sheets, which are prepared by the Company’s corporate affairs and people departments. The Committee uses the compensation tally sheets to verify that executive compensation is internally equitable and proportioned according to the Committee’s expectations.

Current Executive Pay Elements

Base Pay

The Committee assesses each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, the individual’s leadership performance, and internal equity considerations.

In February 2020, the Committee approved a base salary of $590,000 for Mr. Tilden, which was at or about the 25th percentile of salaries for CEOs in the airline peer group and flat with his 2019 base pay. The chart below depicts CEO base salaries at airline peer group companies in 2019.

Mr. Tilden accepted a 100% reduction of his base salary from March 6 through September 2020 in light of the COVID-19 crisis.  In October 2020, his base salary was restored to $590,000.

CEO Base Salary Comparisons (1)

(Airline Peer Group)

(1)	Amounts are based on the most recent compensation data available as of October 30, 2020. In most cases, this is the base salary as reported in the respective company’s FY2019 proxy statement.
(2)	Base salary is converted from Canadian Dollars to US Dollars using an exchange rate of 0.75 (which was the rate in effect on October 30, 2020).
(3)	The CEO does not receive a base salary; direct compensation is provided in the form of long-term equity incentives.

In February 2020, the Committee also approved base salaries for the other NEOs as follows: Mr. Tackett -- $490,000; Mr. Minicucci -- $570,000; Mr. Harrison -- $490,000; and Mr. Beck -- $440,000.  In anticipation of Mr. Pedersen’s announced retirement in March 2020, the Committee did not adjust his base pay from its 2019 level ($475,000).

Similar to Mr. Tilden, Mr. Minicucci accepted a 100% reduction of his base salary from March 6 through October 2, 2020 due to the COVID-19 crisis.  In addition, the Committee rescinded the above referenced salary increases approved in February 2020 and reduced other NEOs’ base pay by 30%.

The Committee restored these NEOs’ base salaries at the following rates effective October 3, 2020: Mr. Tackett -- $490,000; Mr. Minicucci -- $550,000; Mr. Harrison -- $475,000; and Mr. Beck -- $425,000.  (Mr. Tackett’s salary was increased in March 2020 in connection with his promotion to CFO.)

Performance-Based Pay (PBP) Short-Term Incentive Pay Plan

The Company’s NEOs are eligible to earn annual incentive pay under the PBP Plan, in which all eligible company employees participated in 2020. The PBP Plan is intended to motivate executives and other employees to achieve specific company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target performance level for each operational or financial goal (outlined in the 2020 Performance-Based Pay Metrics table below) that is consistent with the Company’s strategic plan goals.

Target payout opportunities are established for each NEO as a percentage of base salary.  These percentages are approved by the Committee after considering market data, performance, tenure, and internal pay parity, among other factors as it deems appropriate.

For the NEOs, the 2020 target participation levels were as follows:

2020 Performance-Based Pay Plan Participation Rates

Name	Target Participation as % of Base Salary

Bradley D. Tilden	140%
Shane R. Tackett	85%
Benito Minicucci	110%
Andrew R. Harrison	85%
Gary L. Beck	85%
Brandon R. Pedersen (1)	85%

(1)	Mr. Pedersen retired from the Company effective March 2, 2020.

Incentive award payments under the PBP Plan range from 0% to 200% of the NEO’s target based on the achievement of performance goals set by the Committee at the beginning of each year.  For each performance metric, performance at the target level will generally result in a 100% payout of the target amount for that metric, while the payout percentage would be 200% for performance at or above the maximum level and 25% for performance at the threshold level. The payout percentages are interpolated for performance between the levels identified below, but if performance for a particular metric is below the threshold level, no payment will be made as to that metric. The Committee retains discretion to adjust bonus amounts that would otherwise be paid.

The long-term success of the Company is highly dependent on running a safe and reliable operation, meeting or exceeding the expectations of guests, keeping unit costs in check, enhancing brand strength and generating financial returns well above our cost of capital. Each of these key strategic objectives is reflected in the goals of the PBP Plan.

For 2020, the PBP Plan metrics for Alaska Airlines employees were set as follows:

2020 Performance-Based Pay Metrics

Goal	Weight	Threshold	Target	Maximum

Operational Performance
Safety (1)	10%
The number of safety goals met.		1 of 3	2 of 3	3 of 3
Brand Strength	10%
Average score of guests' preferences of Alaska over other airlines as well as their rating of Alaska's overall performance.		74% or higher	75% or higher	76% or higher
CASM ex. Fuel	10%
Cost per available seat mile excluding fuel and special items (Alaska)		8.25¢	8.15¢	8.05¢

Alaska Air Group Profitability
Pre-Tax Profit Margin Percentage of Alaska Air Group, Inc. (2)	70%	5%	10%	15%

Profit Margin Modifier
Ranking in Industry		Third	Second	First
Modifier Based on Ranking Pre-Tax Profit Margin Compared to Other Airlines (3)		1 pt	2 pts	3 pts

(1)

Goals set for Alaska are related to events that present risk to that airline’s operation, including such things as inadvertent slide deployments, aircraft perimeter safety and minimum equipment list incidents.

(2)

Adjusted pre-tax profit means the net income of Alaska Air Group as computed by Generally Accepted Accounting Principles (GAAP) and adjusted for “Excluded Items” and “Alternative Accounting Treatments.” “Excluded Items” means (a) income taxes, (b) pretax expense under any Alaska Air Group (or subsidiary) profit sharing, performance-based pay, operational performance rewards, variable pay, or similar programs as determined in the discretion of the Committee, and (c) special income or expense items that, in the discretion of the Committee, should be excluded because recognizing them would not appropriately serve the goals of the PBP Plan. These special items may include, without limitation, merger-related costs, gain or loss on disposition of capital assets, impairments or other fleet exit costs, expenses from voluntary or involuntary severance programs, government refunds or assistance, and the cumulative effect of accounting changes. “Alternative Accounting Treatments” means expense or income items that, for purposes of calculating adjusted pre-tax profit, the Company (or any subsidiary) will account for based on non-GAAP methods because, in the discretion of the Committee, using GAAP accounting methods would not appropriately serve the goals of the Plan. These may include, without limitation, fuel hedge accounting on an as-settled basis.

(3)	The airlines used for this modifier include Delta Air Lines, United Airlines, American Airlines, Southwest Airlines, JetBlue Airlines, and Hawaiian Airlines.

As noted above, annual target performance measures reflect financial, operational and marketing goals that are generally consistent with the strategic plan that is approved by the Board. Maximum goals correlate to superior performance, while threshold goals generally correlate to what the Committee believes is an acceptable, but minimal, level of performance as compared to the prior year.

The Committee believes the use of a safety metric in the PBP reflects the Company’s unwavering commitment to safety and reinforces its message that every employee ‘owns safety’. The safety goals are focused on the highest risk areas that could negatively impact our operations, our employees and our guests. The Safety Committee has authority to recommend changes to the goals and overall payout rate on the safety metric each year.

The brand strength measure was set at a level the Committee believed would build loyalty and increase revenue over time. The CASM (cost per available seat mile excluding fuel and special items) metric was similarly chosen to support the Company’s achievement of its strategic plan.

The Committee believes that using adjusted non-GAAP measures, such as CASM and adjusted pre-tax profit, rather than GAAP measures, more closely ties results to elements of performance that can be controlled by the decisions and actions of employees, thereby providing a more direct link between performance and reward.  In addition, by removing the short-term impact of certain business decisions (such as the gain or loss on disposition of capital assets), we believe the use of adjusted measures encourages executives to make decisions that are in the best interest of the Company over the long term.

2020 COVID-19 Business Recovery Incentive Pay (CBRP) Plan

Several months into the COVID-19 crisis, it became clear that participants would likely receive no payout on the adjusted pretax profit metric of the PBP Plan.  In June 2020, the Committee approved a supplemental incentive pay program, the CBRP Plan.  The CBRP Plan is a one-time performance plan tied to business recovery goals measured over the last six months of 2020.  The goal of the CBRP Plan is to retain and motivate employees at all levels and to ensure that experienced talent remained in place to help the Company emerge from the impacts of COVID-19.  The plan was developed specifically to incentivize participants to achieve performance-based goals tied to the Company’s response to unanticipated and unpredictable impacts of the COVID-19 pandemic.   All eligible employees (including each of the NEOs then employed with us) participated in the CBRP Plan.

We believe the financial recovery of the Company depends on the ability to reduce cash burn and instill confidence in employees and guests by taking steps to adequately address personal health safety concerns in workspaces and on planes.  Accordingly, the CBRP Plan allocated 50% weight to a cash preservation goal and 50% weight to employee and guest safety goals.

The CBRP Plan target participation rates for NEOs are the same as those in the PBP Plan.  However, payout under the CBRP Plan ranges from 0% to 60% (subject to the maximum cap described below) and is contingent on the achievement of performance goals set by the Committee in June 2020.  For each performance metric, performance at the target level generally results in 100% payment of the weighted value of that metric (for example, performance at target of the cash preservation goals results in a 30% payout), while the payout percentage is 25% of the weighted value for achievement of threshold performance and 200% of the weighted value for achievement at or above maximum performance. The payout percentages are interpolated for performance between these levels, but if performance for a particular metric is below the threshold level, no payment is made as to that metric.  The maximum combined payout any employee may receive under the CBRP Plan when combined with the PBP Plan results or payout is 100% of target.

Following is a summary of actual combined results of the 2020 PBP and CBRP performance goals and an example of the calculation of the payout for one of the NEOs (assuming an 85% participation rate):

2020 PBP and CBRP Pay Calculation (1)

PBP Metrics	Actual	% of Target Achieved	Weight	Payout %

Safety	3 of 3	200.0%	10.0%	20.0%
Brand Strength	76.1	200.0%	10.0%	20.0%
CASM (2)	11.57¢	—%	10.0%	—%
Alaska Air Group Profitability (3)	(45.5%)	—%	70.0%	—%
Total PBP Payout %				40.0%
CBRP Metrics	Actual	% of Target Achieved	Weight	Payout %
Cash Preservation	$600,000	98.6%	30.0%	29.6%
Guest Safety	Met	100.0%	15.0%	15.0%
Employee Safety	Met	100.0%	15.0%	15.0%
Total CBRP Payout %				59.6%
Combined PBP and CBRP Payout %				99.6%
Participation Rate			x	85.0%
Total Payout as a % of Base Salary			=	84.7%

(1)	Based on the results that apply to an Alaska Airlines NEO.
(2)	Under the terms of the 2020 PBP Plan, CASM calculations exclude fuel costs and may be adjusted for certain excluded items and alternative accounting treatments.

(3)	Profitability is measured based on the Company’s pre-tax profit margin percentage.
(4)

For purposes of calculating the 2020 PBP and CBRP bonus payments, the base salary used in determining the final payout assumed the executive’s base salary had not be reduced for the March through early October time period as discussed previously.

In addition, all the Company’s employees, including the NEOs, participate in a separate annual incentive plan called the Operational Performance Reward (OPR) Plan, which pays a monthly incentive of up to $150 to all employees when certain operational performance targets are met.  Awards are based on the achievement of on-time performance and guest satisfaction goals, and the maximum annual payout for each employee is $1,800. In 2020, each Alaska Airlines employee, including the NEOs, received $1,650 under the OPR Plan.

Long-Term Equity-Based Incentive Compensation

Long-term equity incentive awards that link executive pay to stockholder value are an important element of the Company’s executive compensation program. Long-term equity incentives that vest over three- or four-year periods are awarded annually, resulting in overlapping vesting periods. The awards are designed to align NEOs’ interests with those of stockholders. In addition, equity awards help attract and retain top-performing executives who fit a team-oriented and performance-driven culture. The Company’s 2020 equity grant structure is described below (with the percentage of the total award allocated to options, RSUs and PSUs based on the grant date fair value of the award as determined for accounting purposes).

Stock Options. The Committee grants 25% of each NEO’s annual long-term incentive award in the form of stock options with an exercise price that is equal to the fair market value of the Company’s common stock on the grant date. The NEOs will realize value from their stock options only to the degree that Alaska Air Group’s stockholders realize value, provided the stockholder had purchased shares and held them for the same period as the option remains outstanding. The stock options also function as a retention incentive for executives, as they generally vest ratably over a four-year period on each anniversary of the grant date and have a ten-year term that may be shortened if the executive’s employment terminates.

Restricted Stock Units.  The Committee also grants 25% of each NEO’s annual long-term incentive awards to the NEOs in the form of RSUs. Subject to the executive’s continued employment with the Company, the RSUs generally vest on the third anniversary of the date they are granted and, upon vesting, are paid in shares of Alaska Air Group common stock. The RSUs provide a long-term retention incentive through the vesting period that requires continued service to the Company. The RSUs are also designed to further link executives’ interests with those of Alaska Air Group’s stockholders, as the value of the RSUs is based on the value of Alaska Air Group common stock. The Company does not issue dividend equivalents on unvested RSUs.

Performance Stock Units. The Committee also grants 50% of each NEO’s annual long-term incentive award in the form of PSUs. The PSUs vest only if the Company achieves performance goals established by the Committee for the three-year performance period covered by the award. PSUs also provide a retention incentive as vesting is generally also contingent on continued employment through the performance period (although all or a portion of the award may remain eligible to vest if the executive’s employment terminates in certain circumstances). Like RSUs, the PSUs help align the executives’ interests with those of stockholders as their value depends on the value of Alaska Air Group common stock.  The Company does not issue dividend equivalents on unvested PSUs.

PSUs Granted in 2020.  For the PSU awards granted to the NEOs in February 2020 with a January 1, 2020 through December 31, 2022 performance period, the vesting of 25% of the target number of stock units subject to the award will be determined in accordance with the chart below based on the Company’s TSR rank versus the following peer group of airlines: Delta Air Lines, United Airlines, American Airlines, Southwest Airlines, JetBlue Airlines, and Hawaiian Airlines.  The vesting of 75% of the target number of stock units subject to the award will be determined based on the Company’s return on invested capital (ROIC) performance for the three-year period as measured against goals set by the Committee.

The Committee believes that measuring the Company’s performance relative to other major airlines and the use of appropriate ROIC goals encourages executives to manage the Company in such a way as to maintain sustainable growth and to attract a broader range of investors.  Therefore, the Committee set ROIC as the primary performance measure (with 75% weight versus 50% weight in 2018 and 2019) for the PSU awards granted in 2020 to provide additional incentive for executives to support and drive long-term stockholder value. Given the nature of the airline business and the importance of out-performing our peers, the Committee retained relative TSR as a performance metric for the 2020 PSU awards.  The Committee believes measuring TSR on a relative basis rather than on an absolute basis provides a more relevant reflection of the Company’s performance by mitigating the impact of various macro-economic factors, such as rising fuel costs, that tend to affect the entire industry.

The percentage of the PSUs that vest range from 0% to 200% of the target number of units subject to the award, depending on the results of the Company’s goals for the performance period. The payout percentages are interpolated for performance results falling between the levels identified below. The Committee retains discretion to reduce vesting percentages below the level that would otherwise be paid. The Company does not issue dividend equivalents on unvested PSUs.

2020 Performance Stock Unit Award Metrics (2020-2022 Performance Period)

Airline Peer Group		Alaska Air Group ROIC (1)
TSR Rank Among the Airline Peer Group	Percentage of Peer Group Stock Units that Vest	Average ROIC	Percentage of ROIC Stock Units that Vest

1st or 2nd	200%	15% and above	200%
3rd	170%	11%	100%
4th	140%	Below 8%	0%
5th	120%
6th	90%
7th	65%
8th	45%
9th	20%
10th, 11th or 12th	0%

(1)

Payout percentages will be linearly interpolated for performance between the levels identified above.  Given the substantial net loss in 2020 stemming from the impact of the COVID-19 pandemic on our business, these awards are expected to vest at 0%.

PSUs Granted Before 2020.  In February 2017, the Committee approved grants of PSUs to the NEOs for the January 1, 2017 through December 31, 2019 performance period. In February 2020, the Committee approved a payout of these PSUs at a rate of 79.0%.  Such performance stock awards were based 50% on the Company’s TSR performance relative to the following airline peer group (excluding certain companies that ceased being publicly traded during the performance period): Air Canada, Allegiant Travel Co., American Airlines Group, Delta Air Lines, Hawaiian Holdings, JetBlue Airways, Republic Airways Holdings, SkyWest, Southwest Airlines, Spirit Airlines, and United Continental Holdings.  The Company’s TSR performance ranked 8th among these 11 peers, resulting in a 60% payout for that metric. The PSU awards granted in 2017 were also based 50% on achievement of the Company’s ROIC goals set by the Committee (maximum payout if ROIC was 20% or above, target payout for ROIC of 13%, and threshold payout for ROIC of 10% or below).  The Company’s average ROIC during the 2017-2019 performance period was 11.4%, resulting in a 128% payout for that metric.

The Committee also made grants in 2018 and 2019 with three-year performance periods beginning in January of each respective year.

For the PSU awards granted in February 2018 to NEOs with a January 1, 2018 through December 31, 2020 performance period, the vesting of 25% of the stock units subject to the award is determined based on the Company’s TSR rank versus the same airline peer group as that used for the 2017 awards, except that Republic Airways Holdings was excluded as it ceased being a publicly traded company during the performance period.  The vesting of 25% of the stock units subject to the award is determined based on the Company’s TSR rank relative to S&P 500 companies. The vesting of 50% of the stock units subject to the award is determined based on the Company’s ROIC performance for the three-year period as measured against goals set by the Committee. In early 2021, the Committee determined that the ROIC portion of these awards would not vest given the substantial loss in 2020 as a result of the COVID-19 pandemic on demand for air travel and approved payouts of 22.5% of target for these PSU awards based solely on relative TSR performance for the three-year period.

The PSU awards granted in 2019 are scheduled to vest at the end of the January 1, 2019 through December 31, 2021 performance period and are based 25% on the Company’s TSR performance relative to the same airline peer group as that used for the 2018 awards.  The PSU awards granted in 2019 were also based 25% on the Company’s TSR performance relative to S&P 500 companies and 50% on the Company’s ROIC goals set by the Committee.  As noted previously, we expect the portion of these awards allocated to the ROIC metric will vest at 0% given the substantial loss in 2020 as a result of the COVID-19 pandemic on demand for air travel and have reduced the ROIC portion of their value to $0 for accounting purposes in accordance with GAAP.

Equity Award Guidelines. The Committee considers and generally follows equity grant guidelines that are based on the target total direct compensation levels and pay mix for each NEO described above. Target equity grant values, when combined with the base salary and annual target incentive opportunity described above, are designed to achieve target total direct compensation for the NEOs at or about the 50th percentile of the peer group data for executives in comparable positions. The Committee may adjust equity grants to the NEOs based on the Committee’s general assessment of:

•	the individual’s contribution to the success of the Company’s financial performance;
•	internal pay equity;
•	the individual’s performance of job responsibilities; and
•	the accounting impact to the Company and potential dilution effects of the grant.

The Committee believes that stock options, RSUs and PSUs each provide incentives that are important to the Company’s executive compensation program as a whole. Therefore, the Committee generally awards a mix of these instruments to the NEOs when approving annual equity awards.

2020 Annual Equity Awards. For 2020, the target grant date value and mix of the long-term incentive awards granted to the NEOs are shown in the table below:

Annual Equity Award Value and Mix

Name	Total Equity Value	Stock Options	Restricted Stock Units	Performance Stock Units

Bradley D. Tilden	$3.2 Million	25%	25%	50%
Shane R. Tackett	$1.4 Million	25%	25%	50%
Benito Minicucci	$2.0 Million	25%	25%	50%
Andrew R. Harrison	$1.4 Million	25%	25%	50%
Gary L. Beck	$1.3 Million	25%	25%	50%
Brandon S. Pedersen (1)	N/A	N/A	N/A	N/A

(1)	Mr. Pedersen retired from the Company effective March 2, 2020.

2020 Annual Equity Award Target Values.  The values in the table below represent the target dollar value of annual stock option, PSU and RSU awards granted in February 2020.  Actual grant date fair value used for accounting purposes (which are disclosed in the executive compensation tables below) will vary from our target award values due to required accounting methodologies. For more information on these awards, see the 2020 Grants of Plan-Based Awards table.

Annual Equity Target Values

Name	OPTs (25% of Total Grant)	RSUs (25% of Total Grant)	PSUs (2) (50% of Total Grant)	Total Equity Value

Bradley D. Tilden	$800,000	$800,000	$1,600,000	$3,200,000
Shane R. Tackett	$350,000	$350,000	$700,000	$1,400,000
Benito Minicucci	$500,000	$500,000	$1,000,000	$2,000,000
Andrew R. Harrison	$350,000	$350,000	$700,000	$1,400,000
Gary L. Beck	$325,000	$325,000	$650,000	$1,300,000
Brandon S. Pedersen (1)	-	-	-	-

(1)	Mr. Pedersen retired from the Company effective March 2, 2020.
(2)	As noted above, 75% of these PSU awards are based on attaining certain ROIC targets, which are deemed unachievable given the substantial loss recorded in 2020.

In addition to the annual equity grant program described above, the Committee occasionally makes off-cycle equity awards at such times and on such terms as it considers appropriate to help achieve the goals of the Company’s executive compensation program.

CEO Transition Grant.  On November 5, 2020, the Company announced that Mr. Tilden will retire as CEO of the Company on March 31, 2021. The Company also announced that Mr. Minicucci will succeed Mr. Tilden as CEO of the Company effective March 31, 2021.

In anticipation of Mr. Minicucci’s March 31, 2021 promotion, the Committee approved a special award to him in November 2020 under the Company’s 2016 Performance Incentive Plan of time-vested RSUs with a grant date value of $750,000 and non-qualified stock options with a grant date value of $750,000, in each case as determined for accounting purposes.  These awards will each vest ratably over a five-year period based on continued service (without acceleration due to retirement eligibility), with the first vesting scheduled to occur on November 5, 2021.

The Committee, in consultation with its independent advisor, determined that the special award to Mr. Minicucci was appropriate to recognize his heightened responsibilities as the Company’s next CEO, to acknowledge his instrumental role as President through the COVID-19 crisis that has disproportionately affected the airline industry, to sustain Mr. Minicucci’s engagement, and to align his long-term compensation with the Company’s long-term performance as it emerges from the crisis.

It is possible that Mr. Minicucci will not realize the full value of this special grant in light of CARES Act compensation restrictions that will remain in place at least through October 2022.

Executive Retention Grants.  On November 5, 2020, the Committee also approved special awards of time-vested RSUs and non-qualified stock options (the “Executive Retention Grants”) to the Company’s NEOs and other executives.

In consultation with its independent advisor, the Committee determined that these special grants were warranted to meet the Company’s objectives of retaining key team members who had been stewards of the Company through a pandemic that disproportionately affected the airline industry, sustaining their engagement with the Company, and aligning the executive team with the Company’s long-term performance as it emerges from the crisis.

When determining the value of Executive Retention Grants, the Committee observed that executives had their realizable total compensation drop significantly below target, a gap driven largely by a 45% decrease in the value of the Company’s shares since the beginning of the year (compared to a 4% rise in the S&P 500).  Further, due to this decline, the performance against TSR and ROIC goals for the 2018-2020 performance period of the 2018 PSU grants, the Committee approved payouts of 22.5% of target in 2021. and it is projected that outstanding PSU awards linked to three-year average ROIC performance of 2019 and 2020 PSU grants will have little value at the end of each cycle. The Committee also considered the potential impact of CARES Act executive compensation limits on the NEOs.  Such limitations will remain in place through at least October 2022 and as long as May 2027.

•	The Executive Retention Grant to Mr. Tilden consisted of RSUs with a grant date value of $750,000 and options with a grant date value of $250,000.
•	The Executive Retention Grant to Mr. Minicucci consisted of RSUs with a grant date value of $562,500 and options with a grant date value of $187,500.
•	The Executive Retention Grant to Mr. Tackett consisted of RSUs with a grant date value of $375,000 and options with a grant date value of $125,000.
•	The Executive Retention Grant to Mr. Harrison consisted of RSUs with a grant date value of $375,000 and options with a grant date value of $125,000.
•	The Executive Retention Grant to Mr. Beck consisted of RSUs with a grant date value of $375,000 and options with a grant date value of $125,000.

RSUs and options issued pursuant to the Executive Retention Grants will vest ratably over a three-year term based on continued service (without acceleration due to retirement eligibility), with the first vesting scheduled to occur on November 5, 2021. It is possible that the NEOs will not realize the full value of the Retention Grants in light of CARES Act compensation restrictions that remain in place at least through October 2022.

Perquisites and Personal Benefits

In 2020, an amount equal to 1% of base salary was paid to NEOs as an allowance for financial planning services.

Retirement Benefits/Deferred Compensation

The Company provides retirement benefits to the NEOs under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. All eligible employees, including the NEOs, participate in the Company’s 401(k) plan.  The Retirement Plan for Salaried Employees (the Salaried Retirement Plan) The Salaried Retirement Plan was frozen on January 1, 2014 at its then-current benefit levels. Due to maximum limitations imposed by the Internal Revenue Code on the annual amount of a pension that may be paid under a qualified defined-benefit plan, the benefits that would otherwise be provided to these executives under the Salaried Retirement Plan are required to be limited. An unfunded defined-benefit plan in which Mr. Tilden also participates, the 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan), provides make-up benefits plus supplemental retirement benefits.

In light of the freeze on the Company’s Salaried Retirement Plan effective January 1, 2014, all NEOs participate in the Company’s Defined Contribution Officers Supplementary Retirement Plan (DC Supplementary Retirement Plan), which is a nonqualified defined contribution plan.

The NEOs are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments under the Company’s Nonqualified Deferred Compensation Plan. The Company believes that providing deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred. The interest earned on this deferred compensation is similar to what an ordinary investor could earn in the market.

Please see the tables under Pension and Other Retirement Plans and 2020 Nonqualified Deferred Compensation and the information following the tables for a description of these plans.

Stock Ownership Policy

The Committee believes that requiring significant stock ownership by executives further aligns their interests with those of long-term stockholders. Within five years of election or promotion to a position with a greater holding requirement, each executive officer must beneficially own a number of shares of the Company’s common stock with a fair market value equal to or in excess of a specified multiple of the individual’s base salary as follows:

•	five times base salary for the CEO;
•	four times base salary for the president; and
•	three times base salary for the executive vice presidents.

Executives are required to retain 50% of any shares of common stock acquired in connection with the vesting of RSUs and PSUs until the holding requirement is reached. Unexercised stock options, unvested RSUs and unvested PSUs do not count toward satisfaction of the ownership requirements. The Committee reviews compliance with this requirement annually and supported a more lenient approach to policy enforcement in the wake of the COVID-19 pandemic.

Recoupment of Certain Compensation Payments

With respect to elected officers, the Committee may, in its discretion, direct the Company to seek recovery of payments or awards, or to effect forfeiture of unpaid or unvested payments or awards issued under such plans on or after August 7, 2019, if one or more of the following events occurs within three years of the payment or award:

(1)	the financial or operating metric on which the payment or award is based is restated or adjusted in a way that reduces its value; or
(2)

the recipient commits a legal or compliance violation in connection with his or her employment, including but not limited to sexual misconduct, a substance abuse offense, a violation of the Company’s policies, Code of Conduct and Ethics, System Regulations, or breaches a non-competition, non-solicitation, non-disparagement or confidentiality covenant; or

(3)

if the recipient qualifies as an executive officer of the Company under Section 16 of the Securities Exchange Act of 1934, and he or she commits a legal or compliance violation that causes reputational harm to the Company.

For equity awards and other compensation for 2020 and later years, the Company may also recoup certain payments and awards to the extent necessary to comply with the Company’s obligations under the CARES Act.

Agreements Regarding Change in Control and Termination

The Company has change-in-control agreements with the NEOs that provide for severance benefits if the executive’s employment terminates under certain circumstances in connection with a change in control.

The Company has entered into change-in-control agreements with these executives because it believes that the occurrence, or potential occurrence, of a change-in-control transaction would create uncertainty and disruption during a critical time for the Company. The payment of cash severance benefits under the agreements is triggered if two conditions are met: (1) actual or constructive termination of employment and (2) the consummation of a change-in-control transaction. The Committee believes that the NEOs should be entitled to receive cash severance benefits only if both conditions are met. Once the change-in-control event occurs, the NEO’s severance and other benefits payable under the contract begin to diminish with time so long as the executive’s employment continues, until ultimate expiration of the agreement 36 months later. None of the Company’s change-in-control agreements provide for reimbursement of excise taxes.

Employment Agreement with Mr. Beck

In November 2019, Mr. Beck and Alaska Airlines entered into an employment agreement providing that Mr. Beck would serve as the airline’s executive vice president and chief operating officer through February 12, 2022, at an annual base salary of $425,000 and a PBP target participation rate of 85%.  The agreement specified that the Committee would determine the value of any equity awards granted to Mr. Beck during his employment as COO. The agreement also entitles Mr. Beck to participate in the retirement, health, welfare and fringe benefit plans available to similarly situated executives.

In March 2021, Mr. Beck and Alaska Airlines entered into a new employment agreement (superseding the 2019 agreement) based on his stated intention to retire from his position as Alaska Airlines executive vice president and chief operating officer effective April 3, 2021,  The agreement provides that Mr. Beck will remain employed by Alaska Airlines as the Special Advisor to the CEO through February 12, 2022, in order to support succession plans and other Company objectives.  Mr. Beck will continue to draw an annual salary of $425,000 and receive health, welfare and fringe benefits.  He will not participate in short-term or long-term incentive pay plans after April 3, 2021. Mr. Beck agreed to observe non-competition and non-solicitation covenants in favor of the Company for 18 months following the expiration of his employment term.

Policy with Respect to Section 162(m)

Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year.  Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by a company’s compensation committee under a plan approved by the company’s stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.  As one of the factors in its consideration of compensation matters, the Committee notes this deductibility limitation.  However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible for tax purposes.  There can be no assurance that any compensation will in fact be deductible.

Compensation and Leadership Development Committee Report

The Committee has certain duties and powers as described in its charter. The Committee is currently composed of five non-employee directors who are named at the end of this report, each of whom the Board has determined is independent as defined by NYSE listing standards.

The Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis section be incorporated by reference in the Company’s 2020 Annual Report on Form 10-K filed with the SEC and the Company’s 2021 Proxy Statement. (1)

Compensation and Leadership Development Committee of the Board of Directors

Marion C. Blakey, Chair

Raymond L. Conner, Member

Kathleen T. Hogan, Member

Jessie J. Knight, Jr., Member (since November 2020)

J. Kenneth Thompson, Member

(1)

SEC filings sometimes incorporate information by reference. This means the Company is referring you to information that has previously been filed with the SEC and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Exchange Act.

Compensation and Leadership Development Committee Interlocks

and Insider Participation

Ms. Blakey, Mr. Conner, Ms. Hogan, and Mr. Thompson were members of the Compensation and Leadership Development Committee during all of 2020. Mr. Knight has been a member of the Committee since November 2020.  No director who served on the Committee for all or part of 2020 is or has been an executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. During 2020, none of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity where the entity’s executive officers also served as a director or member of the Company’s Compensation and Leadership Development Committee.

2020 Summary Compensation Table

The following table presents information regarding compensation for services rendered during 2020 for the CEO, the CFO, the former CFO, and the three other most highly compensated executive officers. These individuals are referred to as the NEOs in this Proxy Statement.

Name and Principal Position	Year	Salary (1) ($)	Stock Awards (2)(3) ($)	Option Awards (2) ($)	Non- Equity Incentive Plan Compen- sation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) ($)	All Other Compen- sation (6) ($)	Total ($)
		272308
Bradley D. Tilden	2020	272,308	3,137,788	960,516	846,048	656,859	204,438	6,077,957
CEO	2019	583,846	2,212,188	712,749	994,431	809,872	215,230	5,528,316
Alaska	2018	563,846	1,961,616	640,666	981,504	—	227,213	4,374,845
Shane R. Tackett	2020	421,346	1,421,400	436,269	416,028	120,892	125,458	2,941,393
EVP Finance & CFO	2019	399,038	799,506	257,854	418,773	101,155	148,351	2,124,677
Alaska	2018	353,462	476,806	203,761	369,729	—	101,052	1,504,810
Benito Minicucci	2020	253,846	2,830,505	1,405,245	626,506	—	169,033	5,285,135
President	2019	542,308	1,510,939	487,340	781,769	—	188,180	3,510,536
Alaska	2018	500,385	1,284,576	428,994	671,294	—	186,613	3,071,862
Andrew R. Harrison	2020	422,019	1,421,400	436,269	418,352	—	132,732	2,830,772
EVP & CCO	2019	467,308	1,067,117	344,484	520,850	—	180,732	2,580,491
Alaska	2018	442,308	927,831	303,736	503,787	—	151,800	2,329,462
Gary L. Beck (7)	2020	377,596	1,347,236	414,375	375,294	—	112,475	2,626,976
EVP & COO
Alaska
Brandon S. Pedersen (8)	2020	102,308	—	—	35,085	—	20,112	158,225
Former CFO	2019	467,308	1,067,117	344,484	520,850	—	157,981	2,557,740
Alaska	2018	442,308	927,831	303,736	503,787	—	146,399	2,324,061

(1)

In 2020, due to the impact of the COVID-19 pandemic on the Company, Messrs. Tilden and Minicucci agreed to a reduction of their base pay to $0 from March 7 until October 3.  Base pay for Messrs. Tackett, Harrison and Beck was reduced 30% from April 4 until October 3.

(2)

The amounts reported in Stock Awards and Option Awards columns of the Summary Compensation Table above reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 13 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2020 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For more information about the stock awards and option awards granted in 2020 to the NEOs, please see the discussion under 2020 Grants of Plan-Based Awards below.

Due to the impact of the COVID-19 pandemic on the Company and in light of CARES Act compensation limits, it is possible that the NEOs will not realize the full value of these grants.  For PSU grants that are based on reaching certain ROIC targets, the Company’s financial statements reflect increases and reductions in compensation-related expense based on the determination of the number of awards that will ultimately vest.  As a result of the impact of the COVID-19 pandemic on the Company’s financial results, it has been determined that all ROIC-based PSU awards granted in 2018, 2019 and 2020 will not meet threshold metrics for each award and will therefore not vest.  Any previously recognized compensation expense for these awards was reversed in the Company’s 2020 financial statements as that was the time it was determined the portion of the awards with the ROIC component would have no value.  The grant date fair value of these awards is included in the table above, however the value of the ROIC component of the PSUs will not be realized by the NEOs.  As a result, the following reductions to compensation-related expense were made for each of the NEOs as follows:   Mr. Tilden – ($1,163,385) for 2020, ($1,093,412) for 2019 and ($642,401) for 2018; Mr. Tackett – ($508,848) for 2020, ($395,892) for 2019 and ($133,140) for 2018; Mr. Minicucci – ($508,848) for 2020, ($528,233) for 2019 and ($303,226) for 2018; Mr. Harrison – ($508,848) for 2020, ($528,233) for 2019 and ($303,226) for 2018; and Mr. Beck ($472,506) for 2020.

In November 2020, the Committee awarded one-time Executive Retention grants of RSUs and stock options to the NEOs (excluding Mr. Pedersen). See the discussion of these awards in the CEO Transition Grants and Executive Retention Grants sections above.

(3)

The amounts reported in Stock Awards column of the table above also include the grant date fair value of performance-based stock unit awards granted in 2018, 2019 and 2020 to the NEOs based on the probable outcome (determined as of the grant date) of the performance-based conditions applicable to the awards. A Monte Carlo simulation is used to determine the probable outcome of the performance-based conditions applicable to the performance stock awards.  Performance-based awards with ROIC targets are initially recorded and reported at target fair value but adjusted in accordance with GAAP based on expected and ultimate vesting.  All 2018, 2019 and 2020 ROIC based PSU awards have been written down to $0 value in accordance with GAAP as the goals are not likely to be met.  The following table presents the aggregate grant date fair value of these performance-based awards included in the Stock Awards column for 2018, 2019 and 2020, and the aggregate grant date value of these awards assuming that the highest level of performance conditions will be achieved.

	2018 Performance Awards		2019 Performance Awards		2020 Performance Awards
	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)	Aggregate Grant Date Fair Value (Based on Probable Outcome)	Aggregate Grant Date Fair Value (Based on Maximum Performance)
Name	($)	($)	($)	($)	($)	($)

Bradley D. Tilden	1,319,472	2,581,954	1,479,918	2,915,766	1,590,305	3,102,273
Shane R. Tackett	273,513	535,120	535,889	1,055,800	695,552	1,356,841
Benito Minicucci	854,587	1,672,250	1,012,330	1,994,437	994,024	1,939,082
Andrew R. Harrison	622,813	1,218,736	714,962	1,408,621	695,552	1,356,841
Gary L. Beck (7)					645,917	1,260,016
Brandon S. Pedersen (8)	622,813	1,218,736	714,962	1,408,621	—	—

(4)

The Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above includes compensation awarded under the Performance-Based Pay Plan and Operational Performance Rewards Plan, each as further described in the Compensation Discussion and Analysis.

(5)

The amount reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Salaried Plan and the Supplementary Retirement Plan, both defined benefit plans. The number included in this column is an estimate of the current value of future payments under these plans and does not represent value received in the year presented. For the NEOs, company contributions to the DC Supplementary Retirement Plan in lieu of the defined-benefit plan are reported in the Total column and detailed in the table in Footnote (5) below. Mr. Tilden’s and Mr. Tackett’s pension benefits in the Salaried Plan and Mr. Tilden’s benefits in the Supplementary Plan were “hard frozen” effective January 1, 2014.  This means that the benefit payments due upon his retirement were fixed based on his years of service and earnings as of that date.  The value of the liability calculated for purposes of the Summary Compensation Table above increased in 2019 and 2020 primarily due to decreases in discount rates, but also due to the passage of time.  The value of the liability for Mr. Tilden decreased by $280,000 in 2018, but based on SEC disclosure rules, this decrease is not reported in the Summary Compensation Table above. None of the NEOs received any above-market earnings on their accounts under the nonqualified deferred compensation plans.

(6)

The following table presents detailed information on the types and amounts of compensation reported for the NEOs in the All Other Compensation column of the Summary Compensation Table. Each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Tax reimbursements are provided for travel privileges unique to the airline industry. By providing positive-space travel without tax consequences to the NEOs, we are able to deliver a highly valued benefit at a low cost to the Company. In addition, we believe that this benefit provides the opportunity for the NEOs to connect with the Company’s front-line employees. As noted in the Compensation Discussion and Analysis section, in 2020 we paid each of the NEOs a personal benefit allowance for financial planning services equal to 1% of the executive’s base salary.

						Personal Travel
Name	Company Contribution to 401(k) Account ($)	Company Contribution to DC-OSRP Account ($)	Life Insurance Premium Over $50K ($)	Company Match on Charitable Contributions ($)	State Business Travel Tax Reimbursement ($)	Personal Travel ($)	Taxes Paid on Personal Travel ($)	Other* ($)	Total “All Other Compensation” ($)

Bradley D. Tilden	32,677	155,824	9,504	1,000	—	2,164	1,648	1,621	204,438
Shane R. Tackett	34,200	66,506	1,272	1,000	3,144	10,485	7,108	1,743	125,458
Benito Minicucci	15,231	115,987	3,312	1,000	23,264	4,992	3,524	1,723	169,033
Andrew R. Harrison	17,100	77,097	3,018	—	6,519	15,643	10,479	2,876	132,732
Gary L. Beck	17,100	59,959	12,352	1,000	—	12,482	8,282	1,300	112,475
Brandon S. Pedersen (8)	—	—	764	1,000	8,882	4,660	3,106	1,700	20,112

*Includes the Company’s incremental cost of providing a flight benefit, annual physical, life insurance premium, and the above-market amount paid for accidental death and dismemberment insurance premiums.

(7)	Mr. Beck was not a NEO prior to 2020, therefore, only 2020 compensation information is included.
(8)	Mr. Pedersen retired from the Company effective March 2, 2020.

2020 Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the NEOs in 2020. Please see the Performance-Based Annual Pay section in the CD&A for a description of the material terms of the non-equity incentive plan awards reported and the Long-Term Equity-Based Pay section for a description of the material terms of the equity-based awards reported. Each of the equity-based awards reported below was granted under the Company’s 2016 Performance Incentive Plan (2016 Plan).

		Estimated Further Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)

Bradley D. Tilden
Stock Options	2/11/2020								52,010	64.55	702,884
RSUs	2/11/2020							12,010			775,246
PSUs	2/11/2020				6,008	24,030	48,060				1,590,305
Stock Options	11/5/2020								16,940	39.18	257,632
RSUs	11/5/2020							19,710			772,238
PBP Plan		214,442	857,769	1,715,539
CBRP Plan		0	257,331	514,662
Shane R. Tackett
Stock Options	2/11/2020								22,750	64.55	307,453
RSUs	2/11/2020							5,260			339,533
PSUs	2/11/2020				2,628	10,510	21,020				695,552
Stock Options	11/5/2020								8,470	39.18	128,816
RSUs	11/5/2020							9,860			386,315
PBP Plan		105,155	420,619	841,239
CBRP Plan		0	126,186	252,372
Benito Minicucci
Stock Options	2/11/2020								32,510	64.55	439,353
RSUs	2/11/2020							7,510			484,771
PSUs	2/11/2020				3,755	15,020	30,040				994,024
Stock Options	11/5/2020								63,510	39.18	965,892
RSUs	11/5/2020							34,500			1,351,710
PBP Plan		157,067	628,269	1,256,539
CBRP Plan		0	188,481	376,962
Andrew R. Harrison
Stock Options	2/11/2020								22,750	64.55	307,453
RSUs	2/11/2020							5,260			339,533
PSUs	2/11/2020				2,628	10,510	21,020				695,552
Stock Options	11/5/2020								8,470	39.18	128,816
RSUs	11/5/2020							9,860			386,315
PBP Plan		104,820	419,279	838,558
CBRP Plan		0	125,784	251,567
Gary L. Beck
Stock Options	2/11/2020								21,130	64.55	285,559
RSUs	2/11/2020							4,880			315,004
PSUs	2/11/2020				2,440	9,760	19,520				645,917
Stock Options	11/5/2020								8,470	39.18	128,816
RSUs	11/5/2020							9,860			386,315
PBP Plan		93,786	375,144	750,289
CBRP Plan		0	112,543	225,087
Brandon S. Pedersen (3)
Stock Options	N/A
RSUs	N/A
PSUs	N/A
PBP Plan	N/A	21,740	86,962	173,923

Key:	RSUs – Restricted Stock Units; PSUs – Performance Stock Units; PBP – Performance-Based Pay Plan and CBRP Plan – COVID Business Recovery Incentive Plan

(1)

The CBRP Plan described in detail in the Compensation and Discussion Analysis was a one-time bonus plan designed to supplement the Company’s broad-based PBP Plan in light of COVID-19 impacts.  The CBRP capped the maximum combined payout under both plans at 100% of target.

(2)

The amounts reported in this column reflects the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2020 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

PSU awards with ROIC targets are initially recorded and reported at target fair value but adjusted in accordance with GAAP based on expected and ultimate results. All 2018,2019 and 2020 ROIC-based PSU awards have been written to $0 value in accordance with GAAP as the ROIC threshold goals for each award are not likely to be met due to the impact of the COVID-19 pandemic on the Company.  As a result, any previously recognized compensation expense for these awards was reversed in the Company’s 2020 financial statements as that was the time it was determined the portion of the awards with the ROIC component would have no value.  The grant date fair value of these awards is included in the table above, however the value of the ROIC component of the PSUs will not be realized by the participants.  As a result, the following reductions to compensation expense were made for each of the NEOs as follows:   Mr. Tilden – ($1,163,385); Mr. Tackett – ($508,848); Mr. Minicucci – ($508,848); Mr. Harrison – ($508,848); and Mr. Beck ($472,506).

(3)

Mr. Pedersen retired from the Company effective March 2, 2020, and remained eligible for a prorated payout under the PBP Plan for service during 2020.  He was not eligible to participate in the CBRP Plan.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the NEOs as of December 31, 2019, including the vesting dates for the portions of these awards that had not vested as of that date.

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Bradley D. Tilden
	2/14/12	23,360	—		19.000	2/14/22
	2/11/13	33,796	—		24.40	2/11/23
	2/11/14	19,220	—		38.755	2/11/24
	2/10/15	13,600	—		65.370	2/10/25
	2/9/16	15,200	—		65.630	2/9/26
	2/14/17	12,000	4,000	(2)	96.30	2/14/27
	2/13/18	18,625	18,625	(4)	66.89	2/13/28	9,600	(4)	499,200
	2/14/19	10,490	31,470	(7)	66.57	2/14/29	11,000	(7)	572,000	21,900	(12)	1,138,800
	2/11/20	—	52,010	(9)	64.55	2/11/30	12,010	(9)	624,520	24,030	(12)	1,249,560
	11/5/20	—	16,940	(10)	39.18	11/5/30	19,710	(10)	1,024,920
Shane R. Tackett
	2/10/15	925	—		65.370	2/10/25
	2/9/16	1,750	-		65.630	2/9/26
	2/14/17	1,395	465	(2)	96.300	2/14/27
	8/3/17	585	195	(3)	84.99	8/3/27
	2/13/18	3,870	3,870	(4)	66.89	2/13/28	2,000	(4)	104,000
	9/10/18	1,885	1,885	(5)	68.15	9/10/28	1,020	(5)	53,040
	2/14/19	3,795	11,385	(7)	66.57	2/14/29	3,960	(7)	205,920	7,930	(12)	412,360
	2/11/20	—	22,750	(9)	64.55	2/11/30	5,260	(9)	273,520	10,510	(12)	546,520
	11/5/20	—	8,470	(10)	39.18	11/5/30	9,860	(10)	512,720
Benito Minicucci
	2/11/13	882	—		24.400	2/11/23
	2/11/14	3,520	—		38.755	2/11/24
	5/12/14	2,230	—		48.945	5/12/24
	2/10/15	9,861	—		65.370	2/10/25
	2/9/16	12,000	-		65.630	2/9/26
	2/14/17	7,597	2,533	(2)	96.30	2/14/27
	2/13/18	12,115	12,115	(4)	66.89	2/13/28	6,250	(4)	325,000
	10/2/18	340	340	(6)	66.26	10/2/28	180	(6)	9,360
	2/14/19	7,172	21,518	(7)	66.57	2/14/29	7,490	(7)	389,480	14,980	(12)	778,960
	2/11/20	—	32,510	(9)	64.55	2/11/30	7,510	(9)	390,520	15,020	(12)	781,040
	11/5/20	—	12,700	(10)	39.18	11/5/30	14,790	(10)	769,080
	11/5/20	—	50,810	(11)	39.18	11/5/30	19,710	(11)	1,024,920

	Stock Options						Stock Awards
Name	Award Date	Number of Securities Underlying Unexer- cised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expir- ation Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (1) ($)

Andrew R. Harrison
	2/11/14	840	—		38.755	2/11/24
	5/12/14	1,500	—		48.945	5/12/24
	2/10/15	3,145	—		65.370	2/10/25
	2/9/16	5,483	—		65.630	2/9/26
	2/14/17	5,557	1,853	(2)	96.30	2/14/27
	2/13/18	8,830	8,830	(4)	66.89	2/13/28	4,560	(4)	237,120
	2/14/19	5,070	15,210	(7)	66.57	2/14/29	5,290	(7)	275,080	10,580	(12)	550,160
	2/11/20	—	22,750	(9)	64.55	2/11/30	5,260	(9)	273,520	10,510	(12)	546,520
	11/5/20	—	8,470	(10)	39.18	11/5/30	9,860	(10)	512,720
Gary L. Beck
	2/13/18	3,050	3,050	(4)	66.890	2/13/28	1,580	(4)	82,160
	2/14/19	2,195	6,585	(7)	66.570	2/14/29	2,290	(7)	119,080	4,580	(12)	238,160
	11/7/19	585	1,755	(8)	70.930	11/7/29	560	(8)	29,120
	2/11/20	—	21,130	(9)	64.550	2/11/30	4,880	(9)	253,760	9,760	(12)	507,520
	11/5/20	—	8,470	(10)	39.180	11/5/30	9,860	(10)	512,720
Brandon S. Pedersen
	2/10/15	4,215	—		65.370	3/2/23
	2/9/16	5,483	—		65.630	3/2/23
	2/14/17	5,557	1,853	(2)	96.30	3/2/23
	2/13/18	8,830	8,830	(4)	66.89	3/2/23
	2/14/19	5,070	15,210	(7)	66.57	3/2/23				4,126	(12)	214,552

(1)

The dollar amounts shown in these columns are determined by multiplying the number of restricted stock or performance stock units, respectively, by $52.00 (the closing price of Air Group stock on 12/31/20).

(2)

The unvested options under the 2/14/17 grant have become vested as follows:  Mr. Tilden –4,000 on 2/14/21; Mr. Tackett –465 on 2/14/21; Mr. Minicucci –2,533 on 2/14/21;  Mr. Harrison –1,853 on 2/14/21; and Mr. Pedersen – 1,853 on 2/14/21.(3)The unvested options under the 8/3/17 grant are scheduled to vest as follows: 195 on 8/3/21.

(4)

The RSUs awarded on 2/13/18 became fully vested on 2/13/21.  The unvested options under the 2/13/18 grant have or are scheduled to become vested as follows:  Mr. Tilden –9,312 on 2/13/21 and 9,313 on 2/13/22; Mr. Tackett –1,935 on 2/13/21 and 1,935 on 2/13/22; Mr.  Minicucci – , 6,057 on 2/13/21 and 6,058 on 2/13/22; Mr. Harrison –4,415 on 2/13/21 and 4,415 on 2/13/22; and Mr. Pedersen –4,415 on 2/13/21 and 4,415 on 2/13/22.

(5)

The RSUs awarded to Mr. Tackett on 9/10/18 are scheduled to become fully vested on 9/10/21.  The unvested options under the 9/10/18 grant are scheduled to become vested as follows: 942 on 9/10/21 and 943 on 9/10/22.

(6)

The RSUs awarded to Mr. Minicucci on 10/2/18 are scheduled to become fully vested on 10/2/21.  The unvested options under the 10/2/18 grant are scheduled to become vested as follows:  170 on 10/2/21, and 170 on 10/2/22.

(7)

The RSUs awarded on 2/14/19 are scheduled to become fully vested on 2/14/22.  The unvested options under the 2/14/19 grant have or are scheduled to become vested as follows:  Mr. Tilden –10,490 on 2/14/21, 10,490 on 2/14/22 and 10,490 on 2/14/23; Mr. Tackett –3,795 on 2/14/21, 3,795 on 2/14/22 and 3,795 on 2/14/23; Mr. Minicucci –7,173 on 2/14/21, 7,172 on 2/14/22 and 7,173 on 2/14/23; Mr. Harrison -- 5,070 on 2/14/21, 5,070 on 2/14/22 and 5,070 on 2/14/23; and Mr. Pedersen – 5,070 on 2/14/21, 5,070 on 2/14/22 and 5,070 on 2/14/23.

(8)

The RSUs awarded to Mr. Beck on 11/7/19 are scheduled to become fully vested on 11/7/22.  The vesting of Mr. Beck’s RSUs will be accelerated upon his retirement in accordance with the terms of his grant agreement.  The unvested options awarded to Mr. Beck on 11/7/19 will become vested as follows:  585 on 11/7/21, 585 on 11/7/22 and 585 on 11/7/23.  Under the terms of his option grant agreements, the options will continue to vest and remain exercisable up to three years after his retirement from the company.

(9)

The RSUs awarded on 2/11/20 are scheduled to become fully vested on 2/11/23.  The vesting of Mr. Beck’s RSUs will be accelerated upon his retirement in accordance with the terms of his grant agreement.  The unvested options under the 2/11/20 grant are scheduled to become vested as follows:  Mr. Tilden – 13,002 on 2/11/21, 13,003 on 2/11/22, 13,002 on 2/11/23, and 13,003 on 2/11/24; Mr. Tackett – 5,687 on 2/11/21, 5,688 on 2/11/22, 5,687 on 2/11/23 and 5,688 on 2/11/24; Mr. Minicucci – 8,127 on 2/11/21, 8,128 on 2/11/22, 8,127 on 2/11/23 and 8,128 on 2/11/24; Mr. Harrison – 5,687 on 2/11/21, 5,688 on 2/11/22, 5,687 on 2/11/23 and 5,688 on 2/11/24; and Mr. Beck – 5,282 on 2/11/21, 5,283 on 2/11/22, 5,282 on 2/11/23 and 5,283 on 2/11/24.  Under the terms of Mr. Beck’s option grant agreements, the options will continue to vest and remain exercisable up to three years after his retirement from the company.

(10)

The RSUs awarded on 11/5/20 are scheduled to become fully vested (dependent upon continued service through the vesting periods) as follows:  Mr. Tilden – 6,570 on 11/5/21, 6,570 on 11/5/22, and 6,570 on 11/5/23; Mr. Tackett – 3,286 on 11/5/21, 3,287 on 11/5/22, and 3,287 on 11/5/23; Mr. Minicucci – 4,930 on 11/5/21, 4,930 on 11/5/22 and 4,930 on 11/5/23; Mr. Harrison – 3,286 on 11/5/21, 3,287 on 11/5/22, 3,287 on 11/5/23; and Mr. Beck –3,286 on 11/5/21 and the remaining 6,574 RSUs will be forfeited upon his retirement on 2/12/22 in accordance with the terms of his grant agreement.  The unvested options under the 11/5/20 grant are scheduled to become vested (dependent upon continued service through the vesting periods) as follows:  5,646 on 11/5/21, 5,647 on 11/5/22 and 5,647 on 11/5/23; Mr. Tackett – 2,823 on 11/5/21, 2,823 on 11/5/22 and 2,824 on 11/5/23; Mr. Minicucci – 4,233 on 11/5/21, 4,233 on 11/5/22 and 4,234 on 11/5/23; Mr. Harrison – 2,823 on 11/5/21, 2,823 on 11/5/22 and 2,824 on 11/5/23; and Mr. Beck – 2,823 on 11/5/21 and the remaining 5,647 options will be forfeited upon his retirement on 2/12/22 in accordance with the terms of his grant agreement.

(11)

The RSUs awarded to Mr. Minicucci on 11/5/20 are scheduled to become fully vested as follows:  3,942 on 11/5/21, 3,942 on 11/5/22, 3,942 on 11/5/23; 3,942 on 11/5/24 and 3,942 on 11/5/25.  The unvested options awarded to Mr. Minicucci on 11/5/21 are scheduled to become vested as follows:  10,162 on 11/5/21, 10,162 on 11/5/22, 10,162 on 11/5/23, 10,162 on 11/5/24 and 10,162 on 11/5/25.

(12)

The PSUs reported in this column are eligible to vest based on the Company’s performance over three-year periods as described in the Compensation Discussion and Analysis above. The PSUs granted on 2/14/19 are eligible to vest based on the goals set for a three-year performance period ending 12/31/21 and the PSUs granted on 2/11/20 are eligible to vest based on the goals set for a three-year performance period ending 12/31/22. Due to the impact of the COVID-19 pandemic on the Company, for the purposes of the Company’s financial statements, the grant date fair value amounts of the portion of the PSUs awarded in 2020, 2019 and 2018 to the ROIC performance metric were reduced as follows:  Mr. Tilden – ($1,163,385) for 2020, ($1,093,412) for 2019 and ($642,401) for 2018; Mr. Tackett – ($508,848) for 2020, ($395,892) for 2019 and ($133,140) for 2018; Mr. Minicucci – ($508,848) for 2020, ($528,233) for 2019 and ($303,226) for 2018; Mr. Harrison – ($508,848) for 2020, ($528,233) for 2019 and ($303,226) for 2018; and Mr. Beck ($472,506) for 2020.

2020 Option Exercises and Stock Vested

The following table presents information regarding the exercise of stock options by the NEOs during 2020 and the vesting during 2020 of other stock awards previously granted to the NEOs.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)

Bradley D. Tilden	47,484	1,544,141	17,981	1,171,594
Shane R. Tackett	—	—	4,100	245,065
Benito Minicucci	—	—	12,395	806,961
Andrew R. Harrison	—	—	9,620	626,010
Gary L. Beck	—	—	—	—
Brandon S. Pedersen (2)	—	—	19,470	1,023,851

(1)

The amounts shown in Value Realized on Exercise column above for option awards are determined by multiplying the number of exercised shares by the difference between the per-share closing price of the Company’s common stock on the date of exercise and the exercise price of the options. The amounts shown in Value Realized Upon Vesting column above for stock awards are determined by multiplying the number of vested units by the per-share closing price of the Company’s common stock on the vesting date.

(2)	Mr. Pedersen retired from the Company effective March 2, 2020.

Pension and Other Retirement Plans

The Company maintains two primary defined-benefit plans covering Mr. Tilden and Mr. Tackett. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the Salaried Retirement Plan) is a qualified defined-benefit employee retirement pension plan, and Mr. Tilden and Mr. Tackett participate in this plan on the same general terms as other eligible employees. The Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the Supplementary Retirement Plan) is a nonqualified defined benefit plan, in which Mr. Tilden and Mr. Tackett also participate. Mr. Pedersen, Mr. Minicucci, and Mr. Harrison participate in the defined-contribution plans (as described below) in lieu of these defined-benefit plans.

The following table presents information regarding the present value of accumulated benefits that may become payable to the NEOs under the qualified and nonqualified defined-benefit plans.

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)

Bradley D. Tilden	Salaried Retirement Plan	22.844	1,973,368	N/A
	Supplementary Retirement Plan	14.919	3,380,285	N/A
Shane R. Tackett	Salaried Retirement Plan	13.058	455,752	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Benito Minicucci (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Andrew R. Harrison (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Gary L. Beck (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A
Brandon S. Pedersen (2)	Salaried Retirement Plan	N/A	N/A	N/A
	Supplementary Retirement Plan	N/A	N/A	N/A

(1)

The years of credited service through December 31, 2013, when the Plan was frozen, and the present value of accumulated benefits as of December 31, 2019 assume that each NEO retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2020 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)

In lieu of participation in the defined-benefit plans, Mr. Minicucci, Mr. Harrison and Mr. Beck (and during his employment) Mr. Pedersen receive a contribution to their accounts under the Company’s defined-contribution plans. Specifically, in lieu of participation in the Salaried Retirement Plan: Mr. Minicucci, Mr. Harrison, Mr. Beck and Mr. Pedersen (during his employment) each receive a Company match contribution to the AlaskaSaver 401(k) Plan of 50% of their employee contributions up to 6% of their eligible compensation. In lieu of the Supplementary Retirement Plan, Mr. Minicucci, Mr. Harrison, Mr. Beck and Mr. Pedersen also eligible to participate in the Nonqualified Deferred Compensation Plan, which is further described below.

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement pension plan for certain salaried Alaska Airlines employees hired prior to April 1, 2003. Mr. Tilden and Mr. Tackett are fully vested in their accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight-life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

On June 20, 2011, the Board amended the Salaried Retirement Plan to provide that effective January 1, 2014, the plan would be frozen so that participants in the plans would not accrue any benefits with respect to services performed or compensation earned on or after that date.

The tax law limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2020, this limit on annual benefits was $230,000.

Supplementary Retirement Plans

In addition to the benefits described above, Mr. Tilden is eligible to receive retirement benefits under the Supplementary Retirement Plan. This plan is a non-qualified, unfunded, defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight-life annuity basis. In general, the monthly benefit is determined as a percentage (50% to 75% of a participant’s final average monthly base salary) based on the officer’s length of service with the Company and length of service as an elected officer.

This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change in control of the Company or upon termination of the participant’s employment due to death or disability.

On June 20, 2011, the Board of Directors amended the Supplementary Retirement Plan to provide that, effective January 1, 2014, the plan would be frozen so that participants in the plan would not accrue any benefits with respect to services performed or compensation earned on or after that date. The Board also amended the Supplementary Retirement Plan so that, effective January 1, 2014, officers who previously participated in the Supplementary Retirement Plan, and are then employed by the Company, will be eligible to participate in the DC Supplementary Retirement Plan. Under the DC Supplementary Retirement Plan, the Company contributes up to 12% of Mr. Tilden’s eligible wages.

In lieu of the Supplementary Retirement Plan, the other NEOs participate in the Company’s DC Supplementary Retirement Plan. This plan is a defined-contribution plan. Under this plan, the Company contributes 10% of the eligible wages of Mr. Tackett, Mr. Minicucci, Mr. Harrison, and Mr. Beck, as defined in plan documents, minus the maximum legal Company contribution that the Company made, or could have made, under the Company’s qualified defined-contribution plan (the 401(k) plan).

2020 Nonqualified Deferred Compensation

Under the Nonqualified Deferred Compensation Plan, the NEOs and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis.  Participants under the plan have the opportunity to elect among several investment funds, which mirror the funds offered under the Company’s 401(k) plan, for purposes of determining the return of their plan assets.  In addition, the plan also offers an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent, for certain prior deferred amounts. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the NEOs’ balances under the Company’s nonqualified deferred compensation plans during 2020, and also shows the total deferred amounts for the NEOs as of December 31, 2020.

	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY (1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Bradley D. Tilden	—	154,152	80,450	—	1,226,048
Shane R. Tackett	—	58,562	79,014	—	463,360
Benito Minicucci	—	104,485	70,715	—	932,319
Andrew R. Harrison	—	80,234	102,840	—	836,326
Gary L. Beck	—	52,828	6,837	—	77,552
Brandon S. Pedersen (2)	—	136,322	(50,725)	(855,760)	—

(1)

The amounts in this column represent contributions by the Company to the executive’s account made during 2020.  These amounts were determined with reference to the executive’s annual incentives awarded for 2019 and have previously been reported in the Summary Compensation Table as 2019 compensation for the executive.

(2)	Mr. Pedersen retired from the Company effective March 2, 2020.

Potential Payments Upon Change in Control and Termination

The Company has entered into change-in-control agreements with Messrs. Tilden, Tackett, Minicucci, Harrison, and Beck. Under these agreements, if a change of control occurs, an “employment period” of three years would go into effect. During the employment period, these five executives would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;
•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay Plan incentive or the average of the executive’s annual incentive payments for the three years preceding the year in which the change in control occurs;

•	continue to accrue age and service credit under our qualified and non-qualified defined benefit retirement plans; and
•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump-sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. The amount an executive would be entitled to receive would be reduced on a pro-rata basis for any time the executive worked during the employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change-in-control agreements.) In  the event that change in control benefits under these agreements exceed the threshold amount that would trigger an excise tax under Section 280G of the Internal Revenue Code, the executive would receive the larger of the following amounts:

1.	The “safe harbor amount,” which is equal to the level at which excise taxes are triggered
2.	The full change in control benefits if, after receipt of the full change in control benefits and payment of the excise tax, the after-tax amount is greater than the safe harbor amount from #1

In addition, outstanding and unvested stock options, restricted stock units and the target number of performance stock units held by the NEOs may become vested upon certain terminations of employment under the terms of our equity plans. In the event the executive’s employment terminates by reason of death, disability or retirement, (i) restricted stock units would become fully vested; (ii) a prorated portion of the performance stock units would vest at the conclusion of the performance period based on actual performance and the portion of the performance period in which the executive was employed; and (iii) stock options would become fully vested upon death or disability and vested to the extent they would have vested in the next three years upon retirement. Stock options would remain exercisable for three years following termination of employment or until their expiration date, whichever comes first.

If a change in control occurs and the executive’s employment is terminated by the Company without cause or by the executive for good reason (in either case within six months before or 24 months after the change in control), the executive’s restricted stock units and stock options would fully vest, and the executive’s performance stock units would vest at the target level. Under the 2016 Performance Incentive Plan, awards will not vest solely because a change in control occurs. However, the awards will vest on a change in control if they are not assumed by the acquirer. Finally, the executive’s unvested benefits under the Supplementary Retirement Plan would vest on a change in control whether or not the executive’s employment was terminated.

Estimated Benefits

In the tables below, we have estimated the potential cost to the Company of providing the benefits shown to each of our Named Executive Officers as if the executive’s employment had terminated due to retirement, death or disability, change in control, or other termination not in relation to change in control on December 31, 2020. The value of accelerated vesting shown in the "Equity Acceleration" column below assumes any performance share units pay at target. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive under the change-in-control agreements would be reduced on a pro-rata basis for any time the executive worked during the employment period.

These calculations are estimates for proxy disclosure purposes only. Actual payments may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and other factors. The termination of employment calculations assume that no severance or other termination of employment payment will be limited by the Company’s obligations under the provisions of the Coronavirus Aid, Relief and Economic Security Act.

Retirement

	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)

Bradley D. Tilden	0	0	0	5,442	4,512,724	4,518,166
Shane R. Tackett	0	0	0	26,555	1,671,563	1,698,118
Benito Minicucci	0	0	0	9,943	4,501,040	4,510,983
Andrew R. Harrison	0	0	0	36,693	2,155,501	2,192,194
Gary L. Beck	0	0	0	10,807	1,105,425	1,116,232
Brandon S. Pedersen*	0	0	0	20,034	1,154,766	1,174,800

Death or Disability

	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Continuation ($)	Lifetime Airfare Benefit (1) ($)	Equity Acceleration (2) ($)	Total ($)

Bradley D. Tilden	0	0	0	5,442	4,512,724	4,518,166
Shane R. Tackett	0	0	0	26,555	1,671,563	1,698,118
Benito Minicucci	0	0	0	9,943	4,761,594	4,771,537
Andrew R. Harrison	0	0	0	36,693	2,155,501	2,192,194
Gary L. Beck	0	0	0	10,807	1,105,425	1,116,232

Change in Control

	Cash Severance(3) ($)	Enhanced Retirement Benefit(4) ($)	Benefit Contin- uation(5) ($)	Lifetime Airfare Benefit(4) ($)	Equity Acceleration(6)($)	Excise Tax ($)	Cutback Due to Modified Cap ($)	Total ($)

Bradley D. Tilden	4,704,958	560,487	21,625	5,442	8,040,571	0	0	13,333,083
Shane R. Tackett	2,719,501	278,286	27,739	26,555	3,042,945	0	(388,610)	5,706,416
Benito Minicucci	3,658,563	359,148	17,774	9,943	7,100,998	0	0	11,146,426
Andrew R. Harrison	2,977,925	292,003	31,998	36,693	3,802,665	0	0	7,141,284
Gary L. Beck	2,374,433	209,782	21,143	10,807	2,014,905	0	0	4,631,070

Termination Not in Relation to Change in Control

(Other than Death, Disability or Retirement)

Name	Cash Severance ($)	Enhanced Retirement Benefit ($)	Benefit Contin- uation ($)	Lifetime Airfare Benefit ($)	Equity Acceleration ($)	Total (6) ($)

Bradley D. Tilden	0	0	0	0	0	0
Shane R. Tackett	0	0	0	0	0	0
Benito Minicucci	0	0	0	0	0	0
Andrew R. Harrison	0	0	0	0	0	0
Gary L. Beck	0	0	0	0	0	0

*Mr. Pedersen retired from the Company on March 2, 2020 and is therefore only included in the Retirement Termination table.  The table above shows the value of the benefits Mr. Pedersen actually received in connection with his retirement (with equity awards valued based on stock price as of March 2, 2020.

(1)

All employees who retire with more than ten years of service are entitled to flight benefits on Alaska Airlines and Virgin America. Flight benefits for the Named Executive Officers are for positive-space travel, for which the Company also provides a tax reimbursement. Messrs. Tilden, Tackett, Minicucci, Harrison, Beck, and Pedersen qualify for these benefits under the applicable termination scenarios shown above. In this column, we show the present value of this benefit, calculated using a discount rate equal to 120% of the long-term AFR for December 2020 and Code Section 417(e) mortality for 2021, described above in the section titled “Pension and Other Retirement Benefits.” Other assumptions include that the lifetime average annual usage is equal to actual average annual usage amounts in 2018 through 2020, and that the annual value of the benefit is equal to the annual incremental cost to the Company, which will be the same as the average of the incremental cost incurred to provide air travel benefits to the executive in those years as disclosed under All Other Compensation in the Summary Compensation Table.

(2)

The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted stock units and performance stock units in the circumstances described above based on a stock price of $52.00. These amounts include the value of performance shares at the target number of shares prorated by the completed portion of the performance period as of December 31, 2020. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control.

(3)

The following values represents the sum of (a) the executive’s highest rate of base salary during the preceding 12 months and (b) the higher of the executive’s target incentive or his average incentive for the three preceding years, multiplied by the number of years in the employment period.

(4)

The following values represent the sum of (a) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period, and (b) the contribution the executive would have received under our nonqualified defined contribution plan had the executive continued to participate in the plan during the employment period.

(5)

The following values represent the estimated cost of (a) 18 months of premiums under our medical, dental and vision programs, and (b) three years of continued participation in life, disability, accidental death insurance and other fringe benefit programs.

(6)

The following amounts represent the “in-the-money” value of unvested stock options and the face value of unvested restricted stock units and performance stock units in the circumstances described above based on a stock price of $52.00. The value of the extended term of the options is not reflected in the table because we have assumed that the executive’s outstanding stock options would be cashed out by the acquiring company pursuant to a change in control. These amounts assume full acceleration of performance shares upon a change in control at the target number of shares.  As noted above, outstanding equity awards under the 2016 Performance Incentive Plan would also accelerate if a change in control occurs and the awards are not assumed by the acquirer.  In that case, the value of each NEO’s outstanding awards that would accelerate is the same as the value reflected for the NEO in this column.

CEO Pay Ratio

We are providing the following information about the relationship of the median annual total compensation of the Company’s employees and the annual total compensation of Mr. Tilden, the Company’s CEO, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

For 2020, the Company’s last completed fiscal year:

•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $61,404; and
•	the annual total compensation of the CEO was $6,092,052.

Based on this information, for 2020 the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 99.21 to 1.  The Company believes this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median of the annual total compensation of all company employees, we used the following methodology, assumptions and estimates:

Selection of Determination Date.  SEC rules require the Company to select a date within the last three months of the fiscal year.  We selected December 31, 2020 as the date upon which the “median employee” would be identified.

Determination of Adjusted Employee Population.  We determined that, as of December 31, 2020, the employee population for purposes of this disclosure, after taking into consideration certain adjustments permitted by SEC rules (as described below), consisted of 21,684 individuals.  This population includes all employees, whether employed on a full-time, part-time, temporary or seasonal basis.  However, as permitted under SEC rules, we excluded non-U.S. employees as they make up less than 5% of the Company’s total employee population.  As of December 31, 2020, the Company’s subsidiaries employed 56 employees in Canada, one (1) employee in Costa Rica, and 91 employees in Mexico, as compared to a total global employee population of 21,832 (i.e., 21,684 U.S., 148 non-U.S.).  The Company did not employ any other non-U.S. employees as of December 31, 2020.

Identification of Median Employee.  To identify the median employee from the Company’s adjusted employee population outlined above, after excluding the CEO, we compared the amount of gross earnings of these employees as reflected in payroll records.  We identified the median employee using this compensation measure, which was consistently applied to all employees included in the calculation.  We then identified the employee whose wages fell at the midpoint of the distribution.

Calculation of Annual Total Compensation.  Once the median employee was identified, all of the elements of such employee’s compensation for 2020 were combined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (i.e., the same rules used to determine the CEO’s total compensation for 2020 as reported in the Summary Compensation Table), resulting in annual total compensation of $61,404, including the estimated value of such employee’s non-discriminatory benefits (estimated for the employee and such employee’s eligible dependents at $8,382).

With respect to the annual total compensation of the CEO, we used the amount reported in the “Total” column of the 2020 Summary Compensation Table included in this Proxy Statement plus the estimated value of the CEO’s non-discriminatory benefits for a total amount of $6,092,052.

The Company believes the methodology, assumptions and estimates described above to be reasonable given the specific employee population.  Companies are permitted under SEC rules to exercise significant flexibility and discretion in determining the methodology used to comply with the requirements of this disclosure.  As acknowledged by the SEC, this flexibility could reduce the comparability of disclosed pay ratios across companies.  Therefore, the pay ratio may not necessarily be representative of or comparable to pay ratios disclosed by other companies in the airline industry or otherwise.

AUDIT COMMITTEE MATTERS

Proposal 3:  Ratification of the Appointment of the Company’s Independent Registered Public Accountants

The Audit Committee has selected KPMG LLP (KPMG) as the Company’s independent registered public accountants (the independent accountants) for fiscal year 2021, and the Board is asking stockholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Audit Committee to engage, retain, and supervise the independent accountants, the Board considers the selection of the independent accountants to be an important matter of stockholder concern and is submitting the selection of KPMG for ratification by stockholders as a matter of good corporate practice.

The affirmative vote of holders of a majority of the shares of common stock represented at the Annual Meeting, in person and by proxy, and entitled to vote on the matter is required to ratify the selection of KPMG as the Company’s independent accountants for the current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Independent Registered Public Accountants

Selection of Independent Accountants for the Current Fiscal Year

The Audit Committee has selected, and is recommending that stockholders ratify, KPMG LLP (KPMG) as the Company’s independent accountants for the 2021 fiscal year. KPMG also served as the Company’s independent accountants for fiscal year 2019 and 2020. Representatives of KPMG are expected to attend the Company’s annual meeting of stockholders to respond to questions from stockholders and will have the opportunity to make a statement if they wish to do so.

Fees Paid to Independent Accountants

During fiscal years 2020 and 2019, the Company retained KPMG as its independent accountants. Below are the fees paid for the services described during each of the two years:

2020
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$2,608,110
Audit-Related Fees (2)	$33,000
Tax Fees	$0
All Other Fees	$0
Total Fees for 2020	$2,641,110
2019
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews (1)	$1,982,040
Audit-Related Fees (2)	$28,200
Tax Fees	$0
All Other Fees	$0
Total Fees for 2019	$2,010,240

(1)

Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404. Audit fees also include fees of $307,575 in 2020 related to the implementation of a new revenue accounting system, comfort letter and consent services associated with SEC registration statements and $97,122 in 2019 related to the implementation of the new lease accounting standard, and out-of-pocket expenses reimbursed during the respective year.

(2)

Includes fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls and (ii) agreed-upon procedures for the U.S. Citizenship and Immigration Services in all years.

Independent Accountant Engagement Policy

The Audit Committee has established and annually reviews an Independent Accountant Engagement Policy designed to ensure that the Company’s independent accountants perform services independently and with the highest integrity and professionalism. In addition to certain specific prohibited services, the Audit Committee considers whether any service provided by the independent accountants may impair the firm’s independence in fact or appearance.

The policy provides that any engagement of the Company’s outside accountant must be consistent with principles determined by the SEC, namely, whether the independent accountants are capable of exercising impartial judgment on all issues encompassed within the accountants’ engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent accountants for non-audit services, the Audit Committee considers factors such as whether the services might compromise the accountants’ independence, whether the accountants are the best provider for the services, and whether the proportion of audit to non-audit services is appropriate.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review, or attestation services that meet the “de minimis exception” under Regulation S-X Rule 2-01 of the rules of the SEC, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its accountants during the fiscal year in which the services are provided;
•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and
•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2020 and 2019, there were no such services that were performed pursuant to the “de minimis exception.”

Audit Committee Report

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or incorporated by reference in any document so filed.

Review of the Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent accountants, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements.

The Audit Committee has discussed with KPMG the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301 (Communications with Audit Committees), as amended, as adopted by the PCAOB.

The Committee has also received and reviewed the written disclosures and the KPMG letter required by PCAOB Rule 3526, Communicating with Audit Committees Concerning Independence, and has discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Audit Committee Charter

The Audit Committee has adopted a written charter, which is posted on the Company’s website at www.alaskaair.com under About Alaska/Investor Relations. It describes the roles of the Audit Committee and the independent accountants (for which the Audit Committee approves the appointment and compensation and whom the Committee oversees). In addition, it describes the Audit Committee’s relationship to internal audit and the Committee’s responsibilities with regard to assessing the Company’s internal controls and enterprise risk.

Audit Committee Independence and Financial Expertise

All members of the Audit Committee meet the independence, financial literacy and experience requirements of the NYSE and of the SEC. The SEC requires that at least one member qualify as a “financial expert” as defined pursuant to the Sarbanes-Oxley Act.

Mr. Yeaman’s prior experience as a chief financial officer of a public company and Ms. Bedient’s prior experience as a public company chief financial officer and former partner of a global accounting firm qualifies each of them as a financial expert.

Audit Committee of the Board of Directors

Eric K. Yeaman, Chair

Patricia M. Bedient, Member

Daniel K. Elwell, Member (since January 2021)

Dhiren R. Fonseca, Member

Susan J. Li, Member

2016 PERFORMANCE INCENTIVE PLAN AMENDMENT AND RESTATEMENT

Proposal 4: Approval of the Alaska Air Group, Inc.

Amended and Restated 2016 Performance Incentive Plan

Amended and Restated 2016 Performance Incentive Plan Highlights

The Company maintains the Alaska Air Group, Inc. 2016 Performance Incentive Plan (the “2016 Plan”) for the purpose of promoting its success through the issuance of equity- and cash-based awards that are designed to attract, motivate, retain and reward employees.  The Board is seeking stockholder approval of the amendments to the 2016 Plan described below.  The Board approved these amendments to the 2016 Plan on March 18, 2021 (the “Amendment Effective Date”).

As of March 18, 2021, 2,634,923 shares of the Company’s common stock remained available for new award grants under the 2016 Plan (or 1,154,714 shares if the fungible-share ratio for “full-value awards” (as defined below) currently in effect for the 2016 Plan is applied.  The Board believes that increasing the number of shares of the Company’s common stock available for grant under the 2016 Plan by an additional 2,700,000 million shares will allow the Company to continue to grant awards under the 2016 Plan that are payable in shares of common stock for an additional five (5) years.  Please see the disclosure under “Specific Benefits Under the 2016 Plan” below.

The amended and restated 2016 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit.  The 2016 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2016 Plan to 5,756,807 shares, plus the number of shares subject to awards granted under the Company’s 2008 Performance Incentive Plan (the “2008 Plan”) and outstanding as of May 12, 2016 which expire, or for any reason are cancelled or terminated, after May 12, 2016 without being exercised.  As of March 18, 2021, a total of 2,398,667 shares of common stock were subject to outstanding awards granted under the 2016 Plan and, as noted above, only 2,634,923 shares of common stock were then available for new award grants under the 2016 Plan (or 1,154,714 shares applying the fungible-share ratio for full-value awards currently in effect under the plan).  The proposed amendment and restatement would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2016 Plan by an additional 2.7 million shares.

•

Extension of Plan Term.  The 2016 Plan is currently scheduled to expire on February 9, 2026.  The proposed amendment and restatement would extend the Company’s ability to grant new awards under the 2016 Plan through March 17, 2031.

•

Changes in Certain Share Counting Rules.  The 2016 Plan currently provides that “full-value awards” will be counted against the plan’s share limit as 1.7 shares for every one share actually issued in connection with such award.  In order to simplify the administration of the 2016 Plan, the proposed amendment and restatement would remove this provision and provides that all types of awards will count on a one-for-one basis against the share limit.

•

Removal of Limit on Certain Types of Awards; Section 162(m) of the Internal Revenue Code.  The Tax Cut and Jobs Act of 2017 removed the performance-based compensation deductibility exception under Section 162(m) of the Internal Revenue Code.  Given this change in the tax code, the proposed amendment and restatement would remove certain limits from the plan on the maximum number of options, stock appreciation rights, and performance-based awards that may be granted in any fiscal year to any one participant since those limits had previously been included to satisfy the requirements of Section 162(m).  Furthermore, provisions of the 2016 Plan that provided flexibility to grant performance-based compensation intended to satisfy the compensation deductibility exception under Section 162(m) of the Code have been removed from the plan since that deductibility exception is no longer applicable to any new award grant.  The Company may continue to grant performance-based awards under the 2016 Plan; only the provisions related to the performance-based compensation exception of Section 162(m) have been removed since that exception no longer applies to new award grants.

Except as noted above, the key terms of the amended and restated 2016 Plan are substantially the same as those initially approved by stockholders for the 2016 Plan.

•	The 2016 Plan is administered by a committee of independent directors.
•	The 2016 Plan does not allow the repricing of stock options without stockholder approval.
•	The 2016 Plan does not allow for reload options.
•	The Company does not pay tax gross-ups related to plan awards.
•	The term of the 2016 Plan is 10 years (measured from the date of Board approval of the amended and restated plan on March 18, 2021).
•

Accelerated vesting in connection with a change in control requires a double trigger: 1) the consummation of a merger or acquisition and 2) actual or constructive termination of the holder’s employment (or a termination of the award on the transaction as described below under “Assumption or Termination of Awards”).

In addition, the Company has adopted the following practices and policies:

•	The Company has a track record of using its incentive plan responsibly, as evidenced by its low 3-year average burn rate of 0.6%.
•	The administrative committee’s long-standing practice has been to vest equity performance units upon completion of a three-year performance period and to vest stock options over a four-year period.
•	The Board has adopted many strong governance practices, including a clawback policy that covers equity awards.

General

At the Annual Meeting, stockholders will be asked to approve the amendments described above to the 2016 Plan.  The amended and restated 2016 Plan was adopted, subject to stockholder approval, by the Board of Directors on March 18, 2021.

The Company believes that stock-based awards incentivize employees to create stockholder value and promote the success of the Company, and that incentive compensation plans like the amended and restated 2016 Plan are an important attraction, retention and motivation tool for participants.

If stockholders do not approve this 2016 Plan proposal, the current share limits of the 2016 Plan will remain in effect, the plan term will not be extended, and the other amendments described above will not be effective.

Summary Description of the 2016 Performance Incentive Plan

The principal terms of the 2016 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2016 Plan, which appears as Exhibit A to this Proxy Statement.  Capitalized terms are as defined in Exhibit A.

Purpose.  The purpose of the 2016 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards and to enhance the alignment of the interests of the selected participants with the interests of the Company’s stockholders.

Administration.  The Board or one or more committees appointed by the Board will administer the 2016 Plan.  The Board has delegated general administrative authority for the 2016 Plan to the Compensation and Leadership Development Committee.  The Board or another committee (within its delegated authority) may delegate some or all of its authority with respect to the 2016 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.  (The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2016 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable performance-based and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;
•	subject to the other provisions of the 2016 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•

to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2016 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2016 Plan; and
•	to construe and interpret the 2016 Plan, make rules for the administration of the 2016 Plan, and make all other determinations for the administration of the 2016 Plan.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.  Persons eligible to receive awards under the 2016 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.  As of March 12, 2021, approximately 21,000 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s 12 non-employee directors, are considered eligible under the 2016 Plan.

Authorized Shares; Limits on Awards.  Currently, the maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to all awards under the 2016 Plan (including awards that have previously been granted and settled under the 2016 Plan) equals the sum of: (1) 5,756,807 shares, plus (2) the number of any shares subject to stock options granted under the 2008 Plan and outstanding as of May 12, 2016 which expire, or for any reason are cancelled or terminated, after May 12, 2016 without being exercised, plus (3) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2008 Plan that are outstanding and unvested as May 12, 2016 which are forfeited, terminated, cancelled, or otherwise reacquired after May 12, 2016 without having become vested (with any shares taken into account based on the premium share-counting rule discussed below for full-value awards as then in effect).

If stockholders approve this 2016 Plan proposal, the maximum number of shares of the Company’s common stock that may be issued or transferred on or after the Amendment Effective Date pursuant to awards (including awards outstanding on the Amendment Effective Date, but exclusive of awards granted and settled prior to the Amendment Effective Date) granted under the 2016 Plan will be the sum of (1) 6,253,381 shares (which represents the sum of 2,700,000 shares, plus 1,154,714 shares (i.e. the number of shares available for new grants of full-value awards under the 2016 Plan on the Amendment Effective Date, giving effect to the fungible-share ratio applicable to such awards in effect immediately prior to the Amendment Effective Date), plus 2,398,667 shares (i.e. the number of shares subject to outstanding 2016 Plan awards on the Amendment Effective Date), plus (2) the number of any shares subject to stock options granted under the 2008 Plan and outstanding on the Amendment Effective Date, which expire, or for any reason are cancelled or terminate after the Amendment Effective Date without being exercised. As of March 12, 2021, 234,398 shares were subject to options then outstanding under the 2008 Plan.

Shares issued in respect of any “full-value award” granted under the 2016 Plan are currently counted against the plan’s overall share limit as 1.7 shares for every one share actually issued in connection with the award.  For example, if the Company granted a bonus of 100 shares of its common stock under the 2016 Plan, 170 shares would be counted against the share limit with respect to that award.  For this purpose, a “full-value award” generally means any award granted under the 2016 Plan other than a stock option or stock appreciation right.  If stockholders approve this 2016 Plan proposal, all awards granted under the 2016 Plan will be counted against the plan’s share limit as one share for every one share actually issued in connection with the award.

The following other limits are also contained in the 2016 Plan.  These limits are in addition to, and not in lieu of, the share limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 6,000,000 shares.
•

Currently, the maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 1,200,000 shares.  If stockholders approve this 2016 Plan proposal, this limit will be removed since the limit had previously been included to satisfy the requirements of Section 162(m).

•

The maximum grant date fair value for awards granted to a Non-Employee Director under the 2016 Plan during any one calendar year is $300,000.  For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting.  This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries.  This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2016 Plan will not be counted against the plan’s share limit and will again be available for subsequent awards under the 2016 Plan.  Except as described below, to the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option granted under the 2016 Plan, the number of underlying shares as to which the exercise related shall be counted against the share limit.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the share limit with respect to such exercise.)  Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award under the 2016 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will be counted against the plan’s share limit and will not be available for subsequent awards under the 2016 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the plan’s hare limit and will again be available for subsequent awards under the 2016 Plan.  In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit.)  Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2016 Plan other than the aggregate share limit.  In addition, the 2016 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2016 Plan.  The Company may not increase the applicable share limits of the 2016 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.  The 2016 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards.  The 2016 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2016 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2016 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2016 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2016 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2016 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards.  If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2016 Plan will not automatically become fully vested pursuant to the provisions of the 2016 Plan so long as such awards are assumed, substituted for or otherwise continued.  However, if awards then-outstanding under the 2016 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2016 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment.  For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.6 of the 2016 Plan, awards under the 2016 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative.  The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2016 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  The 2016 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2016 Plan.  The Board of Directors may amend or terminate the 2016 Plan at any time and in any manner.  Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors.  Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2016 Plan is currently scheduled to terminate on February 10, 2026.  If stockholders approve this 2016 Plan proposal, the authority to grant new awards under the 2016 Plan will terminate on March 17, 2031.  Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the 2016 Plan

The U.S. federal income tax consequences of the 2016 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2016 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2016 Plan generally follow certain basic patterns: (1) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); (2) bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and (3) compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2016 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).  Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former named executive officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2016 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2016 Plan.  The Company is not currently considering any other specific award grants under the 2016 Plan, other than the annual grants of shares to non-employee directors described in the following paragraph.  If the amended and restated 2016 Plan had been in existence in fiscal 2020, the Company expects that its award grants for fiscal 2020 would not have been substantially different from those actually made in that year under the current version of the 2016 Plan.  For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2020, see the material under the heading “Executive Compensation.”

As described under “2020 Director Compensation” in this Proxy Statement, the Company’s current compensation policy for non-employee directors provides for each director to receive an annual award of shares of the Company’s common stock (or deferred stock units payable in shares), with the number of shares subject to each award to be determined by dividing $105,000 by the closing price of the Company’s common stock on the grant date (or the immediately preceding trading day if the grant date is not a trading day) as described above.  Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $68.02 (the closing price of the Company’s stock on March 12, 2021), the number of shares that would be allocated to the Company’s twelve non-employee directors as a group pursuant to the annual grant formula is approximately 185,160.  This figure represents the aggregate number of shares that would be subject to the annual grants under the director equity grant program for calendar years 2022 through 2031 (the ten remaining years in the term of the 2016 Plan, assuming this 2016 Plan proposal is approved) based on that assumed stock price.  This calculation also assumes that there are no new eligible directors, there continue to be twelve eligible directors seated and there are no changes to the awards granted under the director equity grant program.

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2016 Plan.  The 2016 Plan and the 2008 Plan are the Company’s only equity compensation plans (other than the Company’s Employee Stock Purchase Plan (the “ESPP”)).  The Company may not grant any new awards under the 2008 Plan.  The Company does not have equity awards outstanding under any other plans.  The ESPP generally provides for broad-based participation by employees of the Company (and certain of its subsidiaries) and affords employees who elect to participate an opportunity to purchase shares of the Company’s common stock at a discount.  Certain information regarding the number of shares of Company common stock available for issuance under the ESPP is included under the heading “Equity Compensation Plan Information” below.  The discussion that follows in this “Specific Benefits” section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the ESPP.

“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants.  The following table shows the total number of shares of the Company’s common stock that were subject to outstanding restricted stock unit awards granted under the 2016 Plan, that were subject to outstanding stock options granted under the 2016 Plan, and that were available for new award grants under the 2016 Plan as of December 31, 2020 and as of March 12, 2021.  In

this 2016 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock unit awards granted during any particular period or outstanding on any particular date is presented in this proposal based on the actual number of shares of the Company’s common stock covered by those awards and without applying the current provision of the 2016 Plan for counting these awards against the plan’s share limit as 1.7 shares for every share actually issued pursuant to the award. For awards subject to performance-based vesting requirements, the number of shares presented is based on the target level of performance, although the Company’s performance awards generally may vest up to 200% of the target level if the maximum performance goals are achieved.  As to the number of shares of the Company’s common stock subject to restricted stock unit awards outstanding on a particular date, the information is presented including the crediting of dividend equivalents on the award through that date, to the extent dividend equivalents are payable in shares of common stock.

	As of	As of
	December 31, 2020	March 12, 2021

Shares subject to outstanding restricted stock unit awards (including vested but deferred RSUs and excluding performance-based vesting awards)	901,834	997,398
Shares subject to outstanding performance-based vesting restricted stock unit awards	310,860	363,728
Shares subject to outstanding stock options	1,104,794	1,048,894
Shares available for new award grants (1)	1,610,024	1,152,652

(1) These figures give effect to the fungible-share ratio for full-value awards in effect under the 2016 Plan.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 123,229,644 shares issued and outstanding in 2018; 123,278,145 shares issued and outstanding in 2019; and 123,449,715 shares issued and outstanding in 2020.  The number of shares of the Company’s common stock issued and outstanding as of December 31, 2020 and March 12, 2021 was 133,567,534 and 133,738,559 shares, respectively.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2016 Plan in each of the last three fiscal years, and to date (as of March 12, 2021) for 2021, are as follows:

•

241,996 shares in 2018 (which was 0.2% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2018), of which 54,926 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 830 shares were subject to performance-based vesting restricted stock unit awards, and 186,240 shares were subject to stock options;

•

531,314 shares in 2019 (which was 0.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2019), of which 177,346 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 108,243 shares were subject to performance-based vesting restricted stock unit awards, and 245,725 shares were subject to stock options;

•

1,155,539 shares in 2020 (which was 1.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2020), of which 639,555 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 121,525 shares were subject to performance-based vesting restricted stock unit awards, and 394,459  shares were subject to stock options; and

•

382,447 shares in 2021 through March 12, 2021 (which was 0.5% of the number of shares of the Company’s common stock issued and outstanding on March 12, 2021), of which 124,557 shares were subject to restricted stock unit awards (excluding performance-based vesting awards), 133,130 shares were subject to performance-based vesting restricted stock unit awards, and 149,920 shares were subject to stock options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2016 Plan per year over the last three fiscal years (2018, 2019 and 2020) has been, on average, 0.6% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and this percentage is generally consistent with the Company’s 2021 awards under the 2016 Plan through March 12, 2021 (which, as noted above, cover 0.5% of the number of shares of the Company’s common stock issued and outstanding shares on March 12, 2021).  Performance-based vesting awards have been included above in the year in which the award was granted.

The total number of shares of our common stock that were subject to awards granted under the 2016 Plan that terminated or expired, and thus became available for new award grants under the 2016 Plan, in each of the last three fiscal years, and to date (as of March 12, 2021) in 2021, are as follows: 93,705 in 2018, 74,457 in 2019, 139,334 in 2020, and 77,358 in 2021.

The number of shares credited as dividend equivalents under the 2016 Plan with respect to then-outstanding stock unit awards, to the extent the dividend equivalents are credited on such awards and payable in shares of the Company’s common stock, in each of the last three fiscal years, and to date (as of March 12, 2021) in 2021, are as follows: 0 in 2018, 0 in 2019, 9,574 in 2020, and 0 in 2021.

The Compensation and Leadership Development Committee anticipates that the 2.7 million additional shares requested for the 2016 Plan in this 2016 Plan proposal (together with the shares currently available for new award grants under the 2016 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2016 Plan for approximately five (5) years, depending on the factors described below (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments).  However, this is only an estimate, in the Company’s judgment, based on current circumstances.  The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 12, 2021 was $68.02 per share.

Aggregate Past Grants Under the 2016 Plan

As of March 12, 2021, awards covering 3,512,784 shares of the Company’s common stock have been granted under the 2016 Plan.  (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2016 Plan.)  The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock units vesting prior to that date, and option and unvested restricted stock unit holdings as of that date, with performance-based restricted stock unit awards included at the “target” level of performance.  The number of shares subject to past option grants includes all options that were awarded, including those that may have expired prior to exercise.

	Options				Stock Awards
	Number of Shares Subject	Number of Shares	Number of Shares Underlying Options as of March 12, 2021		Number of Shares	Number of Shares Vested	Number of Shares Outstanding
	to Past Option Grants	Acquired on Exercise	Exercisable	Unexercisable	Subject to Past Awards	as of March 12, 2021	and Unvested as of March 12, 2021

Bradley D. Tilden
CEO and Director	164,160	0	77,919	86,241	142,226	31,924	90,480
Shane R. Tackett
EVP and CFO	78,700	0	23,412	55,288	74,279	10,339	60,270
Benito Minicucci
President and Director	190,890	0	51,114	139,776	153,714	23,524	117,420
Andrew R. Harrison
EVP and CCO	94,720	0	36,482	58,238	91,363	18,816	63,230
Gary L. Beck
EVP and COO	46,820	0	14,832	31,988	36,660	2,289	31,930
Brandon R. Pedersen
Former EVP and CFO	45,350	0	30,795	14,555	44,003	23,539	4,126
Total for All Current Named Executive Officers as a Group (5 persons):	575,290	0	203,759	371,531	498,242	86,92	363,330
Patricia M. Bedient	0	0	0	0	10,425	10,425	0
James A. Beer	0	0	0	0	9,286	9,286	0
Marion C. Blakey	0	0	0	0	9,003	9,003	0
Raymond L. Conner	0	0	0	0	5,619	5,619	0
Daniel K, Elwell	0	0	0	0	525	525	0
Dhiren R. Fonseca	0	0	0	0	7,800	7,800	0
Kathleen T. Hogan	0	0	0	0	4,732	4,732	0
Jessie J. Knight, Jr.	0	0	0	0	1,366	1,366	0
Susan J. Li	0	0	0	0	6,786	6,786	0
Helvi K. Sandvik	0	0	0	0	8,246	8,246	0
J. Kenneth Thompson	0	0	0	0	10,245	10,245	0
Eric K. Yeaman	0	0	0	0	6,660	6,660	0
Total for all Current Non-Executive Directors as a Group (12 persons):	N/A	N/A	N/A	N/A	71,630	71,630	0
Each other person who has received 5% or more of the options, warrants or rights under the Plan	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group	473,540	3,560	149,308	278,946	1,921,218	659,115	961,543

The non-executive directors (other than Ms. Blakey) listed in the table above and Messrs. Tilden and Minicucci are each nominees for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

The Company currently maintains three equity compensation plans: the 2016 Plan, the 2008 Plan and the ESPP.  No new awards may be granted under the 2008 Plan.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2020.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by security holders	2,590,514	(1)	$60.54	(2)	5,822,058	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	2,590,514		$60.54		5,822,058
(1)

Of these shares, 209,036 and 901,834 were subject to options then outstanding under the 2008 Plan and 2016 Plan, 1,902 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2008 Plan and 1,479,644 were subject to outstanding restricted, performance and deferred stock unit awards granted under the 2016 Plan. Outstanding performance awards are reflected in the table assuming that the target level of performance will be achieved.

(2)	This number does not reflect the 1,481,546 shares that were subject to outstanding stock unit awards granted under the 2008 and 2016 Plans.
(3)

Of the aggregate number of shares that remained available for future issuance, no shares were available under the 2008 Plan 2,964,484 shares were available under the 2016 Plan and 2,857,574 shares were available under the ESPP. Due to some administrative corrections, the number of shares available for issuance under the 2016 Plan as of December 31, 2020 is 71,316 lower than the corresponding number reflected in the version of this table that appeared in the Company’s Annual Report on Form 10-K for 2020.  As of December 31, 2020, full-value shares issued under the 2016 Plan were counted against the share limit as 1.7 shares for every one share issued. This table does not give effect to that rule.  Giving effect to the fungible-share ratio, 1,610,024 shares were remaining under the 2016 Plan as of December 31, 2020.  As noted above, the proposed amendment and restatement of the 2016 Plan provides for shares issued pursuant to full-value awards to be counted against the plan’s share limit on a one-for-one basis. Subject to certain express limits of the 2016 Plan, shares available for award purposes under the 2016 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units and performance shares.

Vote Required for Approval of the Amended and Restated 2016 Performance Incentive Plan

The Board of Directors believes that the adoption of the amended and restated 2016 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2016 Plan and thus have a personal interest in the approval of the amended and restated 2016 Plan.

Approval of the amended and restated 2016 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners and Management

Securities Ownership of Management

This table below shows how much Alaska Air Group common stock is owned as of March 12, 2021, by each director and nominee, each of the Company’s Named Executive Officers, and all Company directors and executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Number of Shares of Common Stock Owned (1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned (2)	Percent of Outstanding Shares (3)

Patricia M. Bedient	49,775		49,775	*
James A. Beer	7,697		7,697	*
Marion C. Blakey	21,221		21,221	*
Raymond L. Conner	7,208		7,208	*
Daniel K. Elwell	525		525	*
Dhiren R. Fonseca	8,535		8,535	*
Kathleen T. Hogan	4,732		4,732	*
Jessie J. Knight, Jr.	2,221		2,221
Susan J. Li	6,786		6,786	*
Helvi K. Sandvik	12,962		12,962	*
J. Kenneth Thompson	34,995		34,995	*
Eric K. Yeaman	14,879		14,879	*
Bradley D. Tilden	173,266	159,735	333,001	*
Shane R. Tackett	10,669	26,087	36,756	*
Benito Minicucci	101,909	79,607	181,516	*
Andrew R. Harrison	18,799	47,450	66,249	*
Gary L. Beck	3,558	14,832	18,390	*
All Company directors and executive officers as a group (22 persons)	529,652	376,756	906,408	*

*	Less than 1%
(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) Plan holdings.

The number of shares of common stock owned and total shares beneficially owned reported for non-employee directors include underlying common shares to be issued upon the director’s resignation from the Board in connection with deferred stock units (DSUs) granted as part of their annual compensation. The aggregate number of DSUs granted to date: Ms. Bedient, 25,539; Mr. Beer, 6,903; Ms. Blakey, 12,049; Ms. Hogan, 3,539; Ms. Li, 3,539; Ms. Sandvik, 5,568; Mr. Thompson, 24,803; and Mr. Yeaman, 2,983.

In May 2020, upon recognition that DSUs issued from 2008 through 2019 had not been properly credited dividend equivalents in accordance with the Company’s Stock Deferral Plan for Non-Employee Directors, the Board approved a grant of DSUs to each director with outstanding DSUs representing the accrued value of dividend equivalents on those awards.  The number of DSUs issued for accrued dividend equivalents through the March 5, 2020 quarterly dividend payment date were as follows: Ms. Bedient, 2,625; Mr. Beer, 117; Ms. Blakey, 1,203; Ms. Sandvik, 446, Mr. Thompson, 2,445 and Mr. Yeaman, 293.

(2)

Total beneficial ownership is determined in accordance with the rules of the SEC and represents the sum of the Number of Shares of Common Stock Owned and Options Exercisable within 60 Days columns. This table excludes shares of common stock payable upon vesting of PSUs, none of which will vest within 60 days following the record date, and which are described in the 2020 Grants of Plan Based Awards table.

(3)	We determined applicable percentage ownership based on 124,388,615 shares of the Company’s common stock outstanding as of March 12, 2021.

More Than 5% Beneficial Owners

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 12, 2021.

Beneficial Owner Name and Address	Number of Shares Owned	Percent of Outstanding Shares (1)

The Vanguard Group (2)	12,641,851	10.16%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc. (3)	9,247,416	7.43%
55 East 52nd Street
New York, New York 10055

T. Rowe Price Associates, Inc. (4)	9,163,490	7.35%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)	We determine applicable percentage ownership based on more than 124,388,615 shares of the Company’s common stock outstanding as of March 12, 2021.
(2)

A Schedule 13G filed on February 6, 2021 by The Vanguard Group reported shared voting power over 136,391 shares, sole dispositive power over 12,78,636 shares and shared dispositive power over 363,215 shares.

(3)	A Schedule 13G filed on January 28, 2021 by BlackRock, Inc. reported sole voting power over 8,253,774 shares and sole dispositive power over 9,247,416 shares.
(4)	A Schedule 13G filed on February 16, 2021 by T. Rowe Price Associates, Inc. reported sole voting power over 3,834,012 shares and sole dispositive power over 9,163,490 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this Proxy Statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during accept that Ms. Helvi Sandvik did not timely file a Form 4 to report the acquisition of shares on March 23, 2020 until March 27, 2020 and Mr. Jessie J. Knight, Jr. did not timely file a Form 4 to report the acquisition of shares on November 20, 2020 until November 30, 2020.

QUESTIONS AND ANSWERS

Questions and Answers about the Meeting
Why am I receiving the Annual Meeting Materials?

You are receiving the Annual Meeting Materials from us because you owned Alaska Air Group common stock as of March 12, 2021, the record date for the Annual Meeting. This Proxy Statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration Service (DRS) advice evidencing shares held in book entry form, then you have a stockholder account with the Company’s transfer agent, Computershare Trust Company, N.A. (Computershare), and you are a stockholder of record. If you hold your shares in a brokerage, trust, or similar account, then you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company’s subsidiaries who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, as amended December 9, 2015, a stockholder may bring business before the meeting or for publication in the Company’s 2021 Proxy Statement only if the stockholder gave written notice to the Company on or before November 30, 2020, and complied with the other requirements included in Article II of the Company’s Bylaws.

The Company has not received valid notice that any business other than that described or referenced in this Proxy Statement will be brought before the Annual Meeting.

Can I attend the Annual Meeting, and what do I need for access?

Participation in the Annual Meeting is limited to Air Group stockholders as of March 12, 2021 and persons holding valid proxies from stockholders of record. The Annual Meeting will be hosted live via the Internet only at www.proxyvote.com.  After accessing the Internet site, stockholders will be permitted to vote and submit questions during the Annual Meeting.

To be admitted access to the Annual Meeting, please use the 16-digit control number included with your proxy materials to enter the Annual Meeting website.  Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

Each stockholder of record or beneficial stockholder, including institutional holders, may designate one person to represent his or her shares at the meeting. If multiple representatives request access on behalf of the same stockholder, the first person to register for the Annual Meeting with the appropriate 16-digit control number and proper delegation of voting authority will be allowed to participate in the meeting.

Questions and Answers about the Meeting
How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 62,194,308 shares, must be present in person or represented by proxy in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial owner attends with a “legal proxy” from the record holder; or if the record holder or beneficial owner has submitted a proxy or voting instructions whether by returning a proxy card or a voting instruction form by mail, phone or Internet, without regard to whether the proxy or voting instructions actually casts a vote or withholds or abstains from voting.

Is a list of stockholders entitled to vote at the Annual Meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available Monday through Friday from April 1, 2021 through May 7, 2021 between the hours of 9 a.m. and 4 p.m., Pacific Time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle, WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

How can I reduce the number of Annual Meeting Materials I receive?

If you are a stockholder of record receiving multiple copies of the Annual Meeting Materials either because you have multiple stockholder of record accounts or because you share an address with other stockholders of record, and you would like to discontinue receiving multiple copies, you can contact the Company’s transfer agent, Computershare, by telephone at (877) 282-1168 or send a written request to Computershare, P.O. Box 505000, Louisville, KY 40233-5000.

If you are a beneficial stockholder, but not a stockholder of record, and you share an address with other stockholders of record, the number of Annual Meeting Materials you receive is already reduced because your broker, bank or other institution is permitted to deliver a single copy of this material for all stockholders at your address unless a stockholder has requested separate copies. If you would like to receive separate copies, please contact your broker, bank or institution and update your preference for future meetings.

Can I receive future materials via the Internet?

If you vote on the Internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders of record may enroll in that service at the time they vote their proxies via www.proxyvote.com or at any time after the Annual Meeting by logging into your online account atwww.computershare.com/investor and updating your delivery preferences.

Beneficial owners, other than employee participants in one of the Company 401(k) plans, may enroll for electronic proxy delivery by contacting your broker.

Employee participants in one of the Company’s 401(k) plans may not elect to receive the Notice of Availability of Annual Meeting Materials via electronic delivery at this time.

If you already receive the Notice via the Internet, you will continue to receive them that way until you instruct otherwise through one of the methods referenced above.

How can I submit a proposal for next year’s annual meeting?

The Company expects to hold its next annual meeting on or about May 5, 2022.

If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s corporate offices no later than November 29, 2021 to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held a minimum of either $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s 2022 proxy statement, you must provide notice of such proposal to the Company no earlier than the close of business on January 5, 2022 and no later than the close of business on February 4, 2022.

If you intend to nominate candidates for election as directors to be included in the Company’s 2022 proxy statement, you must provide notice of such nomination to the Company no earlier than the close of business on October 29, 2021 and no later than November 29, 2021.  The Company’s Bylaws, available on www.alaskaair.com under About Alaska/Investor Relations, outline requirements and procedures for giving the notice. If you would like to submit a proposal or nominate a candidate for director, send your submission to:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Questions and Answers about Voting
What am I voting on and what does the Board of Directors recommend?

You are being asked to vote on the following:

1. Election of the 13 director nominees named in this Proxy Statement;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 1.

2. Approval (on an advisory basis) of the compensation of the Company’s Named Executive Officers;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 2.

3. Ratification of the appointment of KPMG LLP as the Company’s independent accountants for fiscal year 2021;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 3.

4. Approval of the amended and restated 2016 Performance Incentive Plan;
THE BOARD RECOMMENDS A VOTE ‘FOR’ PROPOSAL 4.

When you sign and mail the proxy card or submit your proxy by phone or the Internet, you appoint each of Mr. Bradley D. Tilden and Mr. Kyle B. Levine, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Tilden and Mr. Levine.) If you sign and submit your proxy or vote via telephone or the Internet, your shares will be voted even if you cannot attend the meeting.

How many votes must the 13 nominees for director receive to be elected?

The Company’s Bylaws (as amended December 9, 2015) require that each director be elected annually by a majority of votes cast with respect to that director. This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee who already serves as a director receives more “against” votes for his or her election than “for” votes, the Board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the Annual Meeting, will be elected.

With regard to the election of directors, the Board intends to nominate the 13 persons identified as its nominees in this Proxy Statement. Because the Company has not received notice from any stockholder of an intent to nominate directors at the Annual Meeting, each of the directors must be elected by a majority of votes cast.

“Abstain” votes and broker non-votes are not treated as votes cast with respect to a director and therefore will not be counted in determining the outcome of the election of directors.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies will be voted for the substitute nominee.

Questions and Answers about Voting
Not including the election of directors, how many votes must the proposals receive in order to pass?

Votes to Approve (on an advisory basis) the Compensation of the Company’s Named Executive Officers

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote. In addition, broker non-votes are not considered entitled to vote for purposes of determining whether the proposal has been approved by stockholders and therefore will not be counted in determining the outcome of the vote on the proposal.

Votes to Ratify the Appointment of KPMG LLP as the Company’s Independent Accountants for Fiscal Year 2021

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote.

Votes to Amend and Restate the Company’s 2016 Performance Incentive Plan

A majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal must be voted “for” the proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, because it is not a vote “for,” will have the effect of a negative vote.

How are votes counted?	Voting results will be tabulated by Broadridge. Broadridge will also serve as the independent inspector of election.

Is my vote confidential?

The Company has a confidential voting policy as a part of its Corporate Governance Guidelines, which is available at www.alaskaair.com under About Alaska/Investor Relations under Governance/Governance Documents.

Questions and Answers about Voting
Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson LLC (Georgeson) to assist in the solicitation of proxies for the meeting. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, phone and electronic means. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be approximately $25,000, the majority of which has been incurred to date. This amount includes fees payable to Georgeson, but excludes salaries and expenses of the Company’s officers, directors and employees.

How do I vote my shares?

Stockholders of record can vote by mail, by phone or via the Internet as described below.

Beneficial owners whose stock is held in a brokerage account can vote by using the voting instruction form provided by the broker or by phone or the Internet as described below.

Beneficial owners whose stock is held by a bank, and who have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by phone or the Internet as described below.

Beneficial owners whose stock is held in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

Beneficial owners whose stock is held in trust in one of the Company’s 401(k) retirement plans can vote by telephone or via the Internet, or by mailing the voting instruction form provided by the trustee as described below.

Beneficial owners other than those who beneficially own stock held in trust in one of the Company’s 401(k) retirement plans can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder to grant proxies or to vote at the Annual Meeting.

Vote by Internet

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Wednesday, May 5, 2021. To allow sufficient time for voting by the trustee, shares held by participants in the Company’s 401(k) plans can vote via the Internet 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 3, 2021.

Voting via the Internet is permitted regardless of whether stockholders receive the Annual Meeting Materials through the mail or via the Internet. Instructions for voting are provided along with your notice, proxy card or voting instruction form. If you vote on the Internet, please do not mail your proxy card if you received one (unless you intend for it to revoke your prior Internet vote). Your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

During the Annual Meeting – Stockholders of record and beneficial owners (with a legal proxy from the bank, broker or trustee) of the Company’s common stock, other than shares held by participants in the Company’s 401(k) plans, can vote via the Internet during the Annual Meeting by visiting www.proxyvote.com and following the instructions provided along with your notice, proxy card or voting instruction form.  Because shares held by participants in the Company’s 401(k) plans must be voted by trustee, these shares may not be voted during the Annual Meeting.

Voting by Internet is fast and convenient, and your vote is immediately confirmed and tabulated.  By using the Internet to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by phone

Prior to the Annual Meeting – Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions are provided along with your notice, proxy card or voting instruction form. If you vote by phone, do not mail your proxy card if you received one (unless you intend for it to revoke your prior vote submitted by phone). Your vote by phone will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Voting by phone is fast and convenient and your vote is immediately confirmed and tabulated.  By using the phone to vote, you help Alaska Air Group conserve natural resources and reduce postage and proxy tabulation costs.

Vote by mail

Prior to the Annual Meeting – If you received the Annual Meeting Materials by mail, simply sign and date the enclosed proxy card or voting instruction form and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote during the meeting or any postponement or adjournment of the meeting.

If my shares are held in a brokerage account, how will my shares be voted if I do not return voting instructions to my broker?

If you own shares beneficially through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as routine under NYSE rules. However, a broker cannot vote shares held in street name on matters designated as non-routine by the NYSE, unless the broker receives voting instructions from the street name (beneficial) owner.

The proposal to ratify the appointment of the Company’s independent accountants for fiscal year 2021 is considered routine under NYSE rules. Each of the other proposals to be submitted for a vote is considered non-routine under applicable NYSE rules. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on the proposal to ratify the appointment of the Company’s independent accountants but will not be permitted to vote your shares on any of the other proposals. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining a quorum at the Annual Meeting and will be voted on the proposal to ratify the Company’s independent accountants in the manner instructed by your broker, but your shares will not be voted (i.e., they will constitute “broker non-votes”) on each of the other proposals at the Annual Meeting.

For a description of the effect of broker non-votes on the proposals, see How many votes must the 13 nominees for director have to be elected? and Not including the election of directors, how many votes must the proposals receive in order to pass?

What if I change my mind after I submit my proxy?

Stockholders of record and beneficial owners, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, may revoke a proxy and change a vote by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by phone, Internet or mail and need not be delivered by the same means used in delivering the prior proxy submission.

Stockholders of record and beneficial owners, except for persons beneficially owning shares in one of the Company’s 401(k) retirement plans, may submit a new vote at a later date or time by:

•  voting by phone or the Internet before 11:59 p.m. Eastern Time on Wednesday, May 5, 2021 (your latest phone or Internet proxy will be counted);

•  signing and delivering a proxy card with a later date; or

•  voting during the Annual Meeting via the Internet. (If you hold your shares beneficially through a broker, you must have a legal proxy and 16-digit control number from the broker in order to vote during the Annual Meeting. Please also note that attendance at the Annual

Meeting, in and of itself, without voting during the Annual Meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially owning shares in one of the Company’s 401(k) retirement plans cannot vote in person at the Annual Meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial owners to change their votes by phone or the Internet, however, in all cases your vote must be submitted by 11:59 p.m. Eastern Time on Tuesday, May 3, 2021.

Stockholders of record can request a new proxy card by contacting Broadridge at 1-800-579-1639 or sendmaterial@proxyvote.com.

Stockholders with shares held by a broker, trustee or bank can obtain a new voting instruction form by contacting your broker, trustee or bank.

Stockholders whose shares are held in one of the Company’s 401(k) retirement plans can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Assistant Corporate Secretary at 206-392-5380.

If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your new choices will be voted.

How are shares voted that are held in the Company’s 401(k) plan?

On the record date, 2,304,523 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard Fiduciary Trust Company (Vanguard) and Fidelity Management Trust Company (Fidelity), provided Notice of Proxy and Access instructions to each participant who held shares through the Company’s 401(k) plans on the record date. The trustees will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustees will not vote the participant’s shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. Eastern Time on Monday, May 3, 2021. Because the shares must be voted by the trustee, those who hold shares through the 401(k) plans may not vote those shares at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results in a current report on Form 8-K to be filed on or before May 12, 2021. You can read or print a copy of that report at www.alaskaair.com under About Alaska/Investor Relations or by going directly to the SEC EDGAR files at www.sec.gov.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you hold Alaska Air Group stock in more than one account. Please complete and submit all proxies to ensure that all your shares are voted or vote by Internet or phone using each of the identification numbers.

EXHIBIT A

ALASKA AIR GROUP, INC.

2016 PERFORMANCE INCENTIVE PLAN

(as amended and restated effective March 18, 2021)

1.	PURPOSE OF PLAN

The purpose of this Alaska Air Group, Inc. 2016 Performance Incentive Plan (this “Plan”) of Alaska Air Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons.  An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws.  An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.  As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION
3.1

The Administrator.  This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator.  The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan.  Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law.  A committee may delegate some or all of its authority to another committee so constituted.  The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan.  The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan.  Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator.  Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)

accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to grant the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);
(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and
(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3

Prohibition on Repricing.  Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations.  Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.  Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts.  In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation.  No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1

Shares Available.  Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.  For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Share Limits.  Effective as of the date of this amended and restated version of this Plan first set forth above (the “Amendment Effective Date”) and subject to Section 4.3, the maximum number of shares of Common Stock that may be delivered on and after the Amendment Effective Date pursuant to awards (including awards outstanding on the Amendment Effective Date) granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)

6,253,381 shares (which represents the sum of 2,700,000 shares, plus the number of shares available for new grants of full-value awards under this Plan on the Amendment Effective Date (giving effect to the fungible-share ratio applicable to such awards in effect immediately prior to the Amendment Effective Date), plus the number of shares subject to outstanding Plan awards on the Amendment Effective Date), plus

(2)

the number of any shares subject to stock options granted under the Corporation’s 2008 Performance Incentive Plan and outstanding on the Amendment Effective Date, which expire, or for any reason are cancelled or terminated, after the Amendment Effective Date without being exercised.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 6,000,000 shares.
(b)

The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $300,000.  For purposes of this Section 4.2(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries.  For purposes of this Section 4.2(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting.  The limits of this Section 4.2(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries.  The limits of this Section

4.2(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3

Awards Settled in Cash, Reissue of Awards and Shares.  Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.  Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.  To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.  In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit).  To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the Share Limit, as opposed to only counting the shares issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.)  Except as otherwise provided by the Administrator, shares delivered in respect of a dividend equivalent right shall not count against any individual award limit under this Plan other than the aggregate Share Limit.  Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.

4.4

No Fractional Shares; Minimum Issue.  Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan.  The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan.  The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS
5.1

Type and Form of Awards.  The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person.  Awards may be granted singly, in combination or in tandem.  Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries.  The types of awards that may be granted under this Plan are:

5.1.1

Stock Options.  A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator.  An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO).  The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option.  The maximum term of each option (ISO or nonqualified) shall be ten (10) years.  The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option.  When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2

Additional Rules Applicable to ISOs.  To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options.  In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first.  To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.  ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question).  No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.   If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3

Stock Appreciation Rights.  A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR.  The maximum term of a SAR shall be ten (10) years.

5.1.4

Other Awards; Dividend Equivalent Rights.  The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards.  The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards.  Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan.  In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements.  Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements.  Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose.  The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan.  The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Stock or Awards.  The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;
•	cash, check payable to the order of the Corporation, or electronic funds transfer;
•	notice and third party payment in such manner as may be authorized by the Administrator;
•	the delivery of previously owned shares of Common Stock;
•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or
•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law.  The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied.  Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value.  For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange on the last day preceding the date in question on which sales of Common Stock were reported on the Exchange.  The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day.  If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances.  The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.
5.6.1

Limitations on Exercise and Transfer.  Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2

Exceptions.  The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing.  Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),
(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,
(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards.  One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States.  Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time.  The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1

General.  The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award.  If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Service.  Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months.  In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires.  In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status.  For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION
7.1

Adjustments.  Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards,

(3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions - Assumption and Termination of Awards.  Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case, in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.  Upon the occurrence of any event described in the preceding sentence, in connection with which the Administrator has made a provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares.  Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3

Other Acceleration Rules.  The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve.  The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded.  To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.4

Definition of Change in Control.  With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(i)	the consummation of:
(A)

any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of common stock of the Corporation immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or
(B)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation.
(ii)

at any time during a period of twenty-four (24) months, fewer than a majority of the members of the Board are Incumbent Directors.  For these purposes, “Incumbent Directors” means (A) individuals who constitute the Board at the beginning of such period; and (B) individuals who were nominated or elected by all of, or a committee composed entirely of, the individuals described in (A); and (C) individuals who were nominated or elected by individuals described in (B).

(iii)

any Person (meaning any individual, entity or group within the meaning of Section 13(d)(3) or 14(d) of the Exchange Act) shall, as a result of a tender or exchange offer, open market purchases, privately-negotiated purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the then-outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of members of the Board (“Voting Securities” to be calculated as provided in paragraph (d) of Rule 13d-3 in the case of rights to acquire common stock of the Corporation) representing 20% or more of the combined voting power of the then-outstanding Voting Securities.

(iv)	approval by the stockholders of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation.

Unless the Board shall determine otherwise, a Change of Control shall not be deemed to have occurred by reason of any corporate reorganization, merger, consolidation, transfer of assets, liquidating distribution or other transaction entered into solely by and between the Corporation and any affiliate thereof, provided such transaction has been approved by at least two-thirds (2/3) of the Incumbent Directors (as defined above) then in office and voting.

8.	OTHER PROVISIONS
8.1

Compliance with Laws.  This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith.  The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award.  No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract.  Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause.  Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded.  Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards.  No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder.  Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person.  To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding.  Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.  In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law to the extent the Corporation determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 being classified as a liability award under ASC Topic 718.

8.6	Effective Date, Termination and Suspension, Amendments.
8.6.1

Effective Date.  This Plan is effective as of February 10, 2016, the date of its approval by the Board (the “Effective Date”).  This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date.  Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on March 17, 2031.  After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2

Board Authorization.  The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3	Stockholder Approval. To the extent then required by applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4

Amendments to Awards.  Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards.  Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provisions of Section 3.3.

8.6.5

Limitations on Amendments to Plan and Awards.  No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change.  Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership.  Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant.  Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.
8.8.1

Choice of Law.  This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.

8.8.2	Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions.  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.  Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.  The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security.  Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan.  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction.  The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary.  No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.  Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs.  Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.  Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14

Clawback Policy.  The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

###

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D40968-P49825 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALASKA AIR GROUP, INC.

The Board of Directors recommends a vote FOR all the nominees listed and a vote FOR Proposals 2, 3, and 4.

1. Election of Directors to One-Year Terms

Nominees:

	For	Against	Abstain
1a. Patricia M. Bedient	☐	☐	☐
1b. James A. Beer	☐	☐	☐
1c. Raymond L. Conner	☐	☐	☐
1d. Daniel K. Elwell	☐	☐	☐
1e. Dhiren R. Fonseca	☐	☐	☐
1f. Kathleen T. Hogan	☐	☐	☐
1g. Jessie J. Knight, Jr.	☐	☐	☐
1h. Susan J. Li	☐	☐	☐
1i. Benito Minicucci	☐	☐	☐
1j. Helvi K. Sandvik	☐	☐	☐

	For	Against	Abstain
1k. J. Kenneth Thompson	☐	☐	☐
1l. Bradley D. Tilden	☐	☐	☐
1m. Eric K. Yeaman	☐	☐	☐
2. Approve (on an advisory basis) the compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Ratify the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal year 2021.	☐	☐	☐
4. Approve the amendment and restatement of the Company's 2016 Performance Incentive Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

D40963-P49825

ALASKA AIR GROUP, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2021, 1:00 P.M. PACIFIC TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Bradley D. Tilden and Kyle B. Levine, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of Alaska Air Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders.

If applicable, the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of Alaska Air Group, Inc. Alaskasaver Plan, the Alaska Airlines, Inc. COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc. Savings Investment Plan, and/or Fidelity Management Trust Company, as Trustee of the Alaska Airlines, Inc. Pilots Investment and Savings Plan, at the Annual Meeting of Stockholders. This form, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m., Eastern Time on Monday, May 3, 2021, these shares will not be voted by the Trustees.

The Annual Meeting of Stockholders is to be held online at www.virtualshareholdermeeting.com/alk2021 at 1:00 p.m. Pacific Time on Thursday, May 6, 2021 and at any adjournment or postponement thereof.

Continued and to be signed on reverse side.

VOTE BY INTERNET   Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 P.M. Eastern Time or on May 6, 2020 (11:59 P.M.  Eastern Time on May 4, 2020 for the Employee Plans). Have your proxy card in  hand when you access the web site and follow the instructions to obtain your  records and to create an electronic voting instruction form.  During The Meeting - Go to www.virtualshareholdermeeting.com/alk2020  You may attend the Meeting via the Internet and vote during the Meeting. Have  the information that is printed in the box marked by the arrow available and  follow the instructions.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2020 (11:59 P.M. Eastern Time or on May 4, 2020 for the Employee Plans). Have your proxy card in hand when you call and then follow  the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote

Important Notice Regarding the Availability of Proxy Materials for the Thursday, May 7, 2020 and at any adjournment or postponement thereof.   When this proxy is properly executed, the shares to which the proxy relates will be voted as directed. If no  such directions are made, this proxy will be voted FOR all the nominees listed, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5.  Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope or by voting over the  Internet or by telephone.  Continued and to be signed on reverse side.